                                              Filed Pursuant to Rule 424(b)(5)
                                          Registration Statement No. 333-43609


Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the delivery of a final Prospectus Supplement. This Prospectus Supplement and the Prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1998

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED FEBRUARY 25, 1998)

                           $898,128,487 (APPROXIMATE)

                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                          MIDLAND LOAN SERVICES, L.P.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

    The NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates") will consist of 16 classes (each, a "Class") of Certificates, designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Certificate Balance") or, in the case of the Class X Certificates, in the aggregate notional amounts (each, a "Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below.
                                       (cover page continued on following pages)
                            ------------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES, INCLUDING NATIONSBANK CORPORATION, THE DEPOSITOR'S ULTIMATE PARENT. NEITHER THE OFFERED CERTIFICATES
     NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
    AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

================================================================================================================
                       INITIAL CERTIFICATE                            ASSUMED FINAL
                            BALANCE OR           PASS-THROUGH          DISTRIBUTION              RATINGS
CLASS                   NOTIONAL AMOUNT(1)           RATE                DATE(2)         (MOODY'S/DCR/FITCH)(3)
----------------------------------------------------------------------------------------------------------------
Class A-1............          $199,017,108           %              January 20, 2005          Aaa/AAA/NR
----------------------------------------------------------------------------------------------------------------
Class A-2............          $ 81,648,044           %             December 20, 2006          Aaa/AAA/NR
----------------------------------------------------------------------------------------------------------------
Class A-3............          $433,755,237           %             December 20, 2007          Aaa/AAA/NR
----------------------------------------------------------------------------------------------------------------
Class X-1............       $714,348,947(5)          %(6)           December 20, 2007          Aaa/AAA/NR
----------------------------------------------------------------------------------------------------------------
Class X-2............       $306,149,551(7)          %(8)             March 20, 2008           Aaa/AAA/AAA
----------------------------------------------------------------------------------------------------------------
Class B..............          $ 53,581,529           %              January 20, 2008           Aa2/AA/AA
----------------------------------------------------------------------------------------------------------------
Class C..............          $ 56,133,030           %              January 20, 2008            A2/A/A
----------------------------------------------------------------------------------------------------------------
Class D..............          $ 48,478,526           %              January 20, 2008         Baa2/BBB/BBB
----------------------------------------------------------------------------------------------------------------
Class E..............          $ 25,515,013           %              January 20, 2008          Baa3/NR/NR
================================================================================================================

=====================  ====================
                           RATED FINAL
                           DISTRIBUTION
CLASS                        DATE(4)
---------------------  -------------------
Class A-1............     March 20, 2030
------------------------------------------
Class A-2............     March 20, 2030
------------------------------------------
Class A-3............     March 20, 2030
------------------------------------------
Class X-1............     March 20, 2030
------------------------------------------
Class X-2............     March 20, 2030
------------------------------------------
Class B..............     March 20, 2030
------------------------------------------
Class C..............     March 20, 2030
------------------------------------------
Class D..............     March 20, 2030
------------------------------------------
Class E..............     March 20, 2030
==========================================

                                                         (footnotes on page S-3)

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-20 IN THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 15 IN THE PROSPECTUS BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

    The Offered Certificates will be purchased by NationsBanc Montgomery Securities LLC (in such capacity, the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from the Cut-off Date). Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to
approximately [    ]% of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor. The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates to the Underwriter will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about March 1998 (the "Delivery Date"), against payment therefor in immediately available funds.

                            ------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                 March   , 1998

                        NationsLink Funding Corporation
-------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 1998-1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                                     [MAP]

                                                                % OF
                          NUMBER OF          AGGREGATE         INITIAL
                          MORTGAGED         CUT-OFF DATE        POOL
       STATES             PROPERTIES          BALANCE          BALANCE
  -----------------       ----------       --------------      -------
Florida..............         36           $  228,146,632        22.4%
California...........         21           $  158,196,661        15.5%
NC...................         10           $  101,161,511         9.9%
GA...................         11           $   50,898,740         5.0%
IN...................         16           $   49,638,043         4.9%
LA...................          8           $   45,470,693         4.5%
TX...................         10           $   40,178,127         3.9%
VA...................          9           $   36,658,337         3.6%
NV...................          5           $   32,940,080         3.2%
NY...................          9           $   30,774,197         3.0%
MO...................          8           $   28,608,668         2.8%
NM...................          7           $   23,033,121         2.3%
UT...................          7           $   22,304,347         2.2%
CO...................          3           $   22,248,797         2.2%
AZ...................          2           $   20,192,744         2.0%
MD...................          6           $   16,359,504         1.6%
MA...................          6           $   14,831,559         1.5%
OR...................          3           $   11,854,152         1.2%
CT...................          3           $   10,316,048         1.0%
MS...................          1           $   10,156,015         1.0%
OK...................          2           $    9,983,868         1.0%
WA...................          3           $    9,931,868         1.0%
SC...................          4           $    9,317,382         0.9%
TN...................          3           $    8,846,141         0.9%
MI...................          2           $    7,696,392         0.8%
NE...................          1           $    4,484,109         0.4%
DC...................          1           $    4,136,192         0.4%
DE...................          1           $    3,958,922         0.4%
OH...................          1           $    3,392,040         0.3%
NJ...................          1           $    2,890,743         0.3%
KS...................          1           $    1,994,924         0.2%

MORTGAGE POOL BY PROPERTY TYPE
------------------------------
        [PIE CHART]

Multifamily.....     48.6%
Retail..........       30%
Hotel...........      4.9%
Industrial......      4.3%
Office..........      4.2%
Healthcare......        4%
Franchise.......      3.3%
Mini Storage....      0.4%
Golf Course.....      0.3%

(footnotes from cover)

(1) Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumptions, among others, that all payments are made when due and that no Mortgage Loan is prepaid, in whole or in part, prior to its stated maturity. The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.
(3) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and/or Fitch IBCA, Inc. ("Fitch"; and together with Moody's and DCR, the "Rating Agencies") no lower than those set forth above. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
    (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).
(4) The "Rated Final Distribution Date" for each Class of Offered Certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.
(5) The Class X-1 Certificates will not have a Certificate Balance. The Class X-1 Certificates will accrue interest on a Notional Amount that is equal to approximately 99.99% of the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time.
(6) Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of the weighted average of the Net Mortgage Rates (as defined herein) of all the Mortgage Loans from time to time, over the weighted average of the Pass-Through Rates for the Class A Certificates from time to time.
(7) The Class X-2 Certificates will not have a Certificate Balance. The Class X-2 Certificates will accrue interest on a Notional Amount that is equal to approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates, other than the Class A Certificates, outstanding from time to time.
(8) Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of the weighted average of the Net Mortgage Rates (as defined herein) of all the Mortgage Loans from time to time, over the weighted average of the Pass-Through Rates for all the Classes of Sequential Pay Certificates, other than the Class A Certificates, from time to time.

(continued from cover)

     The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") established by NationsLink Funding Corporation (the "Depositor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of 201 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") having the characteristics described herein. As of March 1, 1998 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of approximately $1,020,600,558 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

     Distributions on the Certificates will be made, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates (the REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Sequential Pay Certificates will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, penalties or fees ("Prepayment Premiums") actually collected on the Mortgage Loans will be distributed among the respective Classes of REMIC Regular Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

     As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and REMIC Residual Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the "Senior Certificates") and, further, to those of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidation) and losses on the Mortgage Loans. The yield to maturity of the Class X-1 Certificates will be particularly sensitive to the rate and timing of prepayments, and the yield to maturity of the Class X-2 Certificates will be particularly sensitive to the rate and timing of losses. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment and other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Sequential Pay Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Certificates. See "Risk Factors", "Description of the Certificates -- Distributions" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" and "Risk Factors -- Effect of Prepayments on Average Life of Certificates" in the Prospectus.

     As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I" and "REMIC II", respectively). The Offered Certificates will evidence "regular interests" in REMIC II. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- The Certificates -- Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY NATIONSBANC MONTGOMERY SECURITIES LLC ("NATIONSBANC MONTGOMERY"), AN AFFILIATE OF THE DEPOSITOR AND A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK CORPORATION, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. NATIONSBANC MONTGOMERY MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

-----------------------------------------------------------------------------------------------------------------------------------
                                    INITIAL          APPROXIMATE                                        PASS-THROUGH      WEIGHT
                                  CERTIFICATE       PERCENTAGE OF     APPROXIMATE                         RATE AS        AVERAGE
                                   BALANCE OR        INITIAL POOL    INITIAL CREDIT                     OF DELIVERY        LIFE
 CLASS        RATINGS(1)       NOTIONAL AMOUNT(2)      BALANCE          SUPPORT        DESCRIPTION          DATE        (YEARS)(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                       Offered Certificates
-----------------------------------------------------------------------------------------------------------------------------------
  A-1         Aaa/AAA/NR          $199,017,108          19.50%           30.00%         Fixed Rate                         5.01
-----------------------------------------------------------------------------------------------------------------------------------
  A-2         Aaa/AAA/NR          $ 81,648,044          8.00%            30.00%         Fixed Rate                         7.29
-----------------------------------------------------------------------------------------------------------------------------------
  A-3         Aaa/AAA/NR          $433,755,237          42.50%           30.00%         Fixed Rate                         9.46
-----------------------------------------------------------------------------------------------------------------------------------
  X-1         Aaa/AAA/NR        $714,348,947(4)          N/A              N/A            Variable                          7.97
                                                                                           Rate
                                                                                        (Interest
                                                                                          Only)
-----------------------------------------------------------------------------------------------------------------------------------
  X-2        Aaa/AAA/AAA        $306,149,551(4)          N/A              N/A            Variable                          9.83
                                                                                           Rate
                                                                                        (Interest
                                                                                          Only)
-----------------------------------------------------------------------------------------------------------------------------------
   B          Aa2/AA/AA           $ 53,581,529          5.25%            24.75%         Fixed Rate                         9.76
-----------------------------------------------------------------------------------------------------------------------------------
   C            A2/A/A            $ 56,133,030          5.50%            19.25%         Fixed Rate                         9.81
-----------------------------------------------------------------------------------------------------------------------------------
   D         Baa2/BBB/BBB         $ 48,478,526          4.75%            14.50%         Fixed Rate                         9.81
-----------------------------------------------------------------------------------------------------------------------------------
   E          Baa3/NR/NR          $ 25,515,013          2.50%            12.00%         Fixed Rate                         9.81
-----------------------------------------------------------------------------------------------------------------------------------
                                            Private Certificates -- Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------
   F        (Not Offered)         $51,030,027           5.00%            7.00%          Fixed Rate                         9.83
-----------------------------------------------------------------------------------------------------------------------------------
   G        (Not Offered)         $10,206,005           1.00%            6.00%          Fixed Rate                         9.89
-----------------------------------------------------------------------------------------------------------------------------------
   H        (Not Offered)         $25,515,013           2.50%            3.50%          Fixed Rate                         9.89
-----------------------------------------------------------------------------------------------------------------------------------
   J        (Not Offered)         $12,247,206           1.20%            2.30%          Fixed Rate                         9.91
-----------------------------------------------------------------------------------------------------------------------------------
   K        (Not Offered)         $23,473,819           2.30%             N/A           Fixed Rate                         9.97
-----------------------------------------------------------------------------------------------------------------------------------

-------  ------------------------
 CLASS     PRINCIPAL WINDOW
---------------------------------
         Offered Certificates
---------------------------------
  A-1      4/20/98-1/20/05
---------------------------------
  A-2      1/20/05-12/20/06
---------------------------------
  A-3     12/20/06-12/20/07
---------------------------------
  X-1            N/A
---------------------------------
  X-2            N/A
---------------------------------
   B       12/20/07-1/20/08
---------------------------------
   C       1/20/08-1/20/08
---------------------------------
   D       1/20/08-1/20/08
---------------------------------
   E       1/20/08-1/20/08
---------------------------------
         Private Certificates
             -- Not Offered
                 Hereby
---------------------------------
   F       1/20/08-2/20/08
---------------------------------
   G       2/20/08-2/20/08
---------------------------------
   H       2/20/08-2/20/08
---------------------------------
   J       2/20/08-3/20/08
---------------------------------
   K       3/20/08-3/20/08
---------------------------------

(1) Ratings shown are those of Moody's, DCR and Fitch, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
(2) Subject to a variance of plus or minus 5%.
(3) Based on the Maturity Assumptions (as defined in "Yield and Maturity Considerations" herein).
(4) Notional Amount.

     Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Pool" herein and in Annex A hereto.

                         MORTGAGE POOL CHARACTERISTICS

                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                   (APPROXIMATE)
---------------                                --------------------
Initial Pool Balance.........................    $  1,020,600,558
Number of Mortgage Loans.....................                 201
Number of Mortgaged Properties...............                 201
Average Cut-off Date Balance.................    $      5,077,615
Weighted Average Mortgage Rate...............               7.701%
Weighted Average Remaining Lock-Out Period...                  41 months
Weighted Average Remaining Term to
  Maturity...................................                 109 months
Weighted Average Underwriting Debt Service
  Coverage Ratio.............................                1.47x
Weighted Average Cut-off Date Loan-to-Value
  Ratio......................................                72.2%

     "Cut-off Date Loan-to-Value Ratio", "Lock-Out Period" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

TITLE OF CERTIFICATES AND DESIGNATION OF CLASSES

     NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-1. The Certificates will consist of 16 classes (each, a "Class"), designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates," and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" and "Method of Distribution" herein. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Norwest Bank Minnesota, National Association. See "Description of the Certificates -- The Trustee" herein. The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

MASTER SERVICER

     Midland Loan Services, L.P., a Missouri limited partnership. See "Servicing of the Mortgage Loans -- The Master Servicer" herein.

SPECIAL SERVICER

     Lennar Partners, Inc. See "Servicing of the Mortgage Loans -- The Special Servicer" herein.

MORTGAGE LOAN SELLER

     NationsBank, N.A. The Mortgage Loan Seller, a national banking association, is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of NationsBank Corporation. The Mortgage Loan Seller maintains its principal office at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. The Mortgage Loan Seller is the successor in interest to NationsBanc Mortgage Capital Corporation ("NMCC") as described under "Description of the Certificates -- General" herein. See also "Description of the Mortgage Pool -- The Mortgage Loan Seller" herein.

CUT-OFF DATE

     March 1, 1998.

DELIVERY DATE

     On or about March    , 1998.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 20th day of each month or, if any such 20th day is not a business day, the next succeeding business day, commencing in April 1998.

DETERMINATION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day, commencing in April 1998.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry form in original denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates -- Registration and Denominations" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

THE MORTGAGE POOL

     The Mortgage Pool will consist of 201 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans"), with an aggregate Cut-off Date Balance of approximately $1,020,600,558 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" herein.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $568,681 to $36,501,176 and the average Cut-off Date Balance is $5,077,615.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property") used for commercial or multifamily residential purposes, together with all buildings and improvements and certain personal property located thereon.

     Each of 6 separate sets of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other, although the cross-collateralization with respect to each of three such sets is limited as described herein. The largest set of related Cross-Collateralized Mortgage Loans represents 4.3% of the Initial Pool Balance. See "Description of the Mortgage Pool -- General" herein and Annex A hereto.

     In general, with limited exception, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligation. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool -- General".

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
Florida.....................................................      36            22.4%
California..................................................      21            15.5
North Carolina..............................................      10             9.9
Georgia.....................................................      11             5.0
Indiana.....................................................      16             4.9

     The remaining Mortgaged Properties are located throughout 25 other states and the District of Columbia, with no more than 4.5% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Multifamily.................................................      100           48.6%
Retail......................................................       57           30.0
Hotel.......................................................        7            4.9
Industrial..................................................        2            4.3
Office......................................................       13            4.2
Health Care.................................................        8            4.0
Franchise Restaurant........................................       12            3.3
Other.......................................................        2            0.7

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date").

     All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. No Mortgage Loan permits negative amortization or the deferral of accrued interest. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

     All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

     Two hundred of the Mortgage Loans (the "Balloon Loans"), which represent 99.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. The remaining Mortgage Loan, which represents 0.1% of the Initial Pool Balance, is fully amortizing. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

     All of the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment must be accompanied by a prepayment premium, penalty or fee (a "Prepayment Premium"), followed by (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made in full or in part after any Lock-out Period, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 8 months to 48 months, with a weighted average remaining Lock-out Period of 41 months. The Open Period for each Mortgage Loan begins six months (or, for certain Mortgage Loans, 12 months) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more fully described in Annex A. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" herein.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics: (i) Mortgage Rates ranging from 6.720% per annum to 9.830% per annum and a weighted average Mortgage Rate of 7.701% per annum; (ii) remaining terms to stated maturity ranging from 56 months to 120 months and a weighted average remaining term to stated maturity of 109 months; (iii) remaining amortization terms (calculated on a 30/360 Basis for purposes of the accrual of interest) ranging from 118 months to 360 months and a weighted average remaining amortization term of 331 months; (iv) Cut-off Date Loan-to-Value Ratios ranging from 27.2% to 82.8% and a weighted average Cut-off Date Loan-to-Value Ratio of 72.2%; (v) Maturity Date Loan-to-Value Ratios ranging from 26.7% to 75.8% and a weighted average Maturity Date Loan-to-Value Ratio of 62.9% (the one fully-amortizing Mortgage Loan would have a Maturity Date Loan-to-Value Ratio of 0.0%); and (vi) Underwriting Debt Service Coverage Ratios ranging from 1.19x to 4.24x and a weighted average Underwriting Debt Service Coverage Ratio of 1.47x. "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A hereto.

     For more detailed statistical information regarding the Mortgage Pool, see Annex A hereto.

     All of the Mortgage Loans were originated during the 18 months preceding the Cut-off Date.

     On or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Depositor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the

"Certificateholders"). The Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Mortgage Loans. As more particularly described herein, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the Mortgage Loans or repurchase the affected Mortgage Loan.

     The Mortgage Loans are being sold without recourse, and the Mortgage Loan Seller will not have any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- The Mortgage Loans" herein and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     The Mortgage Loans will be serviced and administered by the Master Servicer and, if circumstances require, the Special Servicer, pursuant to the Pooling Agreement (as defined below) and generally in accordance with the discussion set forth under "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees and Workout Fees) for their services is described herein under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses".

DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") the assets of which (such assets collectively, the "Trust Fund") will consist primarily of the Mortgage Pool.

A.  CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, each Class of Offered Certificates will have the Certificate Balance or Notional Amount set forth for such Class on the cover page hereof (in each case, subject to a variance of plus or minus 5%). Upon initial issuance, the Class F, Class G, Class H, Class J and Class K Certificates will have an aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the aggregate Certificate Balance of the Class A, Class B, Class C, Class D and Class E Certificates.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then-aggregate stated principal amount of such Class. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any losses on or in respect of the Mortgage Loans (referred to herein as "Realized Losses") and by certain Trust Fund expenses (referred to herein as "Additional Trust Fund Expenses") allocated to the principal of such Class of Certificates on such Distribution Date. See "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" herein.

     The Class X-1 Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to approximately 99.99% of the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The Notional Amount of the Class X-1 Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     The Class X-2 Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay

Certificates, other than the Class A Certificates, outstanding from time to time. The Notional Amount of the Class X-2 Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     No Class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero; provided, however, that, under very limited circumstances, reimbursements of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto. See "Description of the Certificates -- Certificate Balances and a Notional Amount" and "-- Distributions" herein.

B.  PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates for each Distribution Date are set forth on the cover page hereof.

     The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date), over (ii) the weighted average of the Pass-Through Rates applicable to the Class A Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

     The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date), over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates, other than the Class A Certificates, for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

     The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J and Class K Certificates for each Distribution Date are set forth on page S-53 hereof.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the monthly fees payable to the Master Servicer (including the Standby Fee payable by the Master Servicer to the Special Servicer) and the Trustee with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that solely for purposes of calculating the Pass-Through Rate for the Class X Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates) in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.576% per annum to 9.661% per annum, with a weighted average Net Mortgage Rate of 7.543% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates -- Pass-Through Rates" herein.

C.  DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" herein.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal first to the holders of the Class A-1 Certificates, second to the Class A-2 Certificates and third to the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balances of such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "Description of the Certificates -- Termination" herein), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the remaining Classes of Sequential Pay Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, and so forth in such manner with respect to, sequentially, the Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in that order):

          (1) to pay interest to the holders of such Class of Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates and of each other Class of Sequential Pay Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to pay principal to the holders of such Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date; and

          (3) to reimburse the holders of such Class of Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by clause (2) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) to the holders of such Class of Certificates up to an amount equal to the entire then-outstanding Certificate Balance of such Class of Certificates.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above will be paid to the holders of the REMIC Residual Certificates.

     Reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates -- Distributions -- Distributable Certificate Interest" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

     The "Principal Distribution Amount" for any Distribution Date, will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (as defined below) due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance and Condemnation Proceeds (each as defined in the Prospectus) received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date.

     For purposes of the foregoing, the "Monthly Payment" due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (each such property, upon acquisition, an "REO Property"). The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

D.  DISTRIBUTION OF PREPAYMENT PREMIUMS

     Any Prepayment Premiums actually collected with respect to the Mortgage Loans during any particular Collection Period will, in general, be distributed on the related Distribution Date as follows: first, to the holders of the Class X-1 Certificates, the holders of the Class X-2 Certificates and the holders of the respective Classes of the Class A, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal in an amount equal to, and pro rata in accordance with, the corresponding PV Yield Loss Amounts (as defined herein) for each such Class of Certificates; and, second, to the holders of the Class X-1 and Class X-2 Certificates, pro rata in accordance with the corresponding Notional Amounts for each such Class of Certificates as of the preceding Distribution Date (after giving effect to any reductions in such Notional Amounts as of such preceding Distribution Date), in an amount equal to the remaining portion, if any, of such Prepayment Premiums. See "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.

P&I ADVANCES

     Subject to a recoverability determination as described herein, and further subject to certain limitations involving Mortgage Loans as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer is required to make advances (each, a "P&I Advance") with respect to each Distribution Date for the benefit of the Certificateholders in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Subject to a recoverability determination as described herein, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance.

     As more fully described herein, the Master Servicer and the Trustee will each be entitled to interest on any P&I Advances made, and the Master Servicer, the Special Servicer and the Trustee will each be entitled to interest on certain servicing expenses incurred, by or on behalf of it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"). Such interest on any P&I Advance or servicing expense will be paid: first, out of Default Interest (as defined herein) and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage Loan); and, second, at any time coinciding with or following the reimbursement of such P&I Advance or such servicing expense, out of general collections on the Mortgage Pool then held by the Master

Servicer. See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the Subordinate Certificates will, in the case of each Class thereof, be subordinated with respect to distributions of interest and principal to the Senior Certificates and, further, to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation.

     Additional Trust Fund Expenses and any Realized Losses attributable to interest will reduce the Available Distribution Amount for the following Distribution Date below amounts otherwise distributable, and accordingly will be borne by the Classes of Certificates then entitled to distributions of interest and principal in inverse order of the priority of distributions set forth above under "Distributions -- Application of the Available Distribution Amount." Accordingly, any such expenses or losses will be borne first from amounts then distributable to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, sequentially in that order, and lastly pro rata to the Class A and, to the extent allocated to interest, Class X Certificates. Because amounts payable to more subordinate classes will generally only be attributable to interest until all principal of more senior classes has been paid in full, such allocation will generally result entirely in reductions in distribution of interest only. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Pool and, in certain limited circumstances, Additional Trust Fund Expenses. Accordingly, the foregoing shortfalls in interest and reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute allocations of any such Realized Losses and Additional Trust Fund Expenses.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining distributions on, and allocations of Realized Losses and Additional Trust Fund Expenses to, the Certificates, as well as determining Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees generally be treated as having remained outstanding until each such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rates for the Class X Certificates and the Principal Distribution Amount. Operating revenues and other proceeds derived from each REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on the related Mortgage Loan; and, subject to a recoverability determination as more fully described herein (see "Description of the Certificates -- P&I Advances"), the Master Servicer and the Trustee will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

CONTROLLING CLASS

     The holder (or holders) of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described herein, to replace the Special Servicer. The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to the greater of (a) 1% of the outstanding aggregate Certificate Balance as of the Delivery Date or (b) 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 1% of the outstanding aggregate Certificate Balance as of the Delivery Date or 25% of its initial Certificate Balance, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class will initially be the Class K Certificates. In addition, as more particularly described herein, any holder or holders of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted Mortgage Loans from time to time at the Purchase Price specified herein. It is anticipated that Lennar Partners, Inc. (which is the Special Servicer) or an entity related thereto will acquire certain of the Certificates, including Private Certificates that will constitute all or a part of the initial "Controlling Class". See "Servicing of the Mortgage Loans -- The Special Servicer" and "-- Sale of Defaulted Mortgage Loans" herein.

OPTIONAL TERMINATION

     At its option, the Master Servicer or any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the
Certificates -- Termination" herein and in the Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Distribution Account and the REO Accounts (each as defined in the Prospectus). The assets of REMIC II will consist of the separate uncertificated "regular interests" in REMIC I and amounts in the Distribution Account with respect thereto. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. See "Certain Federal Income Tax Consequences -- General" herein.

     For federal income tax reporting purposes, it is anticipated that the Class
[          ] Certificates will not, and the Class [          ] Certificates
will, be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans will not prepay (that is, a CPR of 0%). However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a Certificateholder will be permitted to offset such amount only against the future positive accruals of original issue discount (if any) from such Certificate. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each such plan or other retirement arrangement, a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or that is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

     The U.S. Department of Labor has issued to NationsBank Corporation an individual prohibited transaction exemption, Prohibited Transaction Exemption 93-31 (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of certain pass-through certificates underwritten by an underwriting syndicate or selling group of which NationsBanc Montgomery Securities LLC, as a wholly-owned subsidiary of NationsBank Corporation, is a manager and the servicing and operation of related asset pools, provided that certain conditions are satisfied. The Depositor expects that the Exemption will generally apply to the Senior Certificates, but that they will not apply to the Class B, Class C, Class D and Class E Certificates. As a result, no transfer of a Class B, Class C, Class D or Class E Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which exemption provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account, or under Section 401(c) of ERISA, which may provide limited relief from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" herein and in the Prospectus.

RATINGS

     It is a condition to their issuance that the respective Classes of Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and/or Fitch IBCA, Inc. ("Fitch"; and, together with Moody's and DCR, the "Rating Agencies"):

CLASS                                                         MOODY'S     DCR      FITCH
-----                                                         -------     ---      -----
Class A-1...................................................     Aaa       AAA       NR
Class A-2...................................................     Aaa       AAA       NR
Class A-3...................................................     Aaa       AAA       NR
Class X-1...................................................     Aaa       AAA       NR
Class X-2...................................................     Aaa       AAA      AAA
Class B.....................................................     Aa2        AA       AA
Class C.....................................................      A2         A        A
Class D.....................................................    Baa2       BBB      BBB
Class E.....................................................    Baa3        NR       NR

     The ratings of the Offered Certificates address the timely payment thereon of interest on each Distribution Date and, except in the case of the Class X Certificates, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, address the tax attributes thereof or of the Trust. In addition, the ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities. There is no assurance that any such rating will not be lowered, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency will assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Risk Factors -- Limited Nature of Ratings" in the Prospectus.

LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Depositor has been advised by the Underwriter that they presently intend to make a secondary market in the Offered Certificates; however, the Underwriter has no obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- Limited Liquidity of Offered Certificates" in the Prospectus.

     Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the Class A, Class B, Class C, Class D and Class E Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" in the Prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X-1 Certificates is equal to approximately 99.99% of the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any such Class of Class A Certificates will reduce such Notional Amount. Similarly, because the Notional Amount of the Class X-2 Certificates is equal to approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates, other than the Class A Certificates, outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any such Class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other Class of Offered Certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered Certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class or Classes of Certificates attributable to the related prepayments of the Mortgage Loans.

     Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans, subject to certain limitations. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. Subject to the conditions described herein, including approval from the Rating Agencies, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to the greater of (a) 1% of the outstanding aggregate Certificate Balance as of the Delivery Date or (b) 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 1% of the outstanding aggregate Certificate Balance as of the Delivery Date or 25% of its initial Certificate Balance, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance), and may have interests in conflict with those of the holders of the Offered Certificates. Lennar Partners, Inc. (which is the Special Servicer) or an entity related thereto may acquire certain of the Certificates, including Private Certificates that will constitute all or part of the initial "Controlling Class". Accordingly, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

THE MORTGAGE LOANS

     Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected (or, in the case of an owner occupied property, if the owner's business declined). Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), and changes in laws (including the imposition of rent control or stabilization laws in the case of multifamily rental properties and changes in the tax laws). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     In the case of most Mortgage Loans, there will be existing leases at the related Mortgaged Property that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the subject space will be relet at no less than comparable rental rates. In addition, there can be no guaranty that a commercial tenant will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Lending on commercial properties, which represent security for 51.4% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. See "-- The Mortgage Loans -- Risks Particular to Retail Properties", "-- The Mortgage Loans -- Risks Particular to Health Care Properties", "-- The Mortgage Loans -- Risks Particular to Hotels" and "-- The Mortgage Loans -- Risks Particular to Office Properties" below.

     Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure (including establishing levels of rent payments) or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. There are 21 groups of Mortgaged Properties that have the same or related management. No group of such Mortgaged Properties with the same or related management represents security for more than 4.3% of the Initial Pool Balance.

     Balloon Payments. Two hundred of the Mortgage Loans, which represent 99.9% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. One hundred forty-three of the Balloon Loans, representing 66.3% of the Initial Pool Balance, will have Balloon Payments due during the period from October 2007 through March 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish this goal will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and
"-- Additional Mortgage Loan Information" herein and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans -- Increased Risk of Default Associated with Balloon Payments" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitation that the maturity date of the Mortgage Loan may not be extended beyond a date that is two years prior to the Rated Final Distribution Date and to the other limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

     Risks Particular to Multifamily Properties. One hundred of the Mortgage Loans, representing 48.6% of the Initial Pool Balance, are secured by multifamily Mortgaged Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, a downturn in the financial condition of a significant company or type of industry in the locale, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Retail Properties. Fifty-seven of the Mortgage Loans, representing 30.0% of the Initial Pool Balance, are secured by retail Mortgaged Properties. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Risks Particular to Restaurant Franchises. Twelve of the Mortgage Loans, representing approximately 3.3% of the Initial Pool Balance, are secured by Mortgaged Properties operated as restaurants. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Applebee's Mortgage Loans" herein. Restaurant franchises are subject to various risks which may be in addition to those associated with other retail establishments. Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement otherwise may be restricted, and federal and state franchise regulations may impose additional risks (including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees).

     Risks Particular to Senior Housing/Health Care Properties. Eight of the Mortgaged Properties, which represent approximately 4.0% of the Initial Pool Balance, are operated as skilled nursing facilities or assisted living facilities. Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

     Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

     Risks Particular to Office Properties. Thirteen of the Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance, are secured by Office Mortgaged Properties. Office properties may be adversely affected if a significant tenant ceases operations at such properties (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Ability to relet vacant office space may be adversely affected by a general economic decline in the relevant geographic area. In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space.

     Risks Particular to Hotels. Seven of the Mortgaged Loans, representing approximately 4.9% of the Initial Pool Balance, are secured by Mortgaged Properties operated as hotels. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

     Risks Particular to Mini-Storage Facilities. One of the Mortgaged Properties, representing security for approximately 0.4% of the Initial Pool Balance, is operated as a mini-storage facility. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the mini-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mini-storage Mortgaged Property may be substantially less, relative to the amount owning on the Mortgage Loan, than would be the case if the mini-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Mortgaged Property included an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the mini-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

     Risks Particular to Golf Courses. One of the Mortgaged Properties, representing security for approximately 0.3% of the Initial Pool Balance, is secured by a daily fee golf course. Revenues for golf courses are largely dependent on club memberships and greens fees, and revenues from related amenities such as pro shops and dining facilities. Further, private and semi-private golf courses may be adversely affected by a significant number of membership reductions (whether through withdrawals, deaths of members or otherwise), to the extent membership deposits must be returned on withdrawal, particularly to the extent any such refunds exceed reserves established therefor. In addition, the performance of golf courses may be adversely affected by weather and climate conditions, the availability and quality of competing facilities, and the age profile of its membership. Further, alternative uses of the property (other than any clubhouse facilities) are largely limited to opportunities for development as vacant land.

     Risks of Subordinate Financing. Seven Mortgaged Properties, representing security for 7.7% of the Initial Pool Balance, are encumbered by secured subordinated debt. In six of such cases, the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action; however with respect to one such Mortgage Loan, representing 1.8% of the Initial Pool Balance, the subordinate debt holder is permitted to replace the 1% general partner of the related borrower. In the remaining such case, a Mortgage Loan representing 0.1% of the Initial Pool Balance, the related holder of subordinate indebtedness has made no such agreement not to foreclose. In addition, in the case of 10 Mortgage Loans, representing 4.9% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus.

     Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, any originator, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage
Pool -- Representations and Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase certain of the Mortgage Loans if its representations and warranties concerning such Mortgage Loans are materially breached.

     Environmental Considerations. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties during or after May 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage
Pool -- Certain Underwriting Matters -- Environmental Assessments" herein, and further except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos containing materials, radon and lead-based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance, however, that all environmental conditions and risks have been identified in such environmental assessments or that all recommended operations and maintenance plans have been or will continue to be implemented.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The information contained herein concerning environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the Prospectus.

     Limitations on Enforceability of Cross-Collateralization. As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes 6 sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.2% and 4.3% of the Initial Pool Balance, although in each of 3 such sets the benefits of the cross-collateralization are subject to the limitations described herein. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans or any such Mortgage Loan with multiple Mortgaged Properties to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described herein under "Description of the Mortgage
Pool -- Certain Terms and Conditions of the Mortgage Loans."

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and
(ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

     Related Parties. Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 4.3% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

     Geographic Concentration. Thirty-six of the Mortgaged Properties, which constitute security for 22.4% of the Initial Pool Balance, are located in Florida; 21 of the Mortgaged Properties, which constitute security for 15.5% of the Initial Pool Balance, are located in California; 10 of the Mortgaged Properties, which constitute security for 9.9% of the Initial Pool Balance, are located in North Carolina; 11 of the Mortgaged Properties, which constitute security for 5.0% of the Initial Pool Balance, are located in Georgia; and 16 of the Mortgaged Properties, which constitute security for 4.9% of the Initial Pool Balance, are located in Indiana. No more than 5.8% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in Florida, and no more than 4.7% of the Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

     Other Concentrations. Forty-nine Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance. The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 3.6% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans, by Cut-off Date Balances, represents in the aggregate approximately 4.3% of the Initial Pool Balance. The ten largest Mortgage Loans (including groups of Cross-Collateralized Mortgage Loans) have Cut-off Date Balances that represent in the aggregate approximately 26.6% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

     Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, Liquidations Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower or later priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

     Prepayment Premiums. With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period, that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which may decline over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" herein. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the REMIC Regular Certificates in the amounts and in accordance with the priorities described herein under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectability of any Prepayment Premium.

     The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, that the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. In addition, the Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

     No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller for a material breach of representation or warranty on the part of the Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust or in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" herein.

     Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) a review of the available credit and legal files relating to the Mortgage Loans,
(ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the Mortgage Loans, (iii) unaudited operating statements for the Mortgaged Properties supplied by the borrowers,
(iv) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the

Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only) and/or (v) information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Mortgage Loans. Also, several Mortgage Loans constitute acquisition financing; and, accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the preceding 18 months and, consequently, there are limited or, in the case of 13 Mortgage Loans (representing 14.5% of the Initial Pool Balance) that will make their first Monthly Payment in March or April 1998, no payment histories with respect to the Mortgage Loans.

     Litigation. Affiliated borrowers with respect to the Days Suites Mortgage Loan, which represents 2.9% of the Initial Pool Balance, were debtors in bankruptcy until 1995. In addition, certain other borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     HUD has filed a civil complaint against two of the directors of (and owners of a controlling interest in) the general partner of the borrower relating to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Tramway Village Apartments, which represents 0.4% of the Initial Pool Balance (the "Tramway Village Mortgaged Property"). The complaint alleges misappropriation of funds from HUD-financed projects in connection with the sale of management fees. Such directors dispute the allegations and deny any wrongdoing. HUD has previously taken enforcement actions against another corporation unrelated to the Mortgaged Property in which such directors were principals. The Tramway Village Mortgaged Property is managed by Charter Realty Group, in which neither such director has any ownership interest.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 201 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,020,600,558 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of March 1, 1998 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (100 Loans, representing 48.6% of the Initial Pool Balance), or (ii) a retail shopping mall or center, a franchise restaurant, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a golf course (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan").

     Each of 6 sets of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other; provided that, in the case of 3 such sets of Cross-Collateralized Mortgage Loans, representing 2.0%, 1.2% and 0.2%, respectively, of the Initial Pool Balance, the benefits of the cross-collateralization are, as regards any related Mortgaged Property, limited to the difference between the original and current balances of the corresponding Cross-Collateralized Mortgage Loan in the subject set. The largest set of related Cross-Collateralized Mortgage Loans represents 4.3% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- The Mortgage
Loans -- Limitations on Enforceability of Cross-Collateralization" herein.

     In general, with limited exception, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- The Mortgage Loans -- Limited Recourse" herein.

     Thirty-six of the Mortgaged Properties, which constitute security for 22.4% of the Initial Pool Balance, are located in Florida; 21 of the Mortgaged Properties, which constitute security for 15.5% of the Initial Pool Balance, are located in California; 10 of the Mortgaged Properties, which constitute security for 9.9% of the Initial Pool Balance, are located in North Carolina; 11 of the Mortgaged Properties, which constitute security for 5.0% of the Initial Pool Balance, are located in Georgia; and 16 of the Mortgaged Properties, which constitute security for 4.9% of the Initial Pool Balance, are located in Indiana. The remaining Mortgaged Properties are located throughout 25 other states and the District of Columbia, with no more than 4.5% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Depositor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "-- The Mortgage Loan Seller and "-- Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date").

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.720% per annum to 9.830% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.701%. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     All Mortgage Loans accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The Monthly Payment for each Actual/360 Mortgage Loan is determined as though The Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortize principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. Two hundred of the Mortgage Loans, which represent 99.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. The remaining Mortgage Loan, which represents 0.1% of the Initial Pool Balance, is a fully amortizing loan.

     The original term to stated maturity of each Mortgage Loan was between 60 and 120 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 120 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 56 to 120 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 109 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 118 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 331 months. See "Risk Factors -- The Mortgage Loans -- Balloon Payments" herein.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by
(c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 8 months to 48 months, with a weighted average remaining Lock-out Period of 41 months. The Open Period for each Mortgage Loan begins six months (or, for certain Mortgage Loans, 12 months) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A hereto.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (i) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) exceeds 2% of the then-outstanding principal balance of all of the Mortgage Loans; and (ii) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, with the Special Servicer. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     Research Tri-Center Mortgage Loans. Two Mortgage Loans (the "Research South Mortgage Loan" and the "Research North Mortgage Loan," respectively, and collectively, the "Research Tri-Center Mortgage Loans") are cross-defaulted and cross-collateralized with each other, and are secured by fee mortgages on two certain industrial properties, Research Tri-Center South A and Research Tri-Center North B, respectively, each of which is located in Durham, North Carolina. The Research Tri-Center Mortgage Loans were originated on January 30, 1998 and, with an aggregate Cut-off Date Balance of $43,867,379.57, represent 4.3% of the Initial Pool Balance.

     Research Tri-Center South A was completed in 1994. Glaxo-Wellcome Pharmaceuticals, Inc. and International Business Machines Corporation are the largest tenants, leasing 170,000 square feet and 120,000 square feet, respectively, of an available 680,200 square feet of Net Rentable Area (SF). As of December 1, 1997, Research Tri-Center South A was 93% occupied.

     The Underwriting NOI determined for Research Tri-Center South A is $2,586,635. The Appraisal Value of Research Tri-Center South A as of November 26, 1997 was $29,150,000.

     Research Tri-Center North B was completed in 1990. IBM is the lone tenant, leasing 100% of the available 421,500 square feet of Net Rentable Area (SF).

     The Underwriting NOI determined for Research Tri-Center North B is $2,189,275. The Appraisal Value of Research Tri-Center North B as of November 26, 1997 was $25,750,000.

     The Underwriting DSCR determined for the Research Tri-Center South A Mortgage Loan and the Research Tri-Center North B Mortgage Loan are 1.38x and 1.32x, respectively.

     Silver Sands Mortgage Loan. One of the Mortgage Loans (the "Silver Sands Mortgage Loan") is secured by a fee mortgage encumbering Silver Sands Factory Stores, an unanchored retail property located on East Highway 98 in Sandestin, Florida. The Silver Sands Mortgage Loan was originated on December 29, 1997 and, with a Cut-off Date Balance of $36,501,176.31, represents 3.6% of the Initial Pool Balance.

     Silver Sands Factory Stores was completed in 1986 and renovated in 1996. Reebok/Rockport and The Gap are the largest tenants, leasing 13,157 square feet and 10,285 square feet, respectively, of an available 373,737 square feet of Net Rentable Area (SF). As of November 14, 1997, Silver Sands Factory Stores was 96% occupied.

     The Underwriting NOI determined for Silver Sands Factory Stores is $5,254,599, which results in an Underwriting DSCR of 1.71x. The Appraisal Value of Silver Sands Factory Stores as of November 1, 1997 was $67,000,000.

     Flagler Park Mortgage Loan. One of the Mortgage Loans (the "Flagler Park Mortgage Loan") is secured by a fee mortgage encumbering Flagler Park Plaza Shopping Center, a grocery-anchored retail property located in Miami, Florida. The Flagler Park Mortgage Loan was originated on January 30, 1998 and, with a Cut-off Date Balance of $29,963,774.40, represents 2.9% of the Initial Pool Balance.

     Flagler Park Plaza Shopping Center was completed in 1990. Publix and Service Merchandise are the largest tenants, leasing 56,000 square feet and 50,000 square feet, respectively, of an available 348,877 square feet of Net Rentable Area (SF). As of November 30, 1997, Flagler Park Plaza Shopping Center was 95% occupied.

     The Underwriting NOI determined for Flagler Park Plaza Shopping Center is $3,141,988, which results in an Underwriting DSCR of 1.31x. The Appraisal Value of Flagler Park Plaza Shopping Center as of November 13, 1997 was $37,925,000.

     Days Suites Mortgage Loan. One of the Mortgage Loans (the "Days Suites Mortgage Loan") is secured by a fee mortgage encumbering Days Suites Kissimmee Lodge, a limited-service hotel property operated under a franchise license agreement with Days Inn of America, Inc. Days Suites Kissimmee Lodge is located near Walt Disney World in Kissimmee, Florida. The Days Suites Mortgage Loan was originated on August 29, 1997 and, with a Cut-off Date Balance of $29,190,339.31, represents 2.9% of the Initial Pool Balance.

     Days Suites Kissimmee Lodge was built in 1974 and renovated in 1989. Improvements consist of multiple buildings representing an aggregate 603 rooms and 363,400 square feet of Net Rentable Area (SF). As of November 30, 1997, Days Suites Kissimmee Lodge was 85% occupied.

     The borrower (the "Days Suites Borrower") under the Days Suites Mortgage Loan is also the obligor of subordinated debt that is secured by neither Days Suites Kissimmee Lodge nor any of the other collateral for the Mortgage Loan. Such debt, in the amount of $1,290,000.00 was obtained in connection with the origination of the Days Suites Mortgage Loan. The Days Suites Borrower is not required to make, nor may the related obligee demand, any payment in connection with such debt until the Days Suites Mortgage Loan is paid in full. Affiliated borrowers with respect to the Days Suites Mortgage Loan were debtors in bankruptcy until 1995.

     The Underwriting NOI determined for Days Suites Kissimmee Lodge is $4,830,298, which results in an Underwriting DSCR of 1.67x. The Appraisal Value of Days Suites Kissimmee Lodge as of July 1, 1997 was $42,500,000.

     La Terraza Mortgage Loan. One of the Mortgage Loans (the "La Terraza Mortgage Loan") is secured by a fee mortgage on La Terraza Apartments, a multifamily property located in San Diego, California. The La Terraza Mortgage Loan was originated on October 9, 1997 and, with a Cut-off Date Balance of $27,916,466.70, represents 2.7% of the Initial Pool Balance.

     La Terraza Apartments was completed in 1989 and renovated in 1997. Improvements consist of a mix of one, two and three-bedroom units representing an aggregate 402 units and 393,724 square feet of Net Rentable Area (SF). As of November 30 ,1997, La Terraza Apartments was 98% occupied.

     The Underwriting NOI determined for La Terraza Apartments is $2,893,797, which results in an Underwriting DSCR of 1.23x. The Appraisal Value of La Terraza Apartments as of August 31, 1997 was $37,900,000.

     University Towers Mortgage Loan. One of the Mortgage Loans (the "University Towers Mortgage Loan") is secured by a fee mortgage on University Towers, a student dormitory located near the campus of North Carolina State University in Raleigh, North Carolina. The University Towers Mortgage Loan was originated on February 11, 1998 and, with a Cut-off Date Balance of $26,500,000.00, represents 2.6% of the Initial Pool Balance.

     University Towers was completed in 1989. Improvements consist of a single, nine-story building containing 936 one-room units which, in aggregate, represent 213,767 square feet of Net Rentable Area (SF). As of October 31, 1997, University Towers was 100% occupied.

     The Underwriting NOI determined for University Towers is $2,853,847, which results in an Underwriting DSCR of 1.38x. The Appraisal Value of University Towers as of November 26, 1997 was $34,500,000.

     The Applebee's Mortgage Loans. Two sets of Mortgage Loans contain, in the aggregate, twelve Mortgage Loans (the "Applebee's Mortgage Loans") that are secured by fee or leasehold mortgages on twelve Applebee's franchise restaurant properties (the "Applebee's Restaurants") and are, solely as among such Applebee's Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other, subject to certain limitations. The Applebee's Mortgage Loans were originated on October 10, 1997. One set of Applebee's Mortgage Loans contains eight Applebee's Mortgage Loans and, with an aggregate Cut-off Date Balance of $20,796,652.29, represents 2.0% of the Initial Pool Balance. The other set of Applebee's Mortgage Loans contains four Applebee's Mortgage Loans and, with an aggregate Cut-off Date Balance of $12,423,251.35, represents 1.2% of the Initial Pool Balance.

     Each of the Applebee's Restaurants is located in Indiana and is operated under a franchise license agreement with Applebee's International. The Applebee's Restaurants were completed between 1993 and 1997, and range in size from 5,000 square feet to 6,000 square feet.

     The Underwriting NOI determined for each Applebee's Restaurant is between $343,741 and $587,342. The Underwriting DSCR determined for each Applebee's Mortgage Loan ranges in value from 1.31x to 1.77x. The Appraisal Value of each Applebee's Restaurant as of October 1, 1997 was between $3,980,000 and $5,030,000.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Mortgage Loans were originated during the 18 months prior to the Cut-off Date. In addition, in the case of 13 Mortgage Loans, representing 14.5% of the Initial Pool Balance, no payment history is available because the first payment on each such Mortgage Loan is due in March or April 1998.

     Tenant Matters. Fifty-one of the retail, office and industrial Mortgaged Properties, which represent security for 18.3% of the Initial Pool Balance, are leased in large part to one or more Major Tenants or are wholly or in large part owner-occupied. Four companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 1.5%, 1.2%, 1.0%, and 0.9%, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Eight of the Mortgage Loans, which represent 4.6% of the Initial Pool Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the Prospectus.

     Subordinate Financing. Seven of the Mortgaged Properties, representing security for 7.7% of the Initial Pool Balance, are encumbered by secured subordinated debt. In six of such cases, the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action; however, with respect to one such Mortgage Loan, representing

1.8% of the Initial Pool Balance, the subordinate debt holder is permitted to replace the 1% general partner of the Mortgagor. In the remaining case, a Mortgage Loan representing 0.1% of the Initial Pool Balance, the related holder of subordinate indebtedness has made no such agreement not to foreclose. In addition, in the case of ten Mortgage Loans, representing 4.9% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, in several cases, borrowers under the Mortgage Loans have incurred or, under the terms of the related Mortgage Loans may incur, unsecured indebtedness.

     Health Care Properties. Eight Mortgage Loans, which represent 4.0% of the Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Lender/Borrower Relationships. The Mortgage Loan Seller or the Depositor or their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities. The borrower with respect to three of the Mortgage Loans, representing 1.5% of the Initial Pool Balance, is NationsBank Community Development Corporation, an affiliate of the Depositor and the Mortgage Loan Seller.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, during or after May 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below or in certain other cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos containing materials, lead based paint and radon), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments or studies, as applicable, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. Inspections of all of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent appraiser that is either a member of the Appraisal Institute ("MAI") or state-certified, in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets), such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except in the case of the Mortgage Loans relating to Mortgaged Properties operated as restaurants and certain other Mortgage Loans, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The Mortgage Loan Seller has examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but the Mortgage Loan Seller does not consider them to be material. In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that either: (i) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan or (iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote. Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2 the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property not having an elevator, for at least a six month period).

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is a national banking association. The principal office of The Mortgage Loan Seller is in Charlotte, North Carolina. The Mortgage Loan Seller is a wholly-owned subsidiary of NationsBank Holdings Corporation, which in turn is a wholly-owned subsidiary of NationsBank Corporation. The Mortgage Loan Seller is the successor in interest to NationsBanc Mortgage Capital Corporation as described under "Description of the Certificates-General" herein.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, at the direction of the Depositor, the Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (e) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in those cases where applicable, the original or a copy of the related ground lease.

     The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) following its receipt of notice of such omission or defect, to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein). The cure/repurchase obligations of the Mortgage Loan Seller will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (d) and (e) of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date at the expense of the Depositor. See "the Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Pooling Agreement, the Mortgage Loan Seller will be required to represent and warrant with respect to the Mortgage Loans as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E) collectively, "Permitted Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;
(iv) no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period; (v) there is no valid offset, defense or counterclaim to any Mortgage Loan; (vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that (A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property; (viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan; (x) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder; (xiii) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule; (xiv) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property; (xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property; (xvi) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and (xvii) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer). In the Pooling Agreement, the Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan, and such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price.

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the Prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing
Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); and (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;
(ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (iii) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (i) and
     (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (iii), (v),
     (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all Certificateholders, and shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The Controlling Class as of the Delivery Date will be the Class K Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standards, or the REMIC Provisions.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Midland Loan Services, L.P. ("Midland"), the Master Servicer, was organized under the laws of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     Midland and PNC Bank, N.A. ("PNC") have reached an agreement under which substantially all of Midland's assets will be acquired and substantially all of Midland's liabilities will be assumed by Midland Loan Services, Inc., a newly formed Delaware corporation that is a wholly owned subsidiary of PNC. The closing of this transaction, which is subject to the satisfaction of certain conditions, is expected to occur in April of 1998. Upon the closing of this transaction, Midland Loan Services, Inc. will perform all of Midland's duties and obligations under the Pooling Agreement.

     As of January 31, 1998, Midland and its affiliates were responsible for servicing approximately 12,936 commercial and multifamily loans with an aggregate principal balance of approximately $23.9 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 11,198 loans with an aggregate principal balance of approximately $17.5 billion pertain to commercial and multifamily mortgage-backed securities. Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch and Moody's. The information set forth herein concerning the Master Servicer has been provided by it and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate,
(ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of September 30, 1997, the Special Servicer and its affiliates were managing a portfolio including over 6,800 assets in most states with an original face value of over $19.9 billion, most of which are commercial real estate assets. Included in this managed portfolio are $14 billion of commercial real estate assets representing 37 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriter make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See " -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The "Master Servicing Fee Rate" will range from 0.091% to 0.391% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.154% per annum as of the Cut-off Date. In the event that Midland shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to Certificateholders. As additional servicing compensation, the

Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Mortgage Loan, calculated at 0.015% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received with respect to such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days of the Mortgage Loan Seller's notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i) is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a

Servicing Advance, the Special Servicer is required to (in the case of clause
(i) preceding), or is required to use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master Servicer make such Advance would be inconsistent with the Servicing Standard; and provided, further, that the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution.

     The Pooling Agreement will also require that, on or before a specified date in each year, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception, the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;

          (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (v) with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any of the above referenced actions in respect of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Mortgage Loan. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences --
REMICs -- Prohibited Transactions Tax and Other Taxes."

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates") will be issued on or about
March   , 1998 (the "Delivery Date"), pursuant to an Amended and Restated
Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "The Pooling and Servicing
Agreements -- Certificate Account" in the Prospectus).

     The Trust was originally formed on February 12, 1998 pursuant to the Pooling and Servicing Agreement, dated February 12, 1998, among NationsBanc Mortgage Capital Corporation ("NMCC"), the Depositor and the Trustee (the "Original Trust Agreement"). The formation of the Trust in advance of the Delivery Date was effected as an administrative convenience in order to facilitate the timely assignment to the Trustee of the Mortgage Loans that had been originated or acquired by NMCC prior to the effective date of the Merger and Assignment described below (such Mortgage Loans, the "NMCC Mortgage Loans"). Under the Original Trust Agreement, NMCC, as the sole beneficiary of the Trust, retained the entire beneficial interest in the Mortgage Loans and the other assets of the Trust, all responsibility for their servicing and administration, and custody of all related documents. On February 17, 1998, NMCC merged with and into NB Holdings Corporation, which then assigned substantially all of NMCC's rights and obligations, including all its rights and obligations in respect of the NMCC Mortgage Loans under the Original Trust Agreement and its 100% ownership of the Depositor, to the Mortgage Loan Seller (such transactions, the "Merger and Assignment"). As a result of the Merger and Assignment, the Mortgage Loan Seller became the successor to NMCC in all respects as regards the NMCC Mortgage Loans, and the Depositor became a wholly-owned subsidiary of the Mortgage Loan Seller. Effective on the Delivery Date, the Original Trust Agreement will be amended and restated by the Pooling Agreement. The Mortgage Loan Seller will transfer the remaining Mortgage Loans (the "NationsBank Mortgage Loans") to the Depositor, which will in turn transfer such Mortgage Loans to the Trust, in each case on or prior to the Delivery Date, and in accordance with the Pooling Agreement, the Mortgage Loan Seller and the Depositor will make certain representations and warranties and will be required to deliver certain documents and take such other actions in respect of all the Mortgage Loans as described under "Description of the Mortgage
Loans -- Assignment of the Mortgage Loans; Repurchases" herein. The Mortgage Loan Seller will also transfer its 100% beneficial interest in the Trust to the Depositor on the Delivery Date, and on and after such date such interest will be represented solely by the Certificates (in the aggregate) in accordance with the Pooling Agreement as described below.

     The Certificates will consist of 16 classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X-1 and Class

X-2 Certificates (collectively, the "Class X Certificates", and the Class X Certificates, collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class , except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                         INITIAL CERTIFICATE                           APPROXIMATE
                                             BALANCE OR         APPROXIMATE PERCENT      INITIAL
                                              NOTIONAL              OF INITIAL           CREDIT
CLASS                                          AMOUNT              POOL BALANCE          SUPPORT
-----                                    -------------------    -------------------    -----------
Class A-1..............................     $    199,017,108           19.50%             30.00%
Class A-2..............................           81,648,044            8.00              30.00
Class A-3..............................          433,755,237           42.50              30.00
Class X-1..............................          714,348,947             N/A                N/A
Class X-2..............................          306,149,551             N/A                N/A
Class B................................           53,581,529            5.25              24.75
Class C................................           56,133,030            5.50              19.25
Class D................................           48,478,526            4.75              14.50
Class E................................           25,515,013            2.50              12.00
Class F................................           51,030,027            5.00               7.00
Class G................................           10,206,005            1.00               6.00
Class H................................           25,515,013            2.50               3.50
Class J................................           12,247,206            1.20               2.30
Class K................................           23,473,819            2.30                N/A

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See
"-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X-1 Certificates will not have a Certificate Balance. The Class X-1 Certificates will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to approximately 99.99% of the aggregate of the Certificate Balances of the Class A Certificates, outstanding from time to time.

     The Class X-2 Certificate will not have a Certificate Balance. The Class X-2 Certificates will represent the right to receive distribution of interest accrued as described herein on a Notional Amount equal to approximately 99.99% of the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates, other than the Class A Certificates, outstanding from time to time.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will, at all times, be equal
to [     ]%, [     ]%, [     ]%, [     ]%, [     ]% and [     ]% per annum,
respectively.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal

Balances immediately following the preceding Distribution Date), over (ii) the weighted average of the Pass-Through Rates applicable to the Class A Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

     The Pass-Through Rate applicable to the Class X-2 Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date), over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates, other than the Class A Certificates, for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

     The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J
and Class K Certificates will, at all times, be equal to [     ]%, [     ]%,
[     ]%, [     ]% and [     ]% per annum, respectively.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee are calculated (such sum, the "Administrative Fee Rate"); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rates on the Class X Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.576% per annum to 9.661% per annum, with a weighted average Net Mortgage Rate of 7.543% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing in April 1998 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     See "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates and third to the holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of

     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J

     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (28) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23) and (26) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Mortgage Loan, calculated at 0.015% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the Classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related Mortgage Loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Mortgage Loans will be distributed in respect of the REMIC Regular Certificates outstanding on the related Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of any such Class) in the following amount and order of priority:

          (a) first, to the holders of the Class X-1 Certificates, the holders of the Class X-2 Certificates and the holders of the respective Class or Classes of the Class A, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal on such Distribution Date, up to an amount equal to the corresponding PV Yield Loss Amount (as defined below) for each such Class of Certificates, pro rata in accordance with their respective entitlement; and

          (b) second, to the extent of any portion of such Prepayment Premiums remaining following the distributions described in the preceding clause
     (a), to the holders of the Class X-1 and Class X-2 Certificates, pro rata based on the Notional Amounts of each such Class as of the preceding Distribution Date (after giving effect to any reduction in such Notional Amounts on such Distribution Date.

     The "PV Yield Loss Amount" for any Distribution Date means, with respect to each Class of REMIC Regular Certificates as to which any payment of principal is to be applied on such Distribution Date in reduction of its Certificate Balance, and each Class of Class X Certificates, as the case may be, an amount equal to the product of the applicable Annuity Factor and the applicable Lost Coupon Amount.

     For purposes of computing the PV Yield Loss Amount for any Class of REMIC Regular Certificates for any Distribution Date, the following definitions shall apply:

        The "Annuity Factor" for any Class of Certificates is equal to the following:

                                         (-n)
                                  1-(1+T)
                                ---------------
                                       T

        n = either (i) one-twelfth of the number of months from such Distribution Date to the Assumed Final Distribution Date for such Class, if the Assumed Final Distribution Date for such Class is later than such Distribution Date, or (ii) zero, if the Assumed Final Distribution Date for such Class is earlier than such Distribution Date. In the case of a Class of Offered Certificates, its Assumed Final Distribution Date is set forth on the cover hereof.

        T = the Reinvestment Yield.

     The PV Yield Loss Amount for the Class F, Class G, Class H, Class J and Class K Certificates, and for any Class of Sequential Pay Certificates that is not receiving a distribution of principal, is zero.

     The "Lost Coupon Amount" means: (a) with respect to any Class of the Classes of Class A, Class B, Class C, Class D and Class E Certificates as to which a prepayment of principal is to be applied on such Distribution Date in reduction of its Certificate Balance (after application of scheduled principal payments), the product of (x) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield and (y) the aggregate amount of principal in respect of prepayments on the Mortgage Loans paid to such Class in reduction of its Certificate Balance on such Distribution Date; and (b) with respect to the Class X-1 or the Class X-2 Certificates, the product of (x) the Pass-Through Rate applicable to such Class for such Distribution Date, (y) a fraction, the numerator of which is the Notional Amount of such Class as of the preceding Distribution Date (after giving effect to any reduction in such Notional Amount on such preceding Distribution Date), and the denominator of which is the aggregate Notional Amount of the Class X Certificates as of such preceding Distribution Date (after giving effect to any reduction in such Notional Amounts on such preceding Distribution Date), and (z) the amount by which the aggregate Notional Amount of the Class X Certificates is reduced in respect of prepayments on the Mortgage Loans on such Distribution Date.

     The "Reinvestment Yield" for any Class of Certificates and any Distribution Date will be a rate determined by the Trustee, in its good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for U.S. Treasury securities with a maturity coterminus with the Assumed Final Distribution Date for such Class. If there is no U.S. Treasury security listed with a maturity coterminus with the Assumed Final Distribution Date for such Class, then the Reinvestment Yield will be a rate determined by the Trustee, in its good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S. Treasury securities are no longer published in Federal Reserve Statistical Release H.15(519), the Trustee will be permitted to select a comparable publication to determine the Reinvestment Yield.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- The Mortgage
Loans -- Prepayment Premiums" herein.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rates for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and

Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage
Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 90 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of
(i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the 90-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and/or forward on each Distribution Date to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information set forth below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans
     (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be

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

     provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically to any interested party via the Trustee's Website:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee within 130 days following the end of each calendar quarter, commencing with the calendar quarter ending June 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" in electronic form containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. Certificate Owners who have certified to the Master Servicer as to their beneficial ownership of any Offered Certificate may, to the extent such owners request them, obtain copies of any of the Operating Statement Analyses described above. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website, electronic bulletin board and its fax-on-demand service. In addition, the Trustee will make available each month the Servicer Reports on the Trustee's Website. The Trustee's Website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5.0% of the Voting Rights shall be allocated to the holders of the Class X-1 and Class X-2 Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly-owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a

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

national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services, including administration of the Trust Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct inquiries to Norwest Bank's New York City office. The telephone number is (212) 509-7900. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than Aa3 by Moody's, AA by Fitch and A by DCR (or such lower rating as would not result, as confirmed in writing by each Rating Agency, result in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). As of December 31, 1997, the Trustee had assets of approximately $88.0 billion. See "Description of the Pooling Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the Prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class X Certificates),
(w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs,
(y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Class X Certificate Pass-Through Rates. The Pass-Through Rates applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rates and yield to maturity of the

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

Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. In addition, the Pass-Through Rate for the Class X-1 Certificates will vary with changes in the relative sizes of the Certificate Balances of the Class A Certificates. The Pass-Through Rate for the Class X-2 Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates, other than the Class A Certificates. Furthermore, the Pass-Through Rates and yield to maturity of the Class X Certificates will be adversely affected if the Mortgage Rate (and, accordingly, the Net Mortgage Rate) of any Mortgage Loan is reduced in connection with a modification agreed to by the Special Servicer or in connection with a bankruptcy or insolvency of the related borrower. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X-1 Certificate will equal approximately 99.99% of the aggregate Certificate Balances of the Class A Certificates from time to time, and the Notional Amount of the Class X-2 Certificates will equal approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates, other than the Class A Certificates, outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans -- Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2 and Class A-3 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- The Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "4%", "8%", "12%" and "16%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is approximately $1,020,600,558 (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in April 1998, and (xii) the Offered Certificates are settled on March 30, 1998 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
March 20, 1999....................
March 20, 2000....................
March 20, 2001....................
March 20, 2002....................
March 20, 2003....................
March 20, 2004....................
March 20, 2005....................
March 20, 2006....................
March 20, 2007....................
March 20, 2008....................
Weighted Average Life (years).....

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. The yield to maturity of the Class X-1 Certificates will be particularly sensitive to the rate and timing of prepayments, and the yield to maturity of the Class X-2 Certificates will be particularly sensitive to the rate and timing of losses. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-1 and Class X-2 Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed, when specifically indicated in a particular table, that 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of each of the Class X-1 and Class X-2 Certificates is as specified below, expressed in 32nds as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                         OF THE CLASS X-1 CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----

                        PRE-TAX YIELD TO MATURITY (CBE)
                         OF THE CLASS X-2 CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----

                        PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X-1 CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----

                        PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X-2 CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----
 ........................

                        PRE-TAX YIELD TO MATURITY (CBE)
       OF THE CLASS X-1 CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----

                        PRE-TAX YIELD TO MATURITY (CBE)
       OF THE CLASS X-2 CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

        ASSUMED                                   PREPAYMENT ASSUMPTION (CPR)
        PURCHASE                  ------------------------------------------------------------
         PRICE                     0%            4%            8%           12%           16%
        --------                  ----          ----          ----          ----          ----

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Distribution Account and the REO Accounts (each as defined in the Prospectus). The assets of REMIC II will consist of the separate, uncertificated "regular interests" in REMIC I and amounts in the Distribution Account with respect thereto. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     For federal income tax reporting purposes, it is anticipated that the Class
[          ] Certificates will not, and the Class [          ] Certificates
will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%). However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future positive accruals of original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X-1 or Class X-2 Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling Agreement. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 48.6%, and 4.0% of the Initial Pool Balance was Mortgage Loans secured by multifamily properties and nursing homes or congregate care facilities, respectively. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under
Section 860G(a)(3)(C) of the Code and as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an

REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     The "tax matters person" for each REMIC created under the Pooling Agreement will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in such REMIC's Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters persons" in all respects.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. "Exemption-Favored Party" shall include (a) NationsBank Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with NationsBank Corporation (such as NationsBanc Montgomery Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch, Moody's, DCR or Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemptions also require that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTCE 95-60 or Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the Prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will
be an amount equal to approximately [     ]% of the initial aggregate
Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The
Certificates -- Limited Liquidity" herein and "Risk Factors -- Limited Liquidity of Offered Certificates" in the Prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and/or Fitch Investors Service, L.P. ("Fitch"; and, together with Moody's and DCR, the "Rating Agencies"):

CLASS                                                         MOODY'S   DCR   FITCH
-----                                                         -------   ---   -----
Class A-1...................................................    Aaa     AAA     NR
Class A-2...................................................    Aaa     AAA     NR
Class A-3...................................................    Aaa     AAA     NR
Class X-1...................................................    Aaa     AAA     NR
Class X-2...................................................    Aaa     AAA    AAA
Class B.....................................................    Aa2      AA     AA
Class C.....................................................     A2       A      A
Class D.....................................................   Baa2     BBB    BBB
Class E.....................................................   Baa3      NR     NR

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in March 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by DCR, Fitch and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                        PAGE
                                        ----
30/360 Basis....................              S-30
Accrued Certificate Interest....              S-58
ACMs............................              S-26
Actual/360 Basis................        S-10, S-30
Additional Trust Fund
  Expenses......................        S-11, S-62
Administrative Fee Rate.........   S-12, S-54, A-1
Administrative Fees.............        S-12, S-69
Advances........................              S-46
Annual Debt Service.............               A-1
Annuity Factor..................              S-60
Applebee's Mortgage Loans.......              S-34
Applebee's Restaurants..........              S-34
Appraisal Reduction Amount......              S-64
Appraisal Value.................               A-1
Asset Status Report.............              S-42
Assumed Monthly Payment.........        S-15, S-59
Available Distribution Amount...        S-13, S-55
Balloon.........................               A-1
Balloon Loans...................              S-10
Balloon Payment.................        S-10, S-30
Beds............................               A-3
CBE.............................              S-77
Certificate Balance.............   S-1, S-11, S-53
Certificate Owner...............         S-8, S-52
Certificate Registrar...........              S-52
Certificateholders..............              S-11
Certificates....................         S-1, S-51
Class...........................    S-1, S-7, S-51
Class A Certificates............    S-1, S-7, S-51
Class X Certificates............    S-1, S-7, S-52
CMBS............................              S-43
Code............................              S-84
Collection Period...............              S-54
Commercial Loan.................              S-29
Commercial Mortgaged Property...              S-29
Controlling Class...............        S-17, S-21
Controlling Class
  Certificateholder.............              S-42
Corrected Mortgage Loan.........              S-42
Cross-Collateralized Mortgage
  Loans.........................         S-9, S-29
Cut-off Date....................         S-3, S-29
Cut-off Date Balance............         S-9, S-29
Cut-off Date Loan-to-Value
  Ratio.........................          S-5, A-1
Cut-off Date LTV................               A-1
Cut-off Date LTV Ratio..........               A-1
Days Suites Borrower............              S-33
Days Suites Mortgage Loan.......              S-33
DCR.............................   S-3, S-18, S-90
Decl. % Premium.................              S-77
Default Interest................              S-46
Definitive Certificate..........         S-8, S-52
Delinquent Loan Status Report...              S-66
Depositor.......................               S-3
Delivery Date...................         S-1, S-51
Determination Date..............              S-54
Directing Certificateholder.....              S-42
Distributable Certificate
  Interest......................        S-14, S-58
Distribution Date...............         S-3, S-54
Distribution Date Statement.....              S-65
DTC.............................    S-1, S-8, S-52
Due Date........................        S-10, S-30
ERISA...........................        S-18, S-86

                                        PAGE
                                        ----
Excluded Plan...................              S-88
Exemption Favored Party.........              S-87
Exemptions......................        S-18, S-87
Expenses........................               A-2
FIRREA..........................              S-36
Fitch...........................   S-3, S-18, S-90
Flagler Park Mortgage Loan......              S-32
Form 8-K........................              S-40
FREE............................               A-1
Fully Amortizing................               A-1
GAAP............................               A-2
Grtr............................               A-1
Historical Loan Modification
  Report........................              S-66
Historical Loss Report..........              S-66
Holes...........................               A-3
Initial Pool Balance............    S-3, S-8, S-29
Interested Person...............              S-49
IRS.............................              S-84
La Terraza Mortgage Loan........              S-33
Leasable Square Footage.........               A-1
Liquidation Fee.................              S-45
Liquidation Fee Rate............              S-45
LNR.............................              S-43
Lock-out Period.................        S-10, S-31
LOP.............................              S-73
Lost Coupon Amount..............              S-60
MAI.............................              S-36
Major Tenants...................              S-34
Master Servicing Fee............              S-44
Master Servicing Fee Rate.......              S-44
Maturity........................               A-1
Maturity Assumptions............              S-73
Maturity Date...................               A-1
Maturity Date Balance...........               A-1
Maturity Date Loan-to-Value
  Ratio.........................               A-1
Maturity Date LTV...............               A-1
Merger and Assignment...........              S-51
Midland.........................              S-43
Modified Mortgage Loan..........              S-64
Monthly Payments................  S-10, S-14, S-30
Moody's.........................   S-3, S-18, S-90
Mortgage........................         S-9, S-29
Mortgage Loan Schedule..........              S-39
Mortgage Loan Seller............               S-7
Mortgage Loans..................    S-3, S-8, S-29
Mortgage Note...................         S-9, S-29
Mortgage Pool...................               S-3
Mortgage Rate...................         S-9, S-30
Mortgaged Property..............         S-9, S-29
Most Recent DSCR................               A-1
Most Recent End Date............               A-1
Most Recent Expenses............               A-2
Most Recent NOI.................               A-2
Most Recent Revenues............               A-2
Multifamily Loan................              S-29
Multifamily Mortgaged
  Property......................              S-29
NationsBanc Montgomery..........               S-4
NationsBank Mortgage Loans......              S-51
Net Aggregate Prepayment
  Interest Shortfall............              S-58

                                        PAGE
                                        ----
Net Mortgage Rate...............        S-12, S-53
Net Rentable Area(SF)...........               A-1
NMCC............................         S-7, S-51
NMCC Mortgage Loans.............              S-51
NOI.............................               A-2
Nonrecoverable Advances.........              S-63
Nonrecoverable P&I Advance......              S-63
Nonrecoverable Servicing
  Advance.......................              S-47
Norwest Bank....................              S-68
Notional Amount.................   S-1, S-11, S-53
Occupancy Percent...............               A-2
Occupancy %.....................               A-2
Offered Certificates............    S-1, S-7, S-52
OID Regulations.................              S-84
Open Period.....................        S-10, S-31
Operating Statement Analysis....              S-66
Original Trust Agreement........              S-51
Participants....................              S-52
Party in Interest...............              S-88
Pass-Through Rate...............               S-1
Permitted Encumbrances..........              S-39
Permitted Investments...........              S-45
P&I Advance.....................        S-15, S-62
Plan............................        S-18, S-86
Plan Assets.....................              S-86
PNC.............................              S-43
Pooling Agreement...............        S-11, S-51
Prepayment Interest Excess......              S-45
Prepayment Interest Shortfall...              S-45
Prepayment Premium..............   S-3, S-10, S-31
Prepayment Premium Period.......        S-10, S-31
Principal Distribution Amount...        S-14, S-59
Private Certificates............         S-7, S-52
PTE.............................              S-87
PV Yield Loss Amount............              S-60
Purchase Price..................              S-38
Rated Final Distribution Date...         S-3, S-90
Rating Agencies.................   S-3, S-18, S-90
Realized Losses.................        S-11, S-62
Record Date.....................              S-55
Reimbursement Rate..............        S-15, S-63
Reinvestment Yield..............              S-60
Related Loans...................               A-3
Related Proceeds................              S-46
REMIC...........................   S-4, S-17, S-84
REMIC Administrator.............         S-7, S-69
REMIC I.........................   S-4, S-17, S-84
REMIC II........................   S-4, S-17, S-84
REMIC Regular Certificates......    S-1, S-7, S-52
REMIC Residual Certificates.....    S-1, S-7, S-52
REO Extension...................              S-49
REO Property....................        S-15, S-41
REO Status Report...............              S-66
REO Tax.........................              S-85
Required Appraisal Date.........              S-64
Required Appraisal Loan.........              S-64
Research North Mortgage Loan....              S-32
Research South Mortgage Loan....              S-32

                                        PAGE
                                        ----
Research Tri-Center Mortgage
  Loans.........................              S-32
Restricted Group................              S-87
Revenues........................               A-2
Rooms...........................               A-3
Senior Certificates.............   S-4, S-13, S-55
Sequential Pay Certificates.....     S-1, S-7 S-51
Service Reports.................              S-66
Servicing Advances..............              S-46
Servicing Standard..............              S-41
Servicing Transfer Event........              S-41
Settlement Date.................              S-73
Similar Law.....................              S-89
Silver Sands Mortgage Loan......              S-32
SMMEA...........................              S-19
S&P.............................              S-87
Special Servicer Loan Status
  Report........................              S-66
Special Servicing Fee...........              S-45
Special Servicing Fee Rate......              S-45
Specially Serviced Mortgage
  Loan..........................              S-41
Standby Fee.....................              S-45
Stated Principal Balance........              S-54
Subordinate Certificates........   S-4, S-13, S-56
Sub-Servicer....................              S-44
Sub-Servicing Agreement.........              S-44
Sub-Servicing Fee Rate..........               A-1
Successor Servicer Retained
  Fee...........................              S-44
Trailing Date...................               A-3
Trailing DSCR...................               A-3
Trailing Expenses...............               A-3
Trailing NOI....................               A-3
Trailing Revenues...............               A-3
Tramway Village Mortgaged
  Property......................              S-29
Trust...........................   S-3, S-11, S-51
Trust Fund......................   S-3, S-11, S-51
Trustee Fee.....................              S-69
Underwriter.....................               S-1
Underwriting Debt Service
  Coverage Ratio................               A-3
Underwriting DSCR...............               A-3
Underwriting NOI................               A-3
Units...........................               A-3
University Towers Mortgage
  Loan..........................              S-33
UPB.............................               A-3
U/W DSCR........................               A-3
U/W Expenses....................               A-4
U/W NOI.........................               A-3
U/W Reserves....................               A-4
U/W Reserves Per Unit...........               A-4
U/W Revenues....................               A-3
Voting Rights...................              S-68
Workout Fee.....................              S-45
Workout Fee Rate................              S-45
YM..............................               A-4
YMP.............................              S-73

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter or any of their respective affiliates or any other person.

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          6. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          7. "Fully Amortizing" means fully amortizing Mortgage Loan.

          8. "Grtr" means "the greater of".

          9. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, franchise restaurant, office complex or industrial facility, the square footage of the net leasable area.

          10. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

          11. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity assuming no prepayments, defaults or extensions.

          12. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

          13. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          14. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. See also "NOI" below.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          15. "NOI" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (C) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; (D) for the hotel and franchise restaurant Mortgaged Properties, guest room rates (hotels only), food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel and franchise restaurant Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     In certain cases, Trailing NOI, Most Recent NOI and/or U/W NOI have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Trailing Expenses, Most Recent Expenses or U/W Expenses to reflect normalized Trailing NOI, Most Recent NOI or U/W NOI, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such NOI was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such NOI may reflect partial-year annualizations.

          16. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          17. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          18. "Units" "Rooms", "Beds" and "Holes" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds"); and (iv) in the case of the Mortgaged Property operated as a golf course, the number of golf holes (referred to in the schedule as "Holes").

          19. "Trailing Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Trailing Date" with respect to such Mortgage Loan.

          20. "Trailing DSCR" means, with respect to any Mortgage Loan, (a) the Trailing NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

          21. "Trailing NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Trailing Revenues less Trailing Expenses. See also "NOI" above.

             (i) "Trailing Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Trailing Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

          22. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          23. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

          24. "U/W NOI" or "Underwriting NOI" means, with respect of any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses. See also "NOI" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as franchise restaurant, nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In some cases, U/W NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. U/W NOI has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, U/W NOI would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W NOI set forth herein intended to represent such future net cash flow.

          25. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          26. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms, Beds or Holes, as applicable.

          27. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.


 LOAN
NUMBER               PROPERTY NAME                          PROPERTY ADDRESS                      COUNTY
------               -------------                          ----------------                      ------
50165    La Terraza Apartments                  10806-10986 Poblado Rd & 17402-17466      San Diego
                                                Matinal Rd.
50530    University Towers                      111 Friendly Drive                        Wake
50230    Playa Pacifica Apartments              415 Herondo St.                           Los Angeles
50362    Trinity Towers                         888 O'Farrell Street                      San Francisco
50368    Le Club Apartments                     18802 Northwest 57th Ave.                 Dade
50204    La Palma Apartments                    220 West Bell Road                        Maricopa
50005    Somerset Pointe Apartments             5141 Indian River Drive                   Clark
50453    Buckingham Station Apts.               1611 South Galena Street                  Arapahoe
50446    TownPark Crossing Apartments           725 Towne Green Blvd                      Cobb
50363    Montgomery Park Apartments             4053 & 4057 Montgomery Blvd. NE           Bernalillo
50299    Brandywood Park Apartments             5851 Anderson Ave. SE                     Bernalillo
50305    Briarwood Park Apts.                   5021 San Mateo Lane NE                    Bernalillo
         SUBTOTAL -- CROSSED LOANS
50333    Arch View Apartments                   4150 Arch Drive                           Los Angeles
50417    Riverwood Apartments                   805 Kuenzli Street                        Washoe
50048    Hidden Brooks Apartments               463 Wooster Ave.                          Santa Clara
50555    Loch Raven Apartments                  1500-1714 Waverly Way                     Baltimore
50020    Idlewild Apartments                    5723 Cedars East Ct.                      Mecklenburg
50054    Vista Springs Apartments               21550 Box Springs Rd.                     Riverside
50056    Crystal Lakes Apartments               2545 NW 207th St.                         Dade
50606    The Landings at Bivens Arm Apartments  3801 SW 13th Street                       Alachua
50264    Gables at Mountain Park                2 Jefferson Parkway                       Clackamas
50494    Biscayne Apartments                    5401 Old National Highway                 Fulton
50338    Bluebonnet Place                       9989 Burbank Dr.                          Baton Rouge
50420    Maison Bocage Apartments               7827 N. Jefferson Circle                  East Baton Rouge
50546    Heatherton Estates Apartments          6203 Kingsfont Place                      St. Louis
50416    Sierra Village Apartments              5350 & 5416 Jackson St.                   Sacramento
50452    Alder Ridge Apartments                 4005 Cowell Blvd                          Yolo
50451    Sutter Ridge Apartments                5800 Woodside Drive                       Placer
50337    Cimarron Place                         637 Broadway Commons                      Dallas
50465    Harborscape Apartments                 5152 Heil Avenue                          Orange
50334    Gardens at Lakewood Apts.              5551 Auburn Road                          Duval
50223    Oak Park @ Briar Creek                 1425 Eastcrest Dr.                        Mecklenburg
50432    Lacey Corporate Park Apts.             5001 College Street SE                    Thurston
50222    Oak Park at Nations Ford               110 Hilary Circle                         Mecklenburg
50325    Oaks at Timuquana                      6017 Roosevelt Blvd.                      Duval
50304    Markey Meadows Townhomes               414 Markey Terrace                        Cass
50219    Brighton Vista Apartments              222 North Buena Vista St.                 Los Angeles
50049    American House-Lakeside                15731 Nineteen Mile Road                  Macomb
50067    Tramway Village Apartments             557 Tramway Blvd.                         Bernalillo
50342    Silver Manor Apartments                7301 Florence Ave.                        Los Angeles
50365    Sandpiper Village Apartments           1820 Pennebaker Way                       San Joaquin
50373    March West Commons Apartments          4444 Feather River Drive                  San Joaquin
50120    250 Main Street Apartments             232-308 Main Street                       Hartford
50209    Mondrian Apartments                    1200 N. Street, NW                        District of Columbia
50597    La Aloma Apartments                    3040 Aloma Avenue                         Orange
50335    The Terraces II at Metairie            2600 Houma Blvd.                          Jefferson
50220    Cedar Trace Apartments                 3201 Knight Street                        Caddo
50468    Colony Apartments                      1750-1768 First Street                    Ventura
50431    Ezzard Charles Apartments              871 Ezzard Charles Drive                  Hamilton
50408    Placentia Meadows                      140 W. Orangethorpe Ave.                  Orange
50587    Summerfield Apts.                      410-480 Ellesmore Drive                   Solano
50326    Willow Court Apts.                     6901 Delridge Way                         King
50197    Crescent Woods Apartments              301 Hicksville Road                       Nassau
50057    American House-Bloomfield              3741 South Adams Rd.                      Oakland
50006    Dekalb Apartments                      3572-3578 Dekalb Ave.                     Bronx
50340    The Spires of Sherwood Apartments      11888 Old Hammond Highway                 East Baton Rouge
50087    Parkside Apartments                    680 North 500 West                        Utah
50093    Cedar Ave and Hampden Place Apts.      2254 Cedar Ave. and 2269 Hampden Place    Bronx
                                                9, 11-17 Gifford Avenue, 546 Bergen
50242    Hudson Realty Apartments               Ave.,                                     Hudson
                                                150-154 Belmont Ave.
50250    Bartlett Heights Apartments            6130 Bartlett View Lane                   Shelby
50392    12th Street Apartments                 48, 60, 76, 80 12th Street                Fulton


 LOAN                                      ZIP
NUMBER            CITY            STATE    CODE
------            ----            -----    ----
50165   San Diego                  CA     92127

50530   Raleigh                    NC     27607
50230   Hermosa Beach              CA     90254
50362   San Francisco              CA     94109
50368   Miami Lakes                FL     33015
50204   Phoenix                    AZ     85022
50005   Las Vegas                  NV     89103
50453   Denver                     CO     80231
50446   Kennesaw                   GA     30144
50363   Albuquerque                NM     87109
50299   Albuquerque                NM     87108
50305   Albuquerque                NM     87109

50333   Studio City                CA     91604
50417   Reno                       NV     89502
50048   San Jose                   CA     95116
50555   Baltimore                  MD     21239
50020   Charlotte                  NC     28212
50054   Moreno Valley              CA     92557
50056   Miami                      FL     33169
50606   Gainesville                FL     32608
50264   Lake Oswego                OR     97035
50494   College Park               GA     30349
50338   Baton Rouge                LA     70810
50420   Baton Rouge                LA     70809
50546   Unincorporated St. Louis   MO     63033
50416   North Highlands            CA     95660
50452   Davis                      CA     95616
50451   Rocklin                    CA     95677
50337   Garland                    TX     75043
50465   Huntington Beach           CA     92649
50334   Jacksonville               FL     32207
50223   Charlotte                  NC     28205
50432   Lacey                      WA     98509
50222   Charlotte                  NC     28217
50325   Jacksonville               FL     32244
50304   Belton                     MO     64012
50219   Burbank                    CA     91505
50049   Clinton Township           MI     48038
50067   Albuquerque                NM     87123
50342   Downey                     CA     90240
50365   Manteca                    CA     95336
50373   Stockton                   CA     95219
50120   Hartford                   CT     06106
50209   Washington                 DC     20005
50597   Winter Park                FL     32792
50335   Metairie                   LA     70001
50220   Shreveport                 LA     71105
50468   Simi Valley                CA     93065
50431   Cincinnati                 OH     45203
50408   Placentia                  CA     92870
50587   Dixon                      CA     95833
50326   Seattle                    WA     98106
50197   Bethpage                   NY     11714
50057   Rochester Hills            MI     48309
50006   Bronx                      NY     10467
50340   Baton Rouge                LA     70816
50087   Provo                      UT     84601
50093   Bronx                      NY     10468

50242   Jersey City                NJ     07304

50250   Bartlett                   TN     38134
50392   Atlanta                    GA     30309

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                  CUT-OFF      MATURITY                          ADMINI-      SUB-        NET
     PROPERTY      ORIGINAL        DATE          DATE        LOAN     MORTGAGE   STRATIVE   SERVICING   MORTGAGE     NOTE
       TYPE         BALANCE       BALANCE       BALANCE      TYPE       RATE     FEE RATE   FEE RATE      RATE       DATE
       ----         -------       -------       -------      ----       ----     --------   --------      ----       ----
    Multifamily   $28,000,000   $27,916,467   $24,774,052   Balloon    7.515%     0.094%      0.050%     7.421%    10/09/97
    Multifamily   $26,500,000   $26,500,000   $23,023,599   Balloon    6.770%     0.144%      0.100%     6.626%    02/11/98
    Multifamily   $18,800,000   $18,739,697   $17,365,976   Balloon    7.150%     0.144%      0.100%     7.006%    10/29/97
    Multifamily   $18,750,000   $18,714,507   $17,221,277   Balloon    6.815%     0.119%      0.075%     6.696%    12/29/97
    Multifamily   $18,200,000   $18,145,866   $17,356,713   Balloon    7.530%     0.094%      0.050%     7.436%    10/15/97
    Multifamily   $17,880,000   $17,806,279   $15,892,549   Balloon    7.700%     0.144%      0.100%     7.556%    08/18/97
    Multifamily   $17,167,000   $17,030,538   $15,448,687   Balloon    8.240%     0.169%      0.125%     8.071%    01/07/97
    Multifamily   $17,000,000   $16,969,439   $14,897,169   Balloon    7.135%     0.169%      0.125%     6.966%    12/01/97
    Multifamily   $13,700,000   $13,663,260   $10,973,978   Balloon    6.965%     0.144%      0.100%     6.821%    12/15/97
    Multifamily   $ 7,700,000   $ 7,672,939   $ 6,244,695   Balloon    7.360%     0.144%      0.100%     7.216%    11/07/97
    Multifamily   $ 3,880,000   $ 3,871,078   $ 3,420,833   Balloon    7.360%     0.144%      0.100%     7.216%    11/07/97
    Multifamily   $ 1,675,000   $ 1,671,148   $ 1,476,777   Balloon    7.360%     0.144%      0.100%     7.216%    11/07/97
                  $13,255,000   $13,215,165   $11,142,305              7.360%     0.144%      0.100%     7.216%
    Multifamily   $ 9,840,000   $ 9,816,032   $ 8,611,309   Balloon    7.070%     0.119%      0.075%     6.951%    11/06/97
    Multifamily   $ 9,300,000   $ 9,283,362   $ 8,155,918   Balloon    7.165%     0.169%      0.125%     6.996%    12/05/97
    Multifamily   $ 8,355,000   $ 8,314,023   $ 7,562,732   Balloon    8.470%     0.169%      0.125%     8.301%    05/21/97
    Multifamily   $ 8,225,000   $ 8,212,059   $ 6,668,637   Balloon    7.370%     0.144%      0.100%     7.226%    01/30/98
    Multifamily   $ 7,393,850   $ 7,338,803   $ 6,729,669   Balloon    8.740%     0.169%      0.125%     8.571%    12/30/96
    Multifamily   $ 6,783,000   $ 6,753,469   $ 6,130,446   Balloon    8.385%     0.169%      0.125%     8.216%    06/02/97
    Multifamily   $ 6,750,000   $ 6,717,102   $ 6,113,351   Balloon    8.495%     0.194%      0.150%     8.301%    05/28/97
    Multifamily   $ 6,710,200   $ 6,702,025   $ 5,844,940   Balloon    6.910%     0.144%      0.100%     6.766%    01/13/98
    Multifamily   $ 6,650,000   $ 6,630,062   $ 6,339,162   Balloon    7.490%     0.144%      0.100%     7.346%    10/07/97
    Multifamily   $ 6,400,000   $ 6,400,000   $ 5,880,525   Balloon    6.790%     0.144%      0.100%     6.646%    02/05/98
    Multifamily   $ 5,920,000   $ 5,902,444   $ 5,241,827   Balloon    7.545%     0.119%      0.075%     7.426%    10/29/97
    Multifamily   $ 5,850,000   $ 5,839,609   $ 5,136,254   Balloon    7.210%     0.134%      0.090%     7.076%    12/12/97
    Multifamily   $ 5,700,000   $ 5,693,147   $ 4,984,509   Balloon    7.060%     0.104%      0.060%     6.956%    01/02/98
    Multifamily   $ 5,300,000   $ 5,287,468   $ 4,656,194   Balloon    7.220%     0.169%      0.125%     7.051%    11/12/97
    Multifamily   $ 5,265,000   $ 5,255,090   $ 4,579,467   Balloon    6.850%     0.104%      0.060%     6.746%    12/29/97
    Multifamily   $ 5,265,000   $ 5,255,090   $ 4,579,467   Balloon    6.850%     0.104%      0.060%     6.746%    12/29/97
    Multifamily   $ 5,240,000   $ 5,224,245   $ 4,631,806   Balloon    7.476%     0.119%      0.075%     7.357%    10/28/97
    Multifamily   $ 4,900,000   $ 4,891,269   $ 4,299,961   Balloon    7.190%     0.169%      0.125%     7.021%    12/03/97
    Multifamily   $ 4,800,000   $ 4,785,766   $ 4,250,129   Balloon    7.545%     0.119%      0.075%     7.426%    10/28/97
    Multifamily   $ 4,700,000   $ 4,686,076   $ 4,162,098   Balloon    7.550%     0.144%      0.100%     7.406%    10/01/97
    Multifamily   $ 4,600,000   $ 4,594,529   $ 4,035,560   Balloon    7.185%     0.144%      0.100%     7.041%    01/06/98
    Multifamily   $ 4,600,000   $ 4,586,372   $ 4,073,543   Balloon    7.550%     0.144%      0.100%     7.406%    10/01/97
    Multifamily   $ 4,600,000   $ 4,583,231   $ 4,056,295   Balloon    7.365%     0.169%      0.125%     7.196%    09/29/97
    Multifamily   $ 4,600,000   $ 4,581,978   $ 3,179,179   Balloon    7.290%     0.144%      0.100%     7.146%    12/22/97
    Multifamily   $ 4,500,000   $ 4,487,141   $ 4,002,543   Balloon    7.730%     0.144%      0.100%     7.586%    10/10/97
    Multifamily   $ 4,500,000   $ 4,464,022   $ 3,834,312   Balloon    9.110%     0.169%      0.125%     8.941%    04/17/97
    Multifamily   $ 4,400,000   $ 4,346,280   $ 3,693,318   Balloon    8.595%     0.169%      0.125%     8.426%    01/24/97
    Multifamily   $ 4,340,000   $ 4,330,168   $ 3,833,611   Balloon    7.435%     0.169%      0.125%     7.266%    11/03/97
    Multifamily   $ 4,300,000   $ 4,292,239   $ 3,765,678   Balloon    7.110%     0.119%      0.075%     6.991%    12/04/97
    Multifamily   $ 4,200,000   $ 4,192,763   $ 3,705,337   Balloon    7.400%     0.144%      0.100%     7.256%    12/02/97
    Multifamily   $ 4,200,000   $ 4,187,779   $ 4,010,064   Balloon    7.640%     0.169%      0.125%     7.471%    10/02/97
    Multifamily   $ 4,150,000   $ 4,136,192   $ 3,697,141   Balloon    7.780%     0.144%      0.100%     7.636%    09/05/97
    Multifamily   $ 4,100,000   $ 4,092,528   $ 3,584,950   Balloon    7.050%     0.144%      0.100%     6.906%    12/31/97
    Multifamily   $ 3,920,000   $ 3,910,799   $ 3,447,083   Balloon    7.257%     0.119%      0.075%     7.138%    11/13/97
    Multifamily   $ 3,920,000   $ 3,907,557   $ 3,509,785   Balloon    7.990%     0.144%      0.100%     7.846%    09/17/97
    Multifamily   $ 3,850,000   $ 3,842,904   $ 3,360,213   Balloon    6.980%     0.144%      0.100%     6.836%    12/12/97
    Multifamily   $ 3,400,000   $ 3,392,040   $ 2,990,809   Balloon    7.270%     0.119%      0.075%     7.151%    11/13/97
    Multifamily   $ 3,400,000   $ 3,388,556   $ 2,779,550   Balloon    7.630%     0.169%      0.125%     7.461%    11/03/97
    Multifamily   $ 3,300,000   $ 3,294,063   $ 2,891,431   Balloon    7.130%     0.144%      0.100%     6.986%    12/22/97
    Multifamily   $ 3,300,000   $ 3,289,806   $ 2,907,063   Balloon    7.340%     0.144%      0.100%     7.196%    10/23/97
    Multifamily   $ 3,250,000   $ 3,239,638   $ 2,908,524   Balloon    7.970%     0.169%      0.125%     7.801%    09/29/97
    Multifamily   $ 3,256,000   $ 3,232,370   $ 2,776,491   Balloon    9.160%     0.169%      0.125%     8.991%    05/07/97
    Multifamily   $ 3,110,000   $ 3,084,599   $ 2,954,630   Balloon    9.040%     0.194%      0.150%     8.846%    09/09/96
    Multifamily   $ 3,040,000   $ 3,032,610   $ 2,661,096   Balloon    7.080%     0.119%      0.075%     6.961%    11/20/97
    Multifamily   $ 2,975,000   $ 2,961,972   $ 2,660,691   Balloon    7.950%     0.169%      0.125%     7.781%    07/10/97
    Multifamily   $ 2,952,000   $ 2,939,065   $ 2,666,490   Balloon    8.360%     0.194%      0.150%     8.166%    06/26/97
    Multifamily   $ 2,900,000   $ 2,890,743   $ 2,594,991   Balloon    7.965%     0.169%      0.125%     7.796%    09/15/97
    Multifamily   $ 2,864,000   $ 2,852,433   $ 1,959,697   Balloon    7.010%     0.144%      0.100%     6.866%    12/31/97
    Multifamily   $ 2,850,000   $ 2,843,589   $ 2,519,666   Balloon    7.470%     0.144%      0.100%     7.326%    11/20/97

      FIRST     INTEREST
     PAYMENT    ACCRUAL
       DATE      METHOD
       ----      ------
     12/01/97   ACT/360
     04/01/98   ACT/360
     12/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     10/01/97   ACT/360
     03/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360

     01/01/98   ACT/360
     02/01/98   ACT/360
     07/01/97   ACT/360
     03/01/98   ACT/360
     02/01/97   ACT/360
     08/01/97   ACT/360
     07/01/97   ACT/360
     03/01/98   ACT/360
     12/01/97   ACT/360
     04/01/98   ACT/360
     12/01/97   ACT/360
     02/01/98   ACT/360
     03/01/98   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     03/01/98   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     06/01/97   ACT/360
     03/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     07/01/97   ACT/360
     11/01/96   ACT/360
     01/01/98   ACT/360
     09/01/97   ACT/360
     08/01/97   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360

                  ORIGINAL     ORIGINAL                 REMAINING
                  TERM TO    AMORTIZATION                TERM TO                   CROSS-                LOCKOUT
      MONTHLY     MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED  EXPIRATION
      PAYMENT     (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE         LOANS        LOANS      DATE
      -------     --------     --------     --------    --------      ----         -----        -----      ----
    $196,067.74     120          360            4          116      11/01/07         No          No      10/31/01
    $172,230.95     120          360            0          120      03/01/08         No          No      02/28/02
    $126,976.47      84          360            4           80      11/01/04         No          No      10/31/00
    $122,423.38      84          360            2           82      01/01/05         No          No      12/31/00
    $127,631.12      60          360            4           56      11/01/02         No          No      10/31/99
    $127,477.28     120          360            6          114      09/01/07         No          No      08/31/01
    $128,849.27     120          360           13          107      02/01/07         No          No      03/01/00
    $114,646.91     120          360            2          118      01/01/08         No        Yes(A)    12/31/01
    $ 96,523.08     120          300            2          118      01/01/08         No          No      12/31/01
    $ 56,202.98     120          300            3          117      12/01/07       Yes(1)      Yes(B)    11/30/01
    $ 26,758.54     120          360            3          117      12/01/07       Yes(1)      Yes(B)    11/30/01
    $ 11,551.69     120          360            3          117      12/01/07       Yes(1)      Yes(B)    11/30/01
    $ 94,513.21
    $ 65,929.01     120          360            3          117      12/01/07         No          No      11/30/01
    $ 62,907.11     120          360            2          118      01/01/08         No        Yes(A)    12/31/01
    $ 64,065.17     120          360            9          111      06/01/07         No          No      05/31/01
    $ 60,088.23     120          300            1          119      02/01/08         No          No      01/31/02
    $ 58,114.65     120          360           14          106      01/01/07         No          No      02/01/00
    $ 51,603.59     120          360            8          112      07/01/07         No        Yes(C)    06/30/01
    $ 51,877.74     120          360            9          111      06/01/07         No          No      05/31/01
    $ 44,238.28     120          360            1          119      02/01/08         No        Yes(D)    01/31/02
    $ 46,452.24      60          360            4           56      11/01/02         No          No      10/31/99
    $ 41,680.59      84          360            0           84      03/01/05         No        Yes(E)    02/28/01
    $ 41,576.07     120          360            4          116      11/01/07         No        Yes(F)    10/31/01
    $ 39,748.72     120          360            2          118      01/01/08         No          No      12/31/00
    $ 38,152.21     120          360            1          119      02/01/08         No          No      01/31/02
    $ 36,047.56     120          360            3          117      12/01/07         No          No      11/30/01
    $ 34,499.40     120          360            2          118      01/01/08         No        Yes(G)    12/31/01
    $ 34,499.40     120          360            2          118      01/01/08         No        Yes(G)    12/31/01
    $ 36,552.76     120          360            4          116      11/01/07         No        Yes(F)    10/31/01
    $ 33,227.46     120          360            2          118      01/01/08         No        Yes(C)    12/31/01
    $ 33,710.33     120          360            4          116      11/01/07         No        Yes(F)    10/31/01
    $ 33,024.15     120          360            4          116      11/01/07         No        Yes(E)    10/31/01
    $ 31,177.56     120          360            1          119      02/01/08         No          No      01/31/02
    $ 32,321.51     120          360            4          116      11/01/07         No        Yes(E)    10/31/01
    $ 31,739.71     120          360            5          115      10/01/07         No          No      09/30/01
    $ 36,468.86     120          240            2          118      01/01/08         No          No      12/31/01
    $ 32,176.38     120          360            4          116      11/01/07         No          No      10/31/01
    $ 38,103.38     120          300           10          110      05/01/07         No        Yes(H)    04/30/01
    $ 35,712.12     120          300           13          107      02/01/07         No          No      01/31/00
    $ 30,152.98     120          360            3          117      12/01/07         No          No      11/30/01
    $ 28,926.37     120          360            2          118      01/01/08         No        Yes(I)    12/31/01
    $ 29,079.95     120          360            2          118      01/01/08         No        Yes(I)    12/31/01
    $ 29,770.69      60          360            4           56      11/01/02         No          No      10/31/99
    $ 29,817.19     120          360            5          115      10/01/07         No          No      09/30/01
    $ 27,415.22     120          360            2          118      01/01/08         No          No      12/31/01
    $ 26,759.93     120          360            3          117      12/01/07         No        Yes(F)    11/30/01
    $ 28,736.25     120          360            5          115      10/01/07         No        Yes(J)    09/30/01
    $ 25,562.45     120          360            2          118      01/01/08         No          No      12/31/01
    $ 23,240.13     120          360            3          117      12/01/07         No        Yes(F)    11/30/01
    $ 25,413.91     120          300            3          117      12/01/07         No          No      11/30/01
    $ 22,243.85     120          360            2          118      01/01/08         No          No      12/31/01
    $ 22,713.61     120          360            4          116      11/01/07         No          No      10/31/01
    $ 23,779.41     120          360            5          115      10/01/07         No          No      09/30/01
    $ 27,681.86     120          300            9          111      06/01/07         No        Yes(H)    05/31/01
    $ 25,113.33      84          360           17           67      10/01/03         No        Yes(K)    11/01/98
    $ 20,388.79     120          360            3          117      12/01/07         No        Yes(F)    11/30/01
    $ 21,725.89     120          360            7          113      08/01/07         No          No      07/31/01
    $ 22,406.08     120          360            8          112      07/01/07         No        Yes(K)    06/30/01
    $ 21,208.46     120          360            5          115      10/01/07         No        Yes(L)    09/30/01
    $ 22,221.76     120          240            2          118      01/01/08         No          No      12/31/01
    $ 19,869.10     120          360            3          117      12/01/07         No          No      11/30/01


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(24)/3%(12)2%/(12)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(5)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(5)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(24)/GRTR1%PPMTorYM(30)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(36)/GRTR1%PPMTorYM(78)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(24)/GRTR1%PPMTorYM(30)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(25)/GRTR1%PPMTorYM(36)/2%(12)/1%(5)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

                                                                                               TOTAL     SF/
                                                                         CUT-OFF      YEAR     UNITS/   UNIT/    NET
 LOAN                                            APPRAISAL    APPRAISAL  DATE LTV    BUILT/     ROOM    ROOM/  RENTABLE
NUMBER               PROPERTY NAME                 VALUE        DATE      RATIO     RENOVATED   BED      BED   AREA(SF)
------               -------------                 -----        ----      -----     ---------   ---      ---   --------
50165    La Terraza Apartments                  $37,900,000   08/31/97     73.7%    1989/1997   402     Units   393,724
50530    University Towers                      $34,500,000   11/26/97     76.8%      1989      936     Beds    213,767
50230    Playa Pacifica Apartments              $26,140,000   06/12/97     71.7%      1972      285     Units   169,996
50362    Trinity Towers                         $25,000,000   08/05/97     74.9%    1986/1990   262     Units   180,748
50368    Le Club Apartments                     $22,900,000   10/01/97     79.2%      1995      440     Units   435,584
50204    La Palma Apartments                    $22,350,000   05/21/97     79.7%      1984      548     Units   459,420
50005    Somerset Pointe Apartments             $20,764,957   07/10/97     82.0%      1983      452     Units   379,712
50453    Buckingham Station Apts                $21,200,000   09/11/97     80.0%      1988      404     Units   345,280
50446    TownPark Crossing Apartments           $19,000,000   11/20/97     71.9%      1996      300     Units   290,680
50363    Montgomery Park Apartments             $ 9,625,000   08/26/97     79.7%      1972      260     Units   225,231
50299    Brandywood Park Apartments             $ 5,000,000   08/26/97     77.4%      1988      168     Units    68,840
50305    Briarwood Park Apts.                   $ 2,200,000   08/26/97     76.0%      1987       72     Units    28,512
         SUBTOTAL -- CROSSED LOANS              $16,825,000                78.5%                500     Units   322,583
50333    Arch View Apartments                   $12,300,000   07/24/97     79.8%      1991      126     Units   108,664
50417    Riverwood Apartments                   $12,010,000   09/10/97     77.3%      1980      338     Units   236,486
50048    Hidden Brooks Apartments               $11,850,000   03/12/97     70.2%      1974      201     Units   121,070
50555    Loch Raven Apartments                  $10,760,000   09/24/97     76.3%    1943/1997   515     Units   381,695
50020    Idlewild Apartments                    $10,500,000   11/23/96     69.9%      1968      362     Units   323,679
50054    Vista Springs Apartments               $ 8,850,000   11/04/96     76.3%      1989      212     Units   171,120
50056    Crystal Lakes Apartments               $12,200,000   03/20/97     55.1%      1974      465     Units   335,597
50606    The Landings at Bivens Arm Apartments  $ 8,900,000   11/06/97     75.3%      1996       92     Units   117,212
50264    Gables at Mountain Park                $ 8,540,000   08/20/97     77.6%      1991      129     Units   125,061
50494    Biscayne Apartments                    $ 9,250,000   10/29/97     69.2%    1973/1996   370     Units   354,804
50338    Bluebonnet Place                       $ 7,400,000   09/22/97     79.8%      1983      184     Units   188,976
50420    Maison Bocage Apartments               $ 7,400,000   10/15/97     78.9%      1993      104     Units   149,312
50546    Heatherton Estates Apartments          $ 7,500,000   10/20/97     75.9%      1972      256     Units   258,910
50416    Sierra Village Apartments              $ 6,700,000   10/21/97     78.9%      1986      185     Units   137,740
50452    Alder Ridge Apartments                 $ 7,900,000   10/13/97     66.5%      1988      120     Units   102,560
50451    Sutter Ridge Apartments                $ 8,100,000   10/13/97     64.9%      1987      152     Units   129,680
50337    Cimarron Place                         $ 6,550,000   09/16/97     79.8%      1983      232     Units   189,702
50465    Harborscape Apartments                 $ 6,500,000   09/22/97     75.3%    1970/1996    88     Units    74,800
50334    Gardens at Lakewood Apts               $ 6,000,000   10/02/97     79.8%    1940/1989   198     Units   143,164
50223    Oak Park @ Briar Creek                 $ 6,315,000   07/14/97     74.2%    1962/1996   276     Units   228,600
50432    Lacey Corporate Park Apts.             $ 8,225,000   08/19/97     55.9%      1991      241     Units   162,704
50222    Oak Park at Nations Ford               $ 6,148,000   07/11/97     74.6%    1973/1996   202     Units   193,864
50325    Oaks at Timuquana                      $ 5,850,000   08/27/97     78.3%      1972      228     Units   209,884
50304    Markey Meadows Townhomes               $ 5,700,000   07/24/97     80.4%      1997      108     Units   157,500
50219    Brighton Vista Apartments              $ 5,700,000   09/30/97     78.7%      1988       66     Units    50,214
50049    American House -- Lakeside             $ 6,030,000   01/10/97     74.0%      1987       81     Units    55,850
50067    Tramway Village Apartments             $ 5,630,000   10/30/96     77.2%      1972      180     Units   164,998
50342    Silver Manor Apartments                $ 5,400,000   08/12/97     80.2%      1973       96     Units    83,001
50365    Sandpiper Village Apartments           $ 7,560,000   09/15/97     56.8%    1985/1996   192     Units   185,856
50373    March West Commons Apartments          $ 5,250,000   09/16/97     79.9%      1986      128     Units   117,920
50120    250 Main Street Apartments             $ 6,440,000   07/11/97     65.0%      1988      214     Units   196,689
50209    Mondrian Apartments                    $ 5,225,000   07/01/97     79.2%      1980      128     Units   107,048
50597    La Aloma Apartments                    $ 5,150,000   10/28/97     79.5%      1967      184     Units   176,800
50335    The Terraces II At Metairie            $ 4,900,000   09/22/97     79.8%    1962/1997   159     Units   105,600
50220    Cedar Trace Apartments                 $ 5,000,000   07/20/97     78.2%    1973/1995   200     Units   149,272
50468    Colony Apartments                      $ 5,900,000   10/08/97     65.1%      1986       88     Units    70,787
50431    Ezzard Charles Apartments              $ 4,350,000   09/23/97     78.0%      1962      286     Units   193,200
50408    Placentia Meadows                      $ 4,250,000   09/12/97     79.7%      1963       80     Units    67,308
50587    Summerfield Apts                       $ 4,200,000   11/18/97     78.4%      1980      104     Units    85,840
50326    Willow Court Apts.                     $ 3,975,000   09/08/97     82.8%    1987/1997   105     Units    78,870
50197    Crescent Woods Apartments              $ 4,350,000   06/24/97     74.5%    1967/1981    74     Units    53,810
50057    American House -- Bloomfield           $ 4,920,000   01/10/97     65.7%    1925/1985    89     Units    63,914
50006    Dekalb Apartments                      $ 4,045,000   04/17/96     76.3%    1926/1985   140     Units   133,200
50340    The Spires of Sherwood Apartments      $ 3,800,000   09/22/97     79.8%      1973      124     Units   127,264
50087    Parkside Apartments                    $ 3,700,000   05/06/97     80.1%      1996       63     Units    34,902
50093    Cedar Ave and Hampden Place Apts       $ 3,640,000   11/11/96     80.7%      1926      112     Units   109,540
50242    Hudson Realty Apartments               $ 4,770,000   07/17/97     60.6%    1919/1960   205     Units   139,700
50250    Bartlett Heights Apartments            $ 7,350,000   07/14/97     38.8%    1974/1996   173     Units   185,250
50392    12th Street Apartments                 $ 4,100,000   09/24/97     69.4%      1959      113     Units    56,050

           LOAN
        BALANCE PER
 LOAN     SF/UNIT     OCCUPANCY
NUMBER   ROOM/BED      PERCENT
------   --------      -------
50165   $69,443.95        98%
50530   $28,311.97       100%
50230   $65,753.32        98%
50362   $71,429.42        97%
50368   $41,240.60        94%
50204   $32,493.21        95%
50005   $37,678.18        97%
50453   $42,003.56        99%
50446   $45,544.20        94%
50363   $29,511.30        92%
50299   $23,042.13        92%
50305   $23,210.39       100%
        $26,430.33          %
50333   $77,905.01        98%
50417   $27,465.57        89%
50048   $41,363.30       100%
50555   $15,945.75        93%
50020   $20,272.94        88%
50054   $31,855.99       100%
50056   $14,445.38        85%
50606   $72,848.10        96%
50264   $51,395.83        99%
50494   $17,297.30        97%
50338   $32,078.50        95%
50420   $56,150.09        98%
50546   $22,238.86        93%
50416   $28,580.91        98%
50452   $43,792.42        97%
50451   $34,572.96        97%
50337   $22,518.30        95%
50465   $55,582.60        99%
50334   $24,170.53        95%
50223   $16,978.54        98%
50432   $19,064.43        93%
50222   $22,704.81        96%
50325   $20,101.89        84%
50304   $42,425.72        95%
50219   $67,986.98        97%
50049   $55,111.38       100%
50067   $24,146.00        93%
50342   $45,105.92        99%
50365   $22,355.41        97%
50373   $32,755.96        99%
50120   $19,569.06        97%
50209   $32,314.00        99%
50597   $22,242.00        95%
50335   $24,596.22        96%
50220   $19,537.79        96%
50468   $43,669.36        99%
50431   $11,860.28        95%
50408   $42,356.96        99%
50587   $31,673.68        97%
50326   $31,331.48       100%
50197   $43,778.89       100%
50057   $36,318.77        86%
50006   $22,032.85        91%
50340   $24,456.53        90%
50087   $47,015.43        97%
50093   $26,241.65        98%
50242   $14,101.19        99%
50250   $16,488.05        95%
50392   $25,164.50        98%

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    OCCUPANCY                                             U/W                    U/W
      AS OF        U/W          U/W            U/W        NOI        U/W       RESERVES    TRAILING     TRAILING      TRAILING
      DATE       REVENUES     EXPENSES         NOI        DSCR    RESERVES     PER UNIT    REVENUES     EXPENSES         NOI
      ----       --------     --------         ---        ----    --------     --------    --------     --------         ---
    11/30/97    $4,425,312   $1,531,515   $2,893,797.00   1.23   $ 60,300.00   $150.00    $4,379,745   $1,607,290   $2,772,454.92
    10/31/97    $6,118,997   $3,265,150   $2,853,847.00   1.38   $140,400.00   $150.00    $6,411,247   $3,224,029   $3,187,218.00
    10/26/97    $2,919,282   $  906,140   $2,013,142.00   1.32   $ 61,845.00   $217.00    $3,068,279   $  957,607   $2,110,671.92
    12/05/97    $3,507,193   $1,352,969   $2,154,224.00   1.47   $ 70,740.00   $270.00    $3,699,981   $1,443,822   $2,256,159.17
    10/14/97    $3,711,299   $1,610,185   $2,101,114.00   1.37   $ 88,000.00   $200.00    $3,684,920   $1,434,156   $2,250,763.67
    09/22/97    $3,491,520   $1,450,138   $2,041,382.00   1.33   $132,068.00   $241.00    $3,517,963   $1,553,206   $1,964,756.25
    09/20/97    $3,126,378   $1,013,866   $2,112,512.00   1.37   $ 99,440.00   $220.00    $3,075,691   $  936,661   $2,139,030.00
    11/20/97    $2,946,344   $1,032,236   $1,914,108.00   1.39   $ 97,364.00   $241.00    $2,939,978   $  991,707   $1,948,270.75
    11/25/97    $2,488,586   $  935,763   $1,552,823.00   1.34   $ 52,500.00   $175.00    $2,529,311   $  944,766   $1,584,545.00
    10/20/97    $1,809,585   $  873,610   $  935,975.00   1.39   $ 69,420.00   $267.00    $1,777,446   $  777,324   $1,000,121.25
    10/20/97    $  739,523   $  294,031   $  445,492.00   1.39   $ 29,400.00   $175.00    $  771,816   $  304,896   $  466,919.75
    10/20/97    $  333,342   $  139,902   $  193,440.00   1.40   $ 14,400.00   $200.00    $  358,832   $   98,070   $  260,762.50
    10/31/97    $1,443,355   $  418,383   $1,024,972.00   1.30   $ 32,508.00   $258.00    $1,430,282   $  431,005   $  999,277.25
    10/03/97    $2,044,208   $  970,655   $1,073,553.00   1.42   $ 84,500.00   $250.00    $2,112,955   $  871,465   $1,241,489.50
    09/01/97    $1,567,879   $  566,298   $1,001,581.00   1.30   $ 40,200.00   $200.00    $1,618,781   $  588,682   $1,030,098.75
    12/01/97    $2,716,375   $1,685,678   $1,030,697.00   1.43   $128,750.00   $250.00    $2,759,978   $1,545,900   $1,214,078.00
    09/30/97    $1,813,015   $  823,641   $  989,374.00   1.42   $117,650.00   $325.00    $1,763,408   $  872,986   $  890,421.75
    09/21/97    $1,475,828   $  658,211   $  817,617.00   1.32   $ 43,460.00   $205.00    $1,444,708   $  581,909   $  862,798.50
    11/01/97    $2,216,343   $1,085,803   $1,130,540.00   1.82   $127,410.00   $274.00    $2,047,979   $  919,010   $1,128,969.50
    10/31/97    $1,102,932   $  383,273   $  719,659.00   1.36   $ 29,532.00   $321.00    $1,128,906   $  366,552   $  762,354.00
    10/01/97    $1,227,300   $  498,715   $  728,585.00   1.31   $ 21,801.00   $169.00    $1,224,078   $  434,116   $  789,962.00
    10/29/97    $2,221,127   $1,405,743   $  815,384.00   1.63   $ 92,500.00   $250.00    $2,194,269   $1,429,975   $  764,294.17
    10/08/97    $1,160,051   $  473,114   $  686,937.00   1.38   $ 54,464.00   $296.00    $1,119,282   $  433,133   $  686,149.00
    12/04/97    $1,054,622   $  434,834   $  619,788.00   1.30   $ 18,200.00   $175.00    $1,061,117   $  457,595   $  603,522.00
    11/03/97    $1,436,594   $  795,011   $  641,583.00   1.40   $ 68,096.00   $266.00    $1,437,832   $  827,926   $  609,906.00
    10/31/97    $1,050,081   $  452,927   $  597,154.00   1.38   $ 49,293.00   $266.45    $1,038,476   $  476,477   $  561,999.50
    10/15/97    $  987,205   $  326,872   $  660,333.00   1.60   $ 24,600.00   $205.00    $1,071,951   $  333,809   $  738,142.00
    10/15/97    $1,119,203   $  449,210   $  669,993.00   1.62   $ 39,216.00   $258.00    $1,119,726   $  429,700   $  690,025.25
    11/21/97    $1,311,116   $  702,163   $  608,953.00   1.39   $ 56,608.00   $244.00    $1,257,881   $  677,314   $  580,567.50
    10/30/97    $  808,917   $  251,274   $  557,643.00   1.40   $ 15,400.00   $175.00    $  773,429   $  256,900   $  516,529.00
    09/01/97    $1,039,351   $  486,351   $  553,000.00   1.37   $ 46,728.00   $236.00    $1,034,099   $  451,646   $  582,453.25
    09/24/97    $1,434,666   $  837,150   $  597,516.00   1.51   $ 81,972.00   $297.00    $1,370,224   $  875,933   $  494,291.25
    10/14/97    $1,200,165   $  650,800   $  549,365.00   1.47   $ 48,200.00   $200.00    $1,245,602   $  510,408   $  735,194.50
    09/25/97    $1,172,061   $  591,389   $  580,672.00   1.50   $ 83,022.00   $411.00    $1,160,767   $  614,787   $  545,980.25
    10/31/97    $1,239,890   $  695,655   $  544,235.00   1.43   $ 56,088.00   $246.00    $1,285,054   $  648,323   $  636,731.25
    12/01/97    $  847,480   $  285,057   $  562,423.00   1.29   $ 21,600.00   $200.00    $  825,342   $  257,576   $  567,765.33
    10/01/97    $  677,302   $  204,069   $  473,233.00   1.23   $ 11,550.00   $175.00    $  684,294   $  227,230   $  457,063.75
    09/30/97    $1,458,587   $  821,526   $  637,061.00   1.39   $ 19,080.00   $235.56    $1,522,075   $  840,943   $  681,131.75
    09/01/97    $1,161,660   $  604,650   $  557,010.00   1.30   $ 34,020.00   $189.00    $1,180,925   $  632,403   $  548,521.75
    09/01/97    $  783,522   $  279,408   $  504,114.00   1.39   $ 25,440.00   $265.00    $  790,130   $  248,840   $  541,289.75
    10/25/97    $1,197,421   $  504,839   $  692,582.00   2.00   $ 64,320.00   $335.00    $1,165,582   $  462,992   $  702,590.25
    10/25/97    $  866,020   $  391,229   $  474,791.00   1.36   $ 38,400.00   $300.00    $  794,024   $  346,454   $  447,570.00
    09/19/97    $1,664,419   $1,149,358   $  515,061.00   1.44   $ 42,800.00   $200.00    $1,714,811   $1,045,261   $  669,549.50
    09/03/97    $1,083,156   $  593,063   $  490,093.00   1.37   $ 26,496.00   $207.00    $1,067,993   $  550,188   $  517,805.50
    12/23/97    $1,100,374   $  624,900   $  475,474.00   1.45   $ 50,600.00   $275.00    $1,097,797   $  607,118   $  490,679.17
    10/02/97    $  829,262   $  377,273   $  451,989.00   1.41   $ 47,064.00   $296.00    $  801,433   $  352,809   $  448,624.00
    10/25/97    $1,018,193   $  510,122   $  508,071.00   1.47   $ 46,000.00   $230.00    $1,038,147   $  549,200   $  488,947.00
    10/31/97    $  808,453   $  337,668   $  470,785.00   1.53   $ 22,264.00   $253.00    $  804,222   $  246,030   $  558,192.50
    11/20/97    $  994,871   $  588,558   $  406,313.00   1.46   $ 52,624.00   $184.00    $1,095,130   $  557,297   $  537,833.25
    09/30/97    $  660,533   $  252,895   $  407,638.00   1.34   $ 20,000.00   $250.00    $  664,089   $  256,267   $  407,821.75
    10/08/97    $  639,931   $  276,331   $  363,600.00   1.36   $ 22,360.00   $215.00    $  630,791   $  268,279   $  362,512.25
    10/21/97    $  694,228   $  314,032   $  380,196.00   1.39   $ 21,000.00   $200.00    $  690,518   $  345,812   $  344,706.00
    07/14/97    $  823,086   $  413,597   $  409,489.00   1.44   $ 16,650.00   $225.00    $  706,878   $  401,439   $  305,439.33
    09/30/97    $1,563,477   $1,111,020   $  452,457.00   1.36   $ 16,585.00   $186.35    $1,581,215   $1,099,376   $  481,839.00
    10/01/97    $  938,149   $  512,625   $  425,524.00   1.41   $ 28,980.00   $207.00    $  857,597   $  483,445   $  374,152.00
    11/21/97    $  733,223   $  354,651   $  378,572.00   1.55   $ 26,660.00   $215.00    $  713,282   $  304,651   $  408,630.75
    11/03/97    $  475,543   $  128,818   $  346,725.00   1.33   $ 11,025.00   $175.00    $  410,725   $   46,814   $  363,911.00
    10/01/97    $  827,383   $  427,378   $  400,005.00   1.49   $ 34,832.00   $311.00    $  821,944   $  408,784   $  413,159.25
    11/18/97    $1,145,007   $  788,680   $  356,327.00   1.40   $ 36,695.00   $179.00    $1,143,837   $  620,740   $  523,096.67
    12/16/97    $1,062,863   $  461,149   $  601,714.00   2.26   $ 39,790.00   $230.00    $1,112,834   $  409,772   $  703,062.17
    10/30/97    $  642,180   $  308,133   $  334,047.00   1.40   $ 25,425.00   $225.00    $  630,477   $  309,926   $  320,551.25


                              MOST
     TRAILING   TRAILING     RECENT
       DSCR       DATE      REVENUES
       ----       ----      --------
       1.18     11/30/97   $4,145,408
       1.54     12/31/97   $6,411,247
       1.39     09/30/97   $3,015,643
       1.54     11/30/97   $3,263,435
       1.47     11/20/97   $3,615,048
       1.28     09/30/97   $3,480,670
       1.38     09/20/97   $3,111,674
       1.42     09/30/97   $2,832,376
       1.37     11/30/97
       1.48     09/30/97   $1,745,210
       1.45     09/30/97   $  795,190
       1.88     09/30/97   $  358,764
       1.26     09/30/97   $1,403,465
       1.64     09/30/97   $2,112,439
       1.34     09/30/97   $1,457,451
       1.68     12/31/97   $2,759,978
       1.28     09/30/97   $1,712,988
       1.39     09/30/97   $1,467,227
       1.81     09/30/97   $1,947,796
       1.44     12/31/97   $1,128,906
       1.42     09/30/97   $1,195,891
       1.53     10/31/97   $2,065,315
       1.38     09/30/97   $1,032,936
       1.27     09/30/97   $1,062,755
       1.33     10/31/97   $1,391,997
       1.30     09/30/97   $1,021,044
       1.78     09/30/97   $1,057,882
       1.67     09/30/97   $1,092,754
       1.32     09/30/97   $1,205,712
       1.30     10/31/97
       1.44     09/30/97   $  999,437
       1.25     09/30/97   $1,098,516
       1.97     09/30/97   $1,281,972
       1.41     09/30/97   $1,100,023
       1.67     09/30/97   $1,287,069
       1.30     10/31/97   $  811,204
       1.18     09/30/97   $  680,482
       1.49     09/30/97   $1,337,100
       1.28     09/30/97   $1,183,672
       1.50     09/30/97   $  759,166
       2.02     09/30/97   $  937,008
       1.28     09/30/97   $  846,324
       1.87     10/31/97   $1,662,995
       1.45     11/30/97   $1,062,520
       1.49     10/31/97   $  956,488
       1.40     09/30/97   $  760,026
       1.42     10/31/97   $  975,611
       1.82     09/30/97   $  798,488
       1.93     09/30/97   $1,051,895
       1.34     09/30/97   $  646,387
       1.36     09/30/97   $  592,537
       1.26     09/30/97   $  677,559
       1.07     11/30/97   $  699,171
       1.45     09/30/97   $1,646,434
       1.24     12/31/97   $  857,597
       1.67     09/30/97   $  711,472
       1.40     12/31/97   $  410,725
       1.54     09/30/97   $  759,754
       2.06     11/30/97   $1,180,571
       2.64     11/30/97   $1,081,418
       1.34     09/30/97   $  586,800

                                                                                   LARGEST
                                                                         LARGEST   TENANT     LARGEST
       MOST          MOST         MOST      MOST                         TENANT     % OF       TENANT
      RECENT        RECENT       RECENT    RECENT                        LEASED     TOTAL      LEASE        SECOND LARGEST
     EXPENSES         NOI         DSCR    END DATE     LARGEST TENANT      SF        SF      EXPIRATION         TENANT
     --------         ---         ----    --------     --------------      --        --      ----------         ------
    $1,432,069   $2,713,339.00    1.15    12/31/96
    $3,224,029   $3,187,218.00    1.54    12/31/97
    $  851,457   $2,164,186.00    1.42    12/31/96
    $1,245,010   $2,018,425.00    1.37    12/31/96
    $1,528,942   $2,086,106.00    1.36    12/31/96
    $1,439,985   $2,040,685.00    1.33    12/31/96
    $1,119,562   $1,992,112.00    1.29    12/31/96
    $  985,280   $1,847,096.00    1.34    12/31/96
    $  718,153   $1,027,057.00    1.52    12/31/96
    $  278,009   $  517,181.00    1.61    12/31/96
    $   92,223   $  266,541.00    1.92    12/31/96
    $  381,101   $1,022,364.00    1.29    12/31/96
    $  940,495   $1,171,944.00    1.55    12/31/96
    $  596,299   $  861,152.00    1.12    12/31/96
    $1,545,900   $1,214,078.00    1.68    12/31/97
    $  918,342   $  794,646.00    1.14    12/31/96
    $  587,813   $  879,414.00    1.42    12/31/96
    $  866,191   $1,081,605.00    1.74    12/31/96
    $  366,552   $  762,354.00    1.44    12/31/97
    $  432,666   $  763,225.00    1.37    12/31/96
    $1,384,177   $  681,138.00    1.36    12/31/96
    $  486,669   $  546,267.00    1.09    12/31/96
    $  458,804   $  603,951.00    1.27    3/31/97
    $  800,357   $  591,640.00    1.29    12/31/96
    $  427,892   $  593,152.00    1.37    12/31/96
    $  309,442   $  748,440.00    1.81    12/31/96
    $  423,910   $  668,844.00    1.62    12/31/96
    $  694,245   $  511,467.00    1.17    12/31/96
    $  474,782   $  524,655.00    1.30    12/31/96
    $  843,247   $  255,269.00    0.64    12/31/96
    $  499,087   $  782,885.00    2.09    12/31/96
    $  558,104   $  541,919.00    1.40    12/31/96
    $  671,259   $  615,810.00    1.62    12/31/96
    $  230,956   $  580,248.00    1.33    12/31/96
    $  219,179   $  461,303.00    1.19    12/31/96
    $  706,901   $  630,199.00    1.38    12/31/96
    $  611,643   $  572,029.00    1.33    12/31/96
    $  277,099   $  482,067.00    1.33    12/31/96
    $  483,473   $  453,535.00    1.31    12/31/96
    $  372,049   $     474,275    1.48    12/31/96
    $1,086,207   $  576,788.00    1.61    12/31/96   Herb's Sport Shop    5,300      27%      06/30/03    Bayer Odum & Hyde
    $  567,126   $  495,394.00    1.38    12/31/96
    $  608,100   $  348,388.00    1.06    12/31/96
    $  389,189   $  370,837.00    1.15    12/31/96
    $  513,163   $  462,448.00    1.34    12/31/96
    $  273,330   $  525,158.00    1.71    12/31/96
    $  565,930   $  485,965.00    1.74    12/31/96
    $  238,589   $  407,798.00    1.34    12/31/96
    $  258,067   $  334,470.00    1.25    12/31/96
    $  319,662   $  357,897.00    1.31    12/31/96
    $  368,196   $  330,975.00    1.16    12/31/96
    $1,108,292   $  538,142.00    1.62    12/31/96
    $  483,445   $  374,152.00    1.24    12/31/97
    $  333,234   $  378,238.00    1.55    12/31/96
    $   46,814   $  363,911.00    1.40    12/31/97
    $  373,229   $  386,525.00    1.44    12/31/96   Chinese Restaurant     840      13%      11/30/06    Audio Equipment
    $  831,619   $  348,952.00    1.37    12/31/96
    $  412,989   $  668,429.00    2.51    12/31/96
    $  297,734   $  289,066.00    1.21    12/31/96

                  SECOND      SECOND
      SECOND     LARGEST     LARGEST
      LARGEST     TENANT      TENANT
      TENANT       % OF       LEASE
     LEASED SF   TOTAL SF   EXPIRATION
     ---------   --------   ----------
       2,800       14%       07/31/99
       1,200       18%       02/28/99

 LOAN
NUMBER               PROPERTY NAME                             PROPERTY ADDRESS                        COUNTY
------               -------------                             ----------------                        ------
50410    Spanish Trace                          3500 Windmeadows Boulevard                       Alachua
50249    Moana Apartments                       3400 & 3463 Kindred Ave. and 3573 Carlos Lane    Washoe
50254    Greenview Apartments                   10014 Nob Hill Road                              Broward
50028    Bella Vista Apartments                 685 Roundtree Rd.                                Clayton
50163    Silver Lake Apartments                 937 & 961 Victory Boulevard                      Richmond
50277    Lakeview Manor Apartments              1270 Sandhill Road                               Utah
50218    Remington Forest Apartments            1398 Cassidy Court                               Charleston
50462    Alden Trace Apartments                 11815 Alden Road                                 Duval
50091    West 176th Street                      601 West 176th Street                            Bronx
50147    River Island Apartments                8935 River Island Dr.                            Howard
50140    Karen Gardens Apartments               8605 60th Road                                   Queens
50569    Charlestown Properties                 105-107 High Street and 11, 15-16 Summer Street  Suffolk
50450    Riverside Apartments                   16 Elmer Street                                  Middlesex
50414    Falcon House Apartments                645 James Lee Road                               Okaloosa
50503    Fremont Court Apts                     4464 Fremont Avenue North                        King
50014    The Chimneys                           905 Moss Springs Rd.                             Stanly
50200    Cedar Ridge Apartments                 3386-E Rasmont Road                              Roanoke
50430    The Wedge Apartments                   333 South 1000 East                              Washington
50306    Oasis Apartments                       6821 Nieman Road                                 Johnson
50253    Jefferson Arms Apartments              10390 Jefferson Hwy.                             East Baton Rouge
50080    Vero Beach Landings South (i)          301 12th Street                                  Indian River
50081    Vero Beach Landings North (i)          1801 Indian River Blvd.                          Indian River
         SUBTOTAL -- CROSSED LOANS
50377    Rolling Hills Apts.                    8869 Maya Lane                                   St. Louis
50404    Oak Hill Apartments                    3712 East 47th Terrace                           Jackson
50260    Westview Apartments                    5060 SW 64th Avenue                              Broward
50489    Raintree Apartments                    32 South 800 East                                Washington
50309    Park Regency Apartments                260 Sharp Road                                   East Baton Rouge
50339    Madelaine Manor Townhomes              4314 Marshall Avenue                             St. Louis
50501    Loma Vista Apts                        2575 S. Steele Road                              San Bernardino
50490    Harborside Apartments                  78 Center Street                                 Barnstable
50063    Tremont Manor                          2925 Tremont St.                                 El Paso
50399    63-67 West 107th St. Apartments        63-67 W. 107th Street                            New York
50412    Landings & Marina                      515-655 Palomar Drive                            Escambia
50217    Donaree Village Apartments             6701 Dorchester                                  Charleston
50059    Twins Apartments                       3265 Griffin Road, 4717 & 4732 SW 33rd Ave.      Broward
50318    Enfield Court Apts.                    2600 & 2606 Enfield Road                         Travis
50469    Southport Apartments                   1306 Southport Drive                             Travis
50060    Lisa Apartments                        2150 Madison St.                                 Broward
50215    Lexington Place                        2800 Lexington Place NE                          Bernalillo
50481    Silver Sands Factory Stores            5101 East Highway 98                             Walton
50604    Flagler Park Plaza S/C                 8221-8361 West Flagler Street                    Dade
50488    Mall St. Vincent                       1133 St. Vincent Ave.                            Caddo
50021    International Drive Value Center       5498 Touchstone Dr.                              Orange
50131    Copperwood Shopping Center             SH 6 & FM 529                                    Harris
50243    Towers Shopping Center                 2121 Colonial Ave. Southwest                     Roanoke
50328    East Village Square                    3057 & 3061-3065 Peachtree Road                  Fulton
50464    Flamingo Market Place                  12105-12309 Pembroke Road                        Broward
50132    Fashion Mall Commons                   8495 Union Chapel Road                           Marion
50153    Village at Woodland Hills              6808 South Memorial Drive                        Tulsa
50699    Parkway Village S/C                    2255 North University Parkway                    Utah
50246    Newberry Crossing                      1005-1281 N.W. 76th Blvd.                        Alachua
50262    Breezewood Center                      10697 Courthouse Road                            Spotsylvania
50301    Foodsco Supermarket                    1751 East Shore Boulevard                        Contra Costa
50293    Jumbo Sports #53                       11290 Pines Blvd.                                Broward
50252    Prosperity Center                      701-707 E. Market Street                         Loudoun
50442    Borders Retail Center                  11741 & 11745 Olive Street Rd.                   St. Louis
50138    Hunt Club Corners Shopping Center      520-620 Hunt Club Boulevard                      Seminole
50289    Whalley Commons                        1475 Whalley Avenue                              New Haven
50055    Ruisseau Village                       221 West Parker Road                             Collin
50134    Gallery at Rivergate                   2021 North Gallatin Pike                         Davidson
50429    Peachtree Paces                        3076-3078 Roswell Rd                             Fulton


 LOAN                                    ZIP
NUMBER           CITY           STATE    CODE
------           ----           -----    ----
50410   Gainesville              FL     32607
50249   Reno                     NV     89502
50254   Tamarac                  FL     33321
50028   Riverdale                GA     30274
50163   Staten Island            NY     10301
50277   Orem                     UT     84058
50218   Mt. Pleasant             SC     29464
50462   Jacksonville             FL     32246
50091   New York                 NY     10033
50147   Savage                   MD     20763
50140   Rego Park                NY     11373
50569   Boston (Charlestown)     MA     02129
50450   Cambridge                MA     02138
50414   Fort Walton Beach        FL     32547
50503   Seattle                  WA     98103
50014   Albemarle                NC     28001
50200   Roanoke                  VA     24018
50430   St. George               UT     84770
50306   Shawnee                  KS     66203
50253   Baton Rouge              LA     70809
50080   Vero Beach               FL     32960
50081   Vero Beach               FL     32960

50377   Jennings                 MO     63136
50404   Kansas City              MO     64111
50260   Davie                    FL     33023
50489   St. George               UT     84770
50309   Baton Rouge              LA     70815
50339   Berkeley                 MO     63136
50501   San Bernardino           CA     92408
50490   Dennis (Dennisport)      MA     02639
50063   Colorado Springs         CO     80907
50399   New York                 NY     10025
50412   Pensacola                FL     32507
50217   North Charleston         SC     29418
50059   Dania                    FL     33004
50318   Austin                   TX     78703
50469   Austin                   TX     78704
50060   Hollywood                FL     33020
50215   Albuquerque              NM     87112
50481   Sandestin                FL     32541
50604   Miami                    FL     33126
50488   Shreveport               LA     71104
50021   Orlando                  FL     32819
50131   Houston                  TX     77095
50243   Roanoke                  VA     24015
50328   Atlanta                  GA     30305
50464   Pembroke Pines           FL     33024
50132   Indianapolis             IN     46240
50153   Tulsa                    OK     74133
50699   Provo                    UT     84603
50246   Gainesville              FL     32606
50262   Fredericksburg           VA     22407
50301   EL Cerrito               CA     94530
50293   Pembroke Pines           FL     33026
50252   Leesburg                 VA     20075
50442   Creve Coeur              MO     63141
50138   Apopka                   FL     32703
50289   New Haven                CT     06515
50055   Plano                    TX     75823
50134   Nashville                TN     37115
50429   Atlanta                  GA     30305

---------------

   (i) These two Mortgaged Properties, which represent security for separate Mortgage Loans, are treated as if they are a single Mortgage Loan for the purpose of determining (among other things) an U/W NOI, an U/W DSCR, a Trailing NOI, a Trailing DSCR, a Most Recent NOI and a Most Recent DSCR for each such Mortgaged Property or the related Mortgage Loan, as applicable.

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                 CUT-OFF      MATURITY                                  ADMINI-      SUB-        NET
     PROPERTY     ORIGINAL        DATE          DATE             LOAN        MORTGAGE   STRATIVE   SERVICING   MORTGAGE     NOTE
       TYPE        BALANCE       BALANCE       BALANCE           TYPE          RATE     FEE RATE   FEE RATE      RATE       DATE
       ----        -------       -------       -------           ----          ----     --------   --------      ----       ----
    Multifamily  $ 2,807,600   $ 2,802,854   $ 2,484,337       Balloon        7.520%     0.144%      0.100%     7.376%    12/02/97
    Multifamily  $ 2,800,000   $ 2,791,886   $ 2,486,243       Balloon        7.660%     0.169%      0.125%     7.491%    10/13/97
    Multifamily  $ 2,700,000   $ 2,685,709   $ 2,217,070       Balloon        7.780%     0.194%      0.150%     7.586%    09/24/97
    Multifamily  $ 2,600,000   $ 2,588,579   $ 2,375,756       Balloon        8.900%     0.194%      0.150%     8.706%    05/27/97
    Multifamily  $ 2,500,000   $ 2,495,317   $ 2,176,217       Balloon        6.880%     0.124%      0.080%     6.756%    12/15/97
    Multifamily  $ 2,500,000   $ 2,492,863   $ 2,223,904       Balloon        7.735%     0.144%      0.100%     7.591%    10/15/97
    Multifamily  $ 2,360,000   $ 2,352,095   $ 2,100,947       Balloon        7.750%     0.219%      0.175%     7.531%    09/30/97
    Multifamily  $ 2,340,000   $ 2,334,445   $ 2,054,701       Balloon        7.200%     0.144%      0.100%     7.056%    11/24/97
    Multifamily  $ 2,224,000   $ 2,214,255   $ 2,008,901       Balloon        8.360%     0.194%      0.150%     8.166%    06/26/97
    Multifamily  $ 2,125,000   $ 2,115,947   $ 1,753,966       Balloon        7.975%     0.169%      0.125%     7.806%    10/08/97
    Multifamily  $ 2,110,000   $ 2,102,260   $ 1,899,070       Balloon        8.230%     0.194%      0.150%     8.036%    08/28/97
    Multifamily  $ 2,100,000   $ 2,096,197   $ 1,838,102       Balloon        7.090%     0.144%      0.100%     6.946%    12/19/97
    Multifamily  $ 2,090,000   $ 2,086,317   $ 1,837,345       Balloon        7.260%     0.119%      0.075%     7.141%    12/10/97
    Multifamily  $ 2,080,000   $ 2,075,674   $ 1,856,510       Balloon        7.860%     0.169%      0.125%     7.691%    11/17/97
    Multifamily  $ 2,050,000   $ 2,047,533   $ 1,792,210       Balloon        7.050%     0.144%      0.100%     6.906%    01/08/98
    Multifamily  $ 2,021,851   $ 2,011,565   $ 1,854,258       Balloon        9.070%     0.169%      0.125%     8.901%    03/20/97
    Multifamily  $ 2,000,000   $ 1,995,510   $ 1,768,627       Balloon        7.480%     0.144%      0.100%     7.336%    11/26/97
    Multifamily  $ 2,000,000   $ 1,995,026   $ 1,629,092       Balloon        7.520%     0.169%      0.125%     7.351%    12/23/97
    Multifamily  $ 2,000,000   $ 1,994,924   $ 1,621,855       Balloon        7.370%     0.144%      0.100%     7.226%    12/23/97
    Multifamily  $ 2,000,000   $ 1,992,363   $ 1,792,578       Balloon        8.050%     0.144%      0.100%     7.906%    08/29/97
    Multifamily  $ 1,057,778   $ 1,053,131   $   955,254       Balloon        8.350%     0.169%      0.125%     8.181%    06/18/97
    Multifamily  $   846,222   $   842,505   $   764,204       Balloon        8.350%     0.169%      0.125%     8.181%    06/18/97
                 $ 1,904,000   $ 1,895,636   $ 1,719,458                      8.350%     0.169%      0.125%     8.181%
    Multifamily  $ 1,800,000   $ 1,794,662   $ 1,593,799       Balloon        7.545%     0.119%      0.075%     7.426%    10/28/97
    Multifamily  $ 1,761,000   $ 1,757,140   $ 1,561,906       Balloon        7.600%     0.144%      0.100%     7.456%    11/26/97
    Multifamily  $ 1,680,000   $ 1,674,183   $ 1,490,124       Balloon        7.600%     0.144%      0.100%     7.456%    09/30/97
    Multifamily  $ 1,625,000   $ 1,620,959   $ 1,323,638       Balloon        7.520%     0.144%      0.100%     7.376%    12/23/97
    Multifamily  $ 1,600,000   $ 1,595,174   $ 1,413,729       Balloon        7.460%     0.144%      0.100%     7.316%    10/09/97
    Multifamily  $ 1,560,000   $ 1,555,374   $ 1,381,292       Balloon        7.545%     0.119%      0.075%     7.426%    10/28/97
    Multifamily  $ 1,432,000   $ 1,429,473   $ 1,258,569       Balloon        7.250%     0.144%      0.100%     7.106%    12/29/97
    Multifamily  $ 1,300,000   $ 1,297,785   $ 1,148,894       Balloon        7.470%     0.144%      0.100%     7.326%    12/05/97
    Multifamily  $ 1,300,000   $ 1,294,032   $ 1,183,517       Balloon        8.730%     0.219%      0.175%     8.511%    05/27/97
    Multifamily  $ 1,260,000   $ 1,257,269   $ 1,119,056       Balloon        7.655%     0.294%      0.250%     7.361%    11/07/97
    Multifamily  $ 1,225,000   $ 1,222,452   $ 1,093,377       Balloon        7.860%     0.169%      0.125%     7.691%    11/17/97
    Multifamily  $ 1,200,000   $ 1,197,422   $ 1,066,938       Balloon        7.700%     0.144%      0.100%     7.556%    11/13/97
    Multifamily  $ 1,080,000   $ 1,074,991   $   982,368       Balloon        8.690%     0.194%      0.150%     8.496%    05/30/97
    Multifamily  $ 1,030,000   $ 1,027,711   $   911,975       Balloon        7.530%     0.294%      0.250%     7.236%    11/19/97
    Multifamily  $ 1,020,000   $ 1,017,626   $   897,928       Balloon        7.300%     0.194%      0.150%     7.106%    11/26/97
    Multifamily  $   900,000   $   895,932   $   820,428       Balloon        8.790%     0.294%      0.250%     8.496%    05/30/97
    Multifamily  $   900,000   $   889,628   $         0   Fully Amortizing   7.620%     0.164%      0.120%     7.456%    12/10/97
      Retail     $36,600,000   $36,501,176   $29,272,072       Balloon        6.915%     0.144%      0.100%     6.771%    12/29/97
      Retail     $30,000,000   $29,963,774   $26,200,179       Balloon        7.010%     0.144%      0.100%     6.866%    01/30/98
      Retail     $19,325,000   $19,290,136   $16,924,967       Balloon        7.113%     0.144%      0.100%     6.969%    12/29/97
      Retail     $15,750,000   $15,634,177   $14,350,715       Balloon        8.790%     0.169%      0.125%     8.621%    12/20/96
      Retail     $15,250,000   $15,198,807   $13,572,748       Balloon        7.740%     0.144%      0.100%     7.596%    09/17/97
      Retail     $11,000,000   $10,980,803   $ 9,684,946       Balloon        7.320%     0.144%      0.100%     7.176%    12/12/97
      Retail     $ 8,275,000   $ 8,252,561   $ 7,406,022       Balloon        7.990%     0.144%      0.100%     7.846%    10/31/97
      Retail     $ 8,100,000   $ 8,080,999   $ 7,497,784       Balloon        7.260%     0.104%      0.060%     7.156%    11/25/97
      Retail     $ 8,000,000   $ 7,986,238   $ 7,059,551       Balloon        7.410%     0.169%      0.125%     7.241%    12/16/97
      Retail     $ 8,000,000   $ 7,974,398   $ 7,578,680       Balloon        8.830%     0.274%      0.230%     8.556%    08/07/97
      Retail     $ 6,662,500   $ 6,651,417   $ 5,295,388       Balloon        6.720%     0.144%      0.100%     6.576%    01/28/98
      Retail     $ 5,700,000   $ 5,685,997   $ 4,655,210       Balloon        7.610%     0.169%      0.125%     7.441%    12/12/97
      Retail     $ 5,200,000   $ 5,171,613   $ 4,247,534       Balloon        7.600%     0.144%      0.100%     7.456%    09/30/97
      Retail     $ 5,000,000   $ 4,984,428   $ 4,144,399       Balloon        8.110%     0.144%      0.100%     7.966%    11/19/97
      Retail     $ 4,875,000   $ 4,855,282   $ 4,060,143       Balloon        8.295%     0.144%      0.100%     8.151%    10/03/97
      Retail     $ 4,800,000   $ 4,789,997   $ 4,283,226       Balloon        7.850%     0.144%      0.100%     7.706%    11/04/97
      Retail     $ 4,550,000   $ 4,550,000   $ 3,711,920       Balloon        7.530%     0.144%      0.100%     7.386%    02/02/98
      Retail     $ 4,500,000   $ 4,483,455   $ 4,049,221       Balloon        8.220%     0.394%      0.350%     7.826%    08/25/97
      Retail     $ 4,440,000   $ 4,432,637   $ 3,940,383       Balloon        7.640%     0.144%      0.100%     7.496%    12/12/97
      Retail     $ 4,387,400   $ 4,355,776   $ 3,744,669       Balloon        9.195%     0.169%      0.125%     9.026%    05/30/97
      Retail     $ 4,300,000   $ 4,275,686   $ 3,603,190       Balloon        8.515%     0.169%      0.125%     8.346%    08/27/97
      Retail     $ 4,250,000   $ 4,243,192   $ 3,791,834       Balloon        7.860%     0.144%      0.100%     7.716%    12/12/97


      FIRST     INTEREST
     PAYMENT    ACCRUAL
       DATE      METHOD
       ----      ------
     02/01/98   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     07/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     01/01/98   ACT/360
     08/01/97   ACT/360
     12/01/97   ACT/360
     10/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     03/01/98   ACT/360
     05/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     10/01/97   ACT/360
     08/01/97   ACT/360
     08/01/97   ACT/360

     12/01/97   ACT/360
     01/01/98   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     07/01/97   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     07/01/97   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     07/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     03/01/98   ACT/360
     02/01/98   ACT/360
     02/01/97   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     12/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     10/01/97   ACT/360
     03/01/98   ACT/360
     02/01/98   ACT/360
     11/01/97   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     01/01/98   ACT/360
     04/01/98   ACT/360
     10/01/97   ACT/360
     02/01/98   ACT/360
     07/01/97   ACT/360
     10/01/97   ACT/360
     02/01/98   ACT/360

                  ORIGINAL     ORIGINAL                 REMAINING
                  TERM TO    AMORTIZATION                TERM TO                   CROSS-                LOCKOUT
      MONTHLY     MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED  EXPIRATION
      PAYMENT     (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE         LOANS        LOANS      DATE
      -------     --------     --------     --------    --------      ----         -----        -----      ----
    $ 19,669.61     120          360            2          118      01/01/08         No        Yes(D)    12/31/01
    $ 19,885.68     120          360            4          116      11/01/07         No          No      10/31/01
    $ 20,447.08     120          300            5          115      10/01/07         No          No      09/30/01
    $ 20,733.38     120          360            9          111      06/01/07         No          No      05/31/01
    $ 16,431.57     120          360            2          118      01/01/08         No          No      12/31/00
    $ 17,884.40     120          360            4          116      11/01/07         No          No      10/31/01
    $ 16,907.33     120          360            5          115      10/01/07         No          No      09/30/01
    $ 15,883.64     120          360            3          117      12/01/07         No          No      11/30/01
    $ 16,880.46     120          360            8          112      07/01/07         No        Yes(K)    06/30/01
    $ 16,365.92     120          300            4          116      11/01/07         No          No      10/31/01
    $ 15,822.07     120          360            6          114      09/01/07         No          No      08/31/01
    $ 14,098.51     120          360            2          118      01/01/08         No          No      12/31/01
    $ 14,271.66     120          360            2          118      01/01/08         No          No      12/31/01
    $ 15,059.79     120          360            3          117      12/01/07         No        Yes(M)    11/30/01
    $ 13,707.61     120          360            1          119      02/01/08         No          No      01/31/02
    $ 16,370.21     120          360           11          109      04/01/07         No          No      03/31/00
    $ 13,956.91     120          360            3          117      12/01/07         No          No      11/30/01
    $ 14,805.85     120          300            2          118      01/01/08         No        Yes(N)    12/31/01
    $ 14,611.12     120          300            2          118      01/01/08         No          No      12/31/01
    $ 14,745.06     120          360            6          114      09/01/07         No        Yes(O)    08/31/01
    $  8,021.22     120          360            8          112      07/01/07       Yes(2)      Yes(P)    06/30/01
    $  6,416.97     120          360            8          112      07/01/07       Yes(2)      Yes(P)    06/30/01
    $ 14,438.19
    $ 12,641.37     120          360            4          116      11/01/07         No        Yes(F)    10/31/01
    $ 12,433.98     120          360            3          117      12/01/07         No          No      11/30/01
    $ 11,862.06     120          360            5          115      10/01/07         No          No      09/30/01
    $ 12,029.75     120          300            2          118      01/01/08         No        Yes(N)    12/31/01
    $ 11,143.64     120          360            4          116      11/01/07         No        Yes(O)    10/31/01
    $ 10,955.86     120          360            4          116      11/01/07         No        Yes(F)    10/31/01
    $  9,768.76     120          360            2          118      01/01/08         No        Yes(L)    12/31/01
    $  9,063.10     120          360            2          118      01/01/08         No          No      12/31/01
    $ 10,208.54     120          360            9          111      06/01/07         No          No      05/31/00
    $  8,944.22     120          360            3          117      12/01/07         No        Yes(K)    11/30/01
    $  8,869.35     120          360            3          117      12/01/07         No        Yes(M)    11/30/01
    $  8,555.52     120          360            3          117      12/01/07         No          No      11/30/01
    $  8,450.13     120          360            9          111      06/01/07         No        Yes(Q)    05/31/01
    $  7,223.08     120          360            3          117      12/01/07         No          No      11/30/01
    $  6,992.82     120          360            3          117      12/01/07         No          No      11/30/01
    $  7,106.03     120          360            9          111      06/01/07         No        Yes(Q)    05/31/01
    $ 10,791.51     120          120            2          118      01/01/08         No          No      12/31/01
    $256,699.98     120          300            2          118      01/01/08         No          No      12/31/01
    $199,792.27     120          360            1          119      02/01/08         No          No      01/31/02
    $130,039.62     120          360            2          118      01/01/08         No        Yes(R)    12/31/01
    $124,355.54     120          360           14          106      01/01/07         No          No      02/01/00
    $109,147.50     120          360            5          115      10/01/07         No          No      09/30/01
    $ 75,562.37     120          360            2          118      01/01/08         No          No      12/31/01
    $ 60,661.34     120          360            4          116      11/01/07         No        Yes(S)    10/31/01
    $ 55,311.23      84          360            3           81      12/01/04         No          No      11/30/00
    $ 55,444.97     120          360            2          118      01/01/08         No          No      12/31/01
    $ 63,393.68      84          360            6           78      09/01/04         No          No      08/31/00
    $ 45,905.85     120          300            1          119      02/01/08         No          No      01/31/02
    $ 42,531.18     120          300            2          118      01/01/08         No        Yes(T)    12/31/01
    $ 38,766.42     120          300            5          115      10/01/07         No          No      09/30/01
    $ 38,955.87     120          300            3          117      12/01/07         No          No      11/30/01
    $ 38,583.65     120          300            4          116      11/01/07         No        Yes(U)    10/31/01
    $ 34,720.08     120          360            3          117      12/01/07         No          No      11/30/01
    $ 33,712.94     120          300            0          120      03/01/08         No          No      02/28/02
    $ 33,712.14     120          360            6          114      09/01/07         No          No      08/31/01
    $ 31,471.87     120          360            2          118      01/01/08         No          No      12/31/01
    $ 37,406.53     120          300            9          111      06/01/07         No          No      05/31/00
    $ 34,668.24     120          300            6          114      09/01/07         No          No      08/31/01
    $ 30,771.21     120          360            2          118      01/01/08         No          No      12/31/01


            PREPAYMENT PENALTY DESCRIPTION (MONTHS)
            ---------------------------------------
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(78)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(60)/FREE(12)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(77)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

                                                                                                             TOTAL     SF/
                                                                                      CUT-OFF      YEAR     UNITS/    UNIT/
 LOAN                                                         APPRAISAL    APPRAISAL  DATE LTV    BUILT/     ROOM     ROOM/
NUMBER                     PROPERTY NAME                        VALUE        DATE      RATIO     RENOVATED    BED      BED
------                     -------------                        -----        ----      -----     ---------    ---      ---
50410    Spanish Trace                                       $ 3,700,000    07/01/97    75.8%      1972         104   Units
50249    Moana Apartments                                    $ 3,880,000    09/12/97    72.0%    1981/1981      116   Units
50254    Greenview Apartments                                $ 3,950,000    07/15/97    68.0%      1988         129   Units
50028    Bella Vista Apartments                              $ 3,300,000    02/17/97    78.4%    1972/1996      108   Units
50163    Silver Lake Apartments                              $ 7,500,000    08/05/97    33.3%    1966/1993      222   Units
50277    Lakeview Manor Apartments                           $ 3,270,000    08/04/97    76.2%    1977/1989       83   Units
50218    Remington Forest Apartments                         $ 3,370,000    07/01/97    69.8%      1986          62   Units
50462    Alden Trace Apartments                              $ 3,450,000    09/26/97    67.7%    1985/1995      142   Units
50091    West 176th Street                                   $ 2,780,000    11/21/96    79.6%    1920/1994       52   Units
50147    River Island Apartments                             $ 3,400,000    04/14/97    62.2%      1975         144   Units
50140    Karen Gardens Apartments                            $ 3,125,000    05/21/97    67.3%      1964          68   Units
50569    Charlestown Properties                              $ 2,645,000    11/17/97    79.3%    1900/1985       27   Units
50450    Riverside Apartments                                $ 2,870,000    09/01/97    72.7%      1990          22   Units
50414    Falcon House Apartments                             $ 2,700,000    09/04/97    76.9%      1969          82   Units
50503    Fremont Court Apts                                  $ 3,000,000    10/20/97    68.3%      1991          26   Units
50014    The Chimneys                                        $ 3,150,000    01/15/97    63.9%    1989/1994      102   Units
50200    Cedar Ridge Apartments                              $ 2,505,000    07/16/97    79.7%      1987          72   Units
50430    The Wedge Apartments                                $ 3,000,000    07/21/97    66.5%      1986          48   Units
50306    Oasis Apartments                                    $ 2,540,000    03/01/98    78.5%      1967          86   Units
50253    Jefferson Arms Apartments                           $ 2,900,000    07/30/97    68.7%      1973          96   Units
50080    Vero Beach Landings South (i)                       $ 2,380,000    04/30/97    44.2%      1989          40   Units
50081    Vero Beach Landings North (i)                       $ 2,380,000    04/30/97    35.4%      1988          32   Units
         SUBTOTAL -- CROSSED LOANS                           $ 4,760,000                39.8%                    72
50377    Rolling Hills Apts.                                 $ 2,250,000    09/16/97    79.8%      1965         128   Units
50404    Oak Hill Apartments                                 $ 2,900,000    08/12/97    60.6%    1950/1996      162   Units
50260    Westview Apartments                                 $ 2,100,000    04/29/97    79.7%    1986/1995       42   Units
50489    Raintree Apartments                                 $ 2,090,000    07/21/97    77.6%    1969/1985       37   Units
50309    Park Regency Apartments                             $ 2,050,000    07/30/97    77.8%      1966         105   Units
50339    Madelaine Manor Townhomes                           $ 1,950,000    09/16/97    79.8%    1968/1996       68   Units
50501    Loma Vista Apts                                     $ 1,790,000    10/22/97    79.9%      1982          70   Units
50490    Harborside Apartments                               $ 1,635,000    10/11/97    79.4%      1971          44   Units
50063    Tremont Manor                                       $ 1,670,000    03/26/97    77.5%      1972          66   Units
50399    63-67 West 107th St. Apartments                     $ 1,575,000    09/05/97    79.8%    1910/1980       58   Units
50412    Landings & Marina                                   $ 1,650,000    09/04/97    74.1%      1979          52   Units
50217    Donaree Village Apartments                          $ 1,900,000    07/28/97    63.0%    1973/1990      170   Units
50059    Twins Apartments                                    $ 1,350,000    03/12/97    79.6%    1974/1996       35   Units
50318    Enfield Court Apts.                                 $ 1,290,000    09/10/97    79.7%    1960/1991       29   Units
50469    Southport Apartments                                $ 1,290,000    10/20/97    78.9%      1986          49   Units
50060    Lisa Apartments                                     $ 1,200,000    03/12/97    74.7%    1969/1996       40   Units
50215    Lexington Place                                     $ 3,265,000    07/21/97    27.2%    1969/1993      154   Units
50481    Silver Sands Factory Stores                         $67,000,000    11/01/97    54.5%    1986/1996  373,737    SF
50604    Flagler Park Plaza S/C                              $37,925,000    11/01/98    79.0%      1990     348,877    SF
50488    Mall St. Vincent                                    $24,700,000    12/01/97    78.1%    1977/1991  199,532    SF
50021    International Drive Value Center                    $21,000,000    08/30/96    74.4%      1995     185,953    SF
50131    Copperwood Shopping Center                          $20,000,000    05/09/97    76.0%      1996     159,455    SF
50243    Towers Shopping Center                              $14,700,000    07/16/97    74.7%    1962/1989  278,487    SF
50328    East Village Square                                 $11,290,000    07/31/97    73.1%      1989      49,084    SF
50464    Flamingo Market Place                               $10,800,000    10/10/97    74.8%      1987     137,158    SF
50132    Fashion Mall Commons                                $10,900,000    12/01/97    73.3%      1997      58,332    SF
50153    Village at Woodland Hills                           $10,700,000    03/13/97    74.5%      1986     224,461    SF
50699    Parkway Village S/C                                 $ 9,950,000    11/20/97    66.8%      1984     102,357    SF
50246    Newberry Crossing                                   $ 7,600,000    07/10/97    74.8%      1988     111,050    SF
50262    Breezewood Center                                   $ 6,500,000    08/02/97    79.6%    1986/1997   84,343    SF
50301    Foodsco Supermarket                                 $ 6,700,000    08/29/97    74.4%    1990/1994   49,565    SF
50293    Jumbo Sports #53                                    $ 6,500,000    08/18/97    74.7%      1994      60,853    SF
50252    Prosperity Center                                   $ 6,800,000    07/16/97    70.4%      1986      64,448    SF
50442    Borders Retail Center                               $ 6,300,000    09/25/97    72.2%      1996      35,000    SF
50138    Hunt Club Corners Shopping Center                   $ 6,000,000    05/21/97    74.7%      1980     101,576    SF
50289    Whalley Commons                                     $ 5,900,000    07/30/97    75.1%      1996      36,822    SF
50055    Ruisseau Village                                    $ 6,600,000    02/27/97    66.0%      1984     123,058    SF
50134    Gallery at Rivergate                                $ 5,500,000    04/23/97    77.7%    1985/1996   80,493    SF
50429    Peachtree Paces                                     $ 5,676,000    09/16/97    74.8%    1925/1995   11,736    SF

          NET         LOAN
        RENTABLE   BALANCE PER
 LOAN     AREA      SF/UNIT/     OCCUPANCY
NUMBER    (SF)      ROOM/BED      PERCENT
------    ----      --------      -------
50410   102,627    $26,950.52        94%
50249    64,392    $24,067.98        98%
50254    77,292    $20,819.45        94%
50028   122,592    $23,968.33        97%
50163   155,786    $11,240.17        97%
50277    54,547    $30,034.50       100%
50218    76,026    $37,937.02        94%
50462   127,160    $16,439.75        94%
50091    56,400    $42,581.83       100%
50147   114,600    $14,694.07        92%
50140    39,937    $30,915.59        99%
50569    25,848    $77,636.94       100%
50450    23,500    $94,832.61       100%
50414    71,220    $25,313.10        95%
50503    25,393    $78,751.28       100%
50014    59,684    $19,721.22       100%
50200    59,510    $27,715.41       100%
50430    49,174    $41,563.05        96%
50306    79,568    $23,196.79        97%
50253    96,000    $20,753.79        98%
50080    37,680    $26,328.28       100%
50081    32,000    $26,328.27       100%
         69,680    $26,328.27
50377    76,800    $14,020.80        98%
50404    79,956    $10,846.55        97%
50260    34,020    $39,861.50       100%
50489    35,412    $43,809.70       100%
50309    77,028    $15,192.13        94%
50339    84,240    $22,873.14       100%
50501    35,775    $20,421.04        94%
50490    33,207    $29,495.11        93%
50063    40,032    $19,606.55        99%
50399    37,000    $21,677.05        98%
50412    34,464    $23,508.70        98%
50217   191,824    $ 7,043.66        88%
50059    26,227    $30,714.02        94%
50318    24,785    $35,438.30        97%
50469    30,540    $20,767.88       100%
50060    23,885    $22,398.30        95%
50215   109,184    $ 5,776.80        87%
50481   373,737    $    97.67        96%
50604   348,877    $    85.89        95%
50488   198,652    $    96.68        90%
50021   185,953    $    84.08       100%
50131   159,257    $    95.32        96%
50243   278,487    $    39.43        93%
50328    49,084    $   168.13       100%
50464   137,158    $    58.92        99%
50132    58,332    $   136.91        97%
50153   224,461    $    35.53        78%
50699   102,357    $    64.98        96%
50246   111,050    $    51.20        95%
50262    84,343    $    61.32       100%
50301    49,565    $   100.56       100%
50293    60,853    $    79.79       100%
50252    64,448    $    74.32        86%
50442    35,000    $   130.00       100%
50138   101,576    $    44.14        96%
50289    36,822    $   120.38        89%
50055   123,058    $    35.40        89%
50134    80,493    $    53.12       100%
50429    11,736    $   361.55       100%

---------------

   (i) These two Mortgaged Properties, which represent security for separate Mortgage Loans, are treated as if they are a single Mortgage Loan for the purpose of determining (among other things) an U/W NOI, an U/W DSCR, a Trailing NOI, a Trailing DSCR, a Most Recent NOI and a Most Recent DSCR for each such Mortgaged Property or the related Mortgage Loan, as applicable.

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    OCCUPANCY                                             U/W                   U/W
      AS OF        U/W          U/W            U/W        NOI       U/W       RESERVES    TRAILING     TRAILING      TRAILING
      DATE       REVENUES     EXPENSES         NOI        DSCR    RESERVES    PER UNIT    REVENUES     EXPENSES         NOI
      ----       --------     --------         ---        ----    --------    --------    --------     --------         ---
    10/01/97    $  608,145   $  266,934   $  341,211.00   1.45   $34,357.00   $330.36    $  619,700   $  249,558   $  370,141.33
    10/01/97    $  608,989   $  264,768   $  344,221.00   1.44   $26,680.00   $230.00    $  630,392   $  251,385   $  379,007.00
    12/09/97    $  756,099   $  402,564   $  353,535.00   1.44   $32,250.00   $250.00    $  748,398   $  359,227   $  389,171.00
    09/30/97    $  679,586   $  332,177   $  347,409.00   1.40   $29,700.00   $275.00    $  681,073   $  308,764   $  372,309.75
    12/01/97    $1,695,915   $1,123,638   $  572,277.00   2.90   $55,500.00   $250.00    $1,706,260   $  870,678   $  835,581.50
    09/30/97    $  482,672   $  188,252   $  294,420.00   1.37   $14,525.00   $175.00    $  500,754   $  190,518   $  310,236.50
    10/08/97    $  473,600   $  193,999   $  279,601.00   1.38   $18,600.00   $300.00    $  477,237   $  216,717   $  260,520.00
    11/14/97    $  725,548   $  425,578   $  299,970.00   1.57   $35,500.00   $250.00    $  727,015   $  400,461   $  326,554.25
    10/01/97    $  574,791   $  266,822   $  307,969.00   1.52   $17,346.00   $333.58    $  629,541   $  268,658   $  360,883.00
    09/30/97    $  789,749   $  478,192   $  311,557.00   1.59   $52,260.00   $362.92    $  808,775   $  420,595   $  388,180.25
    10/31/97    $  582,947   $  304,889   $  278,058.00   1.46   $10,200.00   $150.00    $  435,424   $  298,062   $  137,362.00
    11/30/97    $  326,029   $  107,779   $  218,250.00   1.29   $ 6,372.00   $236.00    $  351,899   $  125,552   $  226,347.00
    11/30/97    $  348,270   $  102,512   $  245,758.00   1.44   $ 5,940.00   $270.00    $  337,761   $  105,976   $  231,785.00
    10/30/97    $  488,037   $  236,191   $  251,846.00   1.39   $16,400.00   $200.00    $  501,473   $  228,812   $  272,661.00
    12/01/97    $  341,227   $  112,569   $  228,658.00   1.39   $ 7,530.00   $289.62    $  342,490   $  107,780   $  234,710.50
    11/12/97    $  400,538   $  146,448   $  254,090.00   1.29   $18,360.00   $180.00    $  406,080   $  141,760   $  264,320.00
    11/01/97    $  417,766   $  192,493   $  225,273.00   1.35   $14,400.00   $200.00    $  429,139   $  195,383   $  233,756.00
    12/18/97    $  419,465   $  160,940   $  258,525.00   1.46   $19,536.00   $407.00    $  442,367   $  182,690   $  259,677.25
    11/30/97    $  456,990   $  199,722   $  257,268.00   1.47   $30,100.00   $350.00    $  457,169   $  188,027   $  269,141.25
    11/12/97    $  529,199   $  282,538   $  246,661.00   1.39   $24,000.00   $250.00    $  522,553   $  251,494   $  271,058.25
    12/12/97    $  470,598   $  219,630   $  250,968.00   1.45   $31,104.00   $432.00    $  510,911   $  258,790   $  252,120.58
    12/12/97    $  470,598   $  219,630   $  250,968.00   1.45   $31,104.00   $432.00    $  510,911   $  258,790   $  252,120.58
    09/07/97    $  517,379   $  285,321   $  232,058.00   1.53   $32,768.00   $256.00    $  496,169   $  258,027   $  238,142.00
    10/31/97    $  554,751   $  339,885   $  214,866.00   1.44   $28,350.00   $175.00    $  525,661   $  323,734   $  201,926.83
    12/01/97    $  343,063   $  145,703   $  197,360.00   1.39   $12,180.00   $290.00    $  340,621   $  144,644   $  195,977.25
    12/06/97    $  307,040   $  104,002   $  203,038.00   1.41   $12,780.00   $345.41    $  330,364   $   87,857   $  242,507.00
    12/09/97    $  441,451   $  236,370   $  205,081.00   1.53   $21,000.00   $200.00    $  444,515   $  222,758   $  221,756.50
    10/01/97    $  374,953   $  188,556   $  186,397.00   1.42   $16,048.00   $236.00    $  378,858   $  172,143   $  206,714.50
    10/01/97    $  322,132   $  155,559   $  166,573.00   1.42   $16,800.00   $240.00    $  322,942   $  154,696   $  168,245.75
    11/30/97    $  348,233   $  199,098   $  149,135.00   1.37   $10,780.00   $245.00    $  346,424   $  194,293   $  152,131.50
    09/30/97    $  328,857   $  160,962   $  167,895.00   1.37   $16,500.00   $250.00    $  327,415   $  147,627   $  179,788.00
    10/01/97    $  356,077   $  206,947   $  149,130.00   1.39   $10,208.00   $176.00    $  369,994   $  199,873   $  170,120.75
    10/30/97    $  278,809   $  129,904   $  148,905.00   1.40   $10,400.00   $200.00    $  288,591   $  130,984   $  157,606.25
    10/31/97    $  655,197   $  467,390   $  187,807.00   1.83   $46,750.00   $275.00    $  620,475   $  443,000   $  177,475.00
    09/01/97    $  225,968   $   84,612   $  141,356.00   1.39   $ 8,750.00   $250.00    $  251,952   $  101,226   $  150,726.00
    10/25/97    $  238,928   $  114,107   $  124,821.00   1.44   $ 7,395.00   $255.00    $  243,149   $   96,424   $  146,724.83
    11/20/97    $  259,989   $  140,249   $  119,740.00   1.43   $12,936.00   $264.00    $  263,674   $  135,673   $  128,000.83
    09/01/97    $  203,111   $   77,046   $  126,065.00   1.48   $12,000.00   $300.00    $  220,125   $   97,526   $  122,599.75
    12/01/97    $  625,710   $  359,431   $  266,279.00   2.06   $48,356.00   $314.00    $  633,608   $  371,010   $  262,598.00
    11/14/97    $8,045,893   $2,791,294   $5,254,599.00   1.71   $42,268.00   $  0.11    $7,551,403   $2,848,377   $4,703,025.75
    11/30/97    $4,702,069   $1,560,081   $3,141,988.00   1.31   $55,820.00   $  0.16    $4,444,026   $1,578,423   $2,865,602.33
    11/14/97    $4,757,685   $2,467,259   $2,290,426.00   1.47   $20,075.00   $  0.10    $4,251,698   $2,429,004   $1,822,694.28
    09/30/97    $2,924,016   $  897,963   $2,026,053.00   1.36   $18,595.00   $  0.10    $2,580,065   $  603,664   $1,976,400.75
    08/31/97    $2,444,459   $  655,808   $1,788,651.00   1.37   $23,917.00   $  0.15
    11/30/97    $2,180,649   $  750,109   $1,430,540.00   1.58   $41,773.00   $  0.15    $2,521,484   $  748,655   $1,772,828.50
    10/01/97    $1,194,205   $  244,168   $  950,037.00   1.31   $11,044.00   $  0.23    $1,138,808   $  232,337   $  906,470.67
    10/16/97    $1,397,368   $  482,303   $  915,065.00   1.38   $20,574.00   $  0.15    $1,532,206   $  508,436   $1,023,770.65
    09/30/97    $1,172,807   $  211,542   $  961,265.00   1.44   $11,000.00   $  0.19
    08/21/97    $1,608,625   $  401,726   $1,206,899.00   1.59   $68,959.00   $  0.31    $1,936,861   $  422,886   $1,513,975.00
    10/31/97    $1,044,555   $  253,011   $  791,544.00   1.44   $40,943.00   $  0.40    $1,139,810   $  218,294   $  921,516.00
    10/31/97    $1,005,529   $  279,759   $  725,770.00   1.42   $34,240.00   $  0.31    $1,056,127   $  282,952   $  773,175.50
    06/30/97    $  794,387   $  153,711   $  640,676.00   1.38   $12,651.00   $  0.15    $  889,100   $  182,317   $  706,782.35
    09/22/97    $  674,754   $  102,904   $  571,850.00   1.22   $ 5,948.00   $  0.12
    06/30/97    $  884,835   $  264,805   $  620,030.00   1.34   $ 4,260.00   $  0.07
    10/01/97    $  868,752   $  238,866   $  629,886.00   1.51   $ 9,667.00   $  0.15    $  835,007   $  331,933   $  503,074.67
    10/29/97    $  658,624   $  115,722   $  542,902.00   1.34   $ 4,666.00   $  0.13    $  714,106   $  116,720   $  597,386.00
    10/06/97    $  834,008   $  273,365   $  560,643.00   1.39   $28,441.00   $  0.28    $  800,875   $  248,715   $  552,159.50
    12/04/97    $  658,312   $  150,120   $  508,192.00   1.35   $ 5,523.00   $  0.15    $  478,121   $  148,467   $  329,654.00
    09/30/97    $1,058,195   $  365,858   $  692,337.00   1.54   $49,223.00   $  0.40    $1,071,669   $  339,701   $  731,967.71
    09/30/97    $  803,597   $  203,301   $  600,296.00   1.44   $20,123.00   $  0.25    $  734,702   $  224,421   $  510,281.01
    12/06/97    $  591,737   $   85,043   $  506,694.00   1.37   $ 3,521.00   $  0.30    $  668,778   $   65,079   $  603,698.97


                              MOST
     TRAILING   TRAILING     RECENT
       DSCR       DATE      REVENUES
       ----       ----      --------
       1.57     10/31/97   $  619,888
       1.59     09/30/97   $  626,961
       1.59     08/31/97   $  757,391
       1.50     09/30/97   $  691,885
       4.24     09/30/97   $1,669,638
       1.45     09/30/97   $  479,381
       1.28     09/30/97   $  481,657
       1.71     09/30/97   $  692,240
       1.78     09/30/97   $  597,872
       1.98     09/30/97   $  837,004
       0.72     12/31/97   $  435,424
       1.34     12/31/97   $  351,899
       1.35     10/31/97   $  318,130
       1.51     09/30/97   $  479,867
       1.43     11/30/97   $  332,688
       1.35     09/30/97   $  385,681
       1.40     09/30/97   $  425,618
       1.46     09/30/97   $  393,036
       1.54     09/30/97   $  437,146
       1.53     09/30/97   $  492,506
       1.46     09/30/97   $  474,724
       1.46     09/30/97   $  474,724
       1.57     09/30/97   $  484,190
       1.35     10/31/97   $  406,798
       1.38     09/30/97   $  332,735
       1.68     09/30/97   $  295,820
       1.66     09/30/97   $  481,866
       1.57     09/30/97   $  366,210
       1.44     09/30/97   $  313,684
       1.40     09/30/97   $  339,016
       1.47     09/30/97   $  325,145
       1.59     09/30/97   $  373,083
       1.48     09/30/97   $  273,302
       1.73     09/30/97   $  607,655
       1.49     09/30/97   $  224,542
       1.69     10/31/97   $  229,924
       1.53     10/31/97   $  260,097
       1.44     09/30/97   $  190,921
       2.03     12/31/97   $  633,608
       1.53     09/30/97   $6,505,744
       1.20     07/31/97   $4,482,640
       1.17     11/30/97   $4,368,216
       1.32     09/30/97   $2,500,106

       1.96     09/30/97   $2,351,468
       1.25     08/31/97   $1,098,929
       1.54     10/31/97   $1,503,350

       1.99     09/30/97   $1,360,644
       1.67     10/31/97   $1,139,810
       1.51     10/31/97   $1,026,440
       1.52     06/30/97   $  874,470

       1.21     08/31/97   $  773,248
       1.48     09/30/97
       1.36     09/30/97   $  756,150
       0.87     11/30/97
       1.63     09/30/97   $1,022,880
       1.23     08/31/97   $  732,297
       1.63     11/30/97   $  618,819

                                                                                              LARGEST
                                                                                    LARGEST   TENANT     LARGEST
       MOST          MOST         MOST      MOST                                    TENANT     % OF       TENANT
      RECENT        RECENT       RECENT    RECENT                                   LEASED     TOTAL      LEASE
     EXPENSES         NOI         DSCR    END DATE          LARGEST TENANT            SF        SF      EXPIRATION
     --------         ---         ----    --------          --------------            --        --      ----------
    $  235,251   $  384,637.00    1.63    12/31/96
    $  306,453   $  320,508.00    1.34    12/31/96
    $  235,346   $  522,045.00    2.13    12/31/96
    $  268,073   $  423,812.00    1.70    12/31/96
    $  957,081   $  712,557.00    3.61    12/31/96
    $  181,741   $  297,640.00    1.39    12/31/96
    $  191,654   $  290,003.00    1.43    12/31/96
    $  395,671   $  296,569.00    1.56    12/31/96
    $  183,113   $  414,759.00    2.05    12/31/96   Records Store                     900      14%       5/31/03
    $  450,804   $  386,200.00    1.97    12/31/96
    $  298,062   $  137,362.00    0.72    12/31/97
    $  125,552   $  226,347.00    1.34    12/31/97
    $   88,205   $  229,925.00    1.34    12/31/96
    $  226,487   $  253,380.00    1.40    12/31/96
    $  119,626   $  213,062.00    1.30    12/31/96
    $  105,112   $  280,569.00    1.43    12/31/96
    $  190,861   $  234,757.00    1.40    12/31/96
    $  167,854   $  225,182.00    1.27    12/31/96
    $  188,802   $  248,344.00    1.42    12/31/96
    $  257,961   $  234,545.00    1.33    12/31/96
    $  234,423   $  240,301.00    1.39    12/31/96
    $  234,423   $  240,301.00    1.39    12/31/96
    $  235,453   $  248,737.00    1.64    12/31/96
    $  232,583   $  174,215.00    1.17    12/31/96
    $   99,500   $  233,235.00    1.64    12/31/96
    $   57,846   $  237,974.00    1.65    12/31/96
    $  223,747   $  258,119.00    1.93    12/31/96
    $  174,201   $  192,009.00    1.46    12/31/96
    $  156,526   $  157,158.00    1.34    12/31/96
    $  203,380   $  135,636.00    1.25    12/31/96
    $  154,191   $  170,954.00    1.40    12/31/96
    $  176,625   $  196,458.00    1.83    12/31/96
    $  123,555   $  149,747.00    1.41    12/31/96
    $  400,564   $  207,091.00    2.02    12/31/96
    $   78,297   $  146,245.00    1.44    12/31/96
    $   95,777   $  134,147.00    1.55    12/31/96
    $  127,420   $  132,677.00    1.58    12/31/96
    $   63,131   $  127,790.00    1.50    12/31/96
    $  371,010   $  262,598.00    2.03    12/31/97
    $2,468,495   $4,037,249.00    1.31    12/31/96   Reebok/Rockport                13,157       4%      03/31/02
    $1,588,675   $2,893,965.00    1.21    12/31/96   Publix                         56,000      16%      03/18/11
    $2,295,875   $2,072,341.00    1.33    12/31/96   Stage Inc.                     23,140      12%      01/31/99
    $  516,885   $1,983,221.00    1.33    12/31/96   Bed Bath & Beyond              40,000      22%      01/31/11
                                                     Palais Royale                  21,616      14%      01/31/12
    $  730,792   $1,620,676.00    1.79    12/31/96   S.H. Heirmonimus               60,000      22%      01/31/04
    $  227,806   $  871,123.00    1.20    12/31/96   Mako's Cantina                  7,726      16%      10/31/99
    $  447,598   $1,055,752.00    1.59    12/31/96   Winn Dixie                     44,000      32%      08/05/07
                                                     Zany Brainy                    10,016      17%      05/29/07
    $  365,666   $  994,978.00    1.31    12/31/96   Sun & Ski Sports               30,498      14%      01/31/02
    $  218,294   $  921,516.00    1.67    10/31/97   Albertson's                    42,055      41%      02/28/08
    $  267,562   $  758,878.00    1.49    12/31/96   Media Play                     43,200      39%      01/31/04
    $   97,420   $  777,050.00    1.67    12/31/96   Food Lion                      32,040      38%      08/14/17
                                                     Ralph's Grocery                49,565     100%      08/31/19
                                                     Jumbo Sports, Inc.             60,853     100%      08/31/22
    $  210,545   $  562,703.00    1.35    12/31/96   Blockbuster Video               5,124       8%      12/01/99
                                                     Borders Books                  27,500      79%      10/31/16
    $  240,232   $  515,918.00    1.28    12/31/96   Publix                         57,000      56%      12/01/05
                                                     Walgreens                      13,905      38%      11/30/18
    $  401,863   $  621,017.00    1.38    12/31/96   The Room Store                 27,000      22%      08/31/02
    $  208,174   $  524,123.00    1.26    12/31/96   Claude P Street Piano Company  10,000      12%      11/30/00
    $   79,154   $  539,665.00    1.46    12/31/96   Waterworks                      3,000      26%      05/31/02

                                         SECOND      SECOND
                             SECOND     LARGEST     LARGEST
                             LARGEST     TENANT      TENANT
        SECOND LARGEST       TENANT       % OF       LEASE
            TENANT          LEASE SF    TOTAL SF   EXPIRATION
            ------          --------    --------   ----------

     Clothing Store             900       14%       11/30/04

     The GAP                 10,285        3%       07/31/02
     Service Merchandise     50,000       14%       02/28/12
     AMC Theatres            19,426       10%       01/31/02
     Ross Dress For Less     28,220       15%       01/31/11
     Michaels Stores-Ba2     20,125       13%       02/28/06
     Harris Teeter           33,250       12%       09/30/01
     Faye Gold Gallery        6,968       14%       11/30/98
     South Florida Xtreme    10,080        7%       12/31/00
     Gateway 2000             7,533       13%       05/01/02
     Movies 8/Cinemark       26,605       12%       09/30/07
     Tony Roma's              7,200        7%       06/30/07
     T J Maxx                30,760       28%       04/30/06
     CVS Pharmacy             8,352       10%       10/31/01

     Central Fidelity Bank    2,111        3%       03/01/00
     Sofa & Chair Co.         7,500       21%       02/28/07
     Walgreens               12,060       12%       11/30/10
     Blockbuster Video        6,000       16%       10/31/01
     Thomasville             18,479       15%       02/28/03
     Longhorn Steak           8,220       10%       06/30/02
     Sciematic Corporation    1,771       15%       12/31/99

 LOAN
NUMBER                   PROPERTY NAME                                       PROPERTY ADDRESS                           COUNTY
------                   -------------                                       ----------------                           ------
50314    Sunset and 97th                                9600 Sunset Drive                                           Dade
50199    Oyster Point Square Shopping Center            11710 Jefferson Ave.                                        Newport News
50471    Ajax Mountain Building                         520 E. Durant                                               Pitkin
50303    Jumbo Sports #57                               721 Chestnut Hill Road                                      New Castle
50113    Centre South Shopping Center                   1080 Silver Bluff Road                                      Aiken
50513    Macey's Shopping Center                        910 South Main Street                                       Cache
50612    Eastchester Market Shopping Center             274 Eastchester Drive                                       Guilford
50271    South Salisbury Plaza Shopping Center          800 South Salisbury Blvd.                                   Wicomico
50161    Putnam County Plaza                            State Road 240 East (Indianapolis Rd. & Round Barn Rd.))    Putnam
50329    Skillman Audelia Shopping Center               9203 Skillman Street                                        Dallas
50266    The Paler Development                          2880-2980 North Federal Hwy & 2001 NW 2nd Ave.              Palm Beach
50116    Price Chopper Plaza                            444 - 480 Franklin St.                                      Middlesex
50066    East Lake Shopping Center                      3301 East Rancier                                           Bell
50128    Chapel Hill Shopping Center                    7416 West 10th Street                                       Marion
50051    Marketplace @ Tamarac                          6801 West Commercial Blvd.                                  Broward
50168    Rialto Shopping Center                         648-676 South Tamiami Trail                                 Sarasota
50186    Princess Jeanne Shopping Center                1400-1522 Eubank Boulevard NE                               Bernalillo
50144    Pecos-McLeod Plaza                             3050 E. Desert Inn Road                                     Clark
50248    Union Park Shopping Center                     10505 E. Colonial Drive                                     Orange
50245    Pompano Center                                 2240 N. Federal Highway                                     Broward
         SUBTOTAL -- CROSSED LOANS
50007    Fairmont Village Shopping Center               5233 Fairmont Parkway                                       Harris
50002    Worth Plaza                                    7099-7203 Lake Worth Road                                   Palm Beach
50158    Norwood Plaza Shopping Center                  7360 Skidaway Road                                          Chatham
50443    Westside Plaza Shopping Center                 240 Temple Rd.                                              Coweta
50283    Walgreens at Camino Gardens                    1001 SW 2nd Avenue                                          Palm Beach
50095    Vaughn's @ East North                          3715 East North St.                                         Greenville
50043    Shoppes at Farmville                           1808-1828 Peery Drive                                       Prince Edward
50227    University East Shopping Center                9535 East Fowler Avenue                                     Hillsborough
50115    Old National Commons                           5495 Old National Highway                                   Fulton
50302    Jumbo Sports #54                               2101 West Shephard Road                                     Hamilton
50518    Windsor Locks Retail Center                    90-94 Main Street                                           Hartford
50205    Lakewood Shopping Center                       1609 W. Brandon Blvd.                                       Hillsborough
50061    Riverdale Square Shopping Center               SEQ Highway 85 and Highway 138                              Clayton
50201    Richland Crossing Shopping Center              9410 Walnut Street                                          Dallas
50270    Post Plaza Shopping Center                     5679-5711 Suitland Rd.                                      Prince Georges
50191    Days Suites Kissimmee Lodge (Main Gate)        5820 West Irlo Bronson Highway                              Osceola
50027    Holiday Inn Sunspree Resort                    2711 South Ocean Dr.                                        Broward
50247    St. Joseph's Holiday Inn & Conference Center   102 South 3rd Street                                        Buchanan
50146    Quality Inn Shenandoah                         162 West Old Crossroads                                     Shenandoah
50038    Days Inn - Sellersburg                         7618 Old Highway 60                                         Clark
50397    The Baltic Inn                                 521 Sixth Avenue                                            San Diego
50079    Days Inn - Emmorton                            2116 Emmorton Park Road                                     Harford
50704    Research Tri-Center South A                    2512, 2519 and 2520 South Tricenter Blvd.                   Durham
50727    Research Tri-Center North B                    2223 Northeast Creek Parkway                                Durham
         SUBTOTAL -- CROSSED LOANS
50284    River Oaks Medical Office                      1030 River Oaks Drive                                       Rankin
50286    101 Rogers Street Office Building              101 Rogers Street                                           Middlesex
50367    10 Park Place                                  10 Park Place                                               Fulton
50239    Hamilton Square Showroom                       101 South Hamilton Street                                   Guilford
50396    8888 LaDue Rd.                                 8888 LaDue Road                                             St. Louis
50288    Ogden Medical Center                           950 East 25th Street                                        Weber
50152    Southern Avenue Office Plaza                   1818 East Southern Avenue                                   Maricopa
50405    3-C Office Building                            505 Central Ave., NW                                        Bernalillo
50474    Corporate Oaks Office Building                 5555 East 71st Street                                       Tulsa
50390    Witchduck Exchange                             71-129 Witchduck Road                                       Virginia Beach
50276    Cameron Office and Warehouse                   5410-5420 Cameron Street                                    Clark
50185    Shrewsbury Center                              604 Main Street                                             Worchester
50023    Emmorton Office Building                       2113 Emmorton Park Rd.                                      Harford
50370    All Saints Health Care                         11810 Saticoy Street                                        Los Angeles
50241    Palm Gardens Nursing Home                      615 Avenue C                                                Kings
50485    Bermuda Village Retirement Community           142 Bermuda Village Drive                                   Davie
50371    Montclair Nursing Center                       2525 South 135th Avenue                                     Douglas
50092    St. Andrews Care Center                        7617 Southeast Main Street                                  Multnomah
50308    Brooklyn Manor Home for Adults                 2830 Pitkin Avenue                                          Kings
50343    Glisan Care Center                             9750 NE Glisan Street                                       Multnomah
50022    Belair Residences                              412 & 421 Sunset Dr., 420 N. Riverside Dr.                  Broward
50350    Applebee's Store #100 (East Washington)        7345 E. Washington St.                                      Marion
50356    Applebee's Store #200 (Speedway)               5664 Crawfordsville Rd.                                     Marion
50357    Applebee's Store #1900 (Anderson)              1922 E. 53rd Street                                         Madison


 LOAN                              ZIP
NUMBER        CITY        STATE    CODE
------        ----        -----    ----
50314   Miami              FL     33173
50199   Newport News       VA     23606
50471   Aspen              CO     81611
50303   Newark             DE     19713
50113   Aiken              SC     29803
50513   Logan              UT     84321
50612   High Point         NC     27262
50271   Salisbury          MD     21801
50161   Greencastle        IN     46135
50329   Dallas             TX     75243
50266   Boca Raton         FL     33431
50116   Framingham         MA     01701
50066   Killeen            TX     76543
50128   Indianapolis       IN     46214
50051   Tamarac            FL     33319
50168   Venice             FL     33595
50186   Albuquerque        NM     87112
50144   Las Vegas          NV     89121
50248   Orlando            FL     32817
50245   Pompano Beach      FL     33063

50007   Pasadena           TX     77505
50002   Lake Worth         FL     33467
50158   Savannah           GA     31406
50443   Newnan             GA     30263
50283   Boca Raton         FL     33432
50095   Greenville         SC     29601
50043   Farmville          VA     23901
50227   Thonotosassa       FL     33592
50115   Atlanta            GA     30032
50302   Chattanooga        TN     37421
50518   Windsor Locks      CT     06096
50205   Brandon            FL     33511
50061   Atlanta            GA     30274
50201   Dallas             TX     75243
50270   Suitland           MD     20746
50191   Kissimmee          FL     34746
50027   Hollywood Beach    FL     33019
50247   St. Joseph         MO     64501
50146   New Market         VA     22844
50038   Sellersburg        IN     47172
50397   San Diego          CA     92101
50079   Edgewood           MD     21040
50704   Durham             NC     27713
50727   Durham             NC     27713

50284   Flowood            MS     39208
50286   Cambridge          MA     02142
50367   Atlanta            GA     30303
50239   High Point         NC     27260
50396   LaDue              MO     63124
50288   Ogden              UT     84401
50152   Mesa               AZ     85204
50405   Albuquerque        NM     87125
50474   Tulsa              OK     74136
50390   Virginia Beach     VA     23462
50276   Las Vegas          NV     89118
50185   Shrewsbury         MA     01545
50023   Edgewood           MD     21040
50370   North Hollywood    CA     91605
50241   Brooklyn           NY     11218
50485   Advance            NC     27006
50371   Omaha              NE     68144
50092   Portland           OR     97215
50308   Brooklyn           NY     11208
50343   Portland           OR     97220
50022   Pompano Beach      FL     33062
50350   Indianapolis       IN     46219
50356   Speedway           IN     46224
50357   Anderson           IN     46013

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                   CUT-OFF      MATURITY                          ADMINI-      SUB-        NET
      PROPERTY      ORIGINAL        DATE          DATE        LOAN     MORTGAGE   STRATIVE   SERVICING   MORTGAGE     NOTE
        TYPE         BALANCE       BALANCE       BALANCE      TYPE       RATE     FEE RATE   FEE RATE      RATE       DATE
        ----         -------       -------       -------      ----       ----     --------   --------      ----       ----
       Retail      $ 4,240,000   $ 4,231,146   $ 3,782,611   Balloon    7.840%     0.144%      0.100%     7.696%    11/18/97
       Retail      $ 4,050,000   $ 4,031,761   $ 3,309,743   Balloon    7.630%     0.144%      0.100%     7.486%    10/30/97
       Retail      $ 4,000,000   $ 3,985,326   $ 3,217,580   Balloon    7.090%     0.144%      0.100%     6.946%    11/26/97
       Retail      $ 3,975,000   $ 3,958,922   $ 3,310,577   Balloon    8.295%     0.144%      0.100%     8.151%    10/03/97
       Retail      $ 3,547,500   $ 3,533,104   $ 3,196,438   Balloon    8.270%     0.169%      0.125%     8.101%    07/31/97
       Retail      $ 3,500,000   $ 3,490,722   $ 2,810,907   Balloon    7.050%     0.144%      0.100%     6.906%    12/17/97
       Retail      $ 3,350,000   $ 3,344,069   $ 2,942,776   Balloon    7.230%     0.144%      0.100%     7.086%    12/16/97
       Retail      $ 3,150,000   $ 3,120,998   $ 1,510,010   Balloon    7.380%     0.144%      0.100%     7.236%    11/06/97
       Retail      $ 3,125,000   $ 3,117,970   $ 2,762,792   Balloon    7.470%     0.144%      0.100%     7.326%    11/24/97
       Retail      $ 3,000,000   $ 2,991,782   $ 2,681,797   Balloon    7.940%     0.144%      0.100%     7.796%    10/15/97
       Retail      $ 3,000,000   $ 2,987,515   $ 2,486,367   Balloon    8.120%     0.144%      0.100%     7.976%    10/09/97
       Retail      $ 3,000,000   $ 2,986,937   $ 2,466,644   Balloon    7.840%     0.144%      0.100%     7.696%    10/09/97
       Retail      $ 2,970,000   $ 2,932,136   $ 2,500,675   Balloon    8.700%     0.169%      0.125%     8.531%    12/13/96
       Retail      $ 2,850,000   $ 2,843,367   $ 2,354,596   Balloon    8.010%     0.169%      0.125%     7.841%    12/22/97
       Retail      $ 2,800,000   $ 2,779,680   $ 2,387,646   Balloon    9.160%     0.169%      0.125%     8.991%    05/7/97
       Retail      $ 2,675,000   $ 2,656,462   $ 1,889,241   Balloon    7.910%     0.169%      0.125%     7.741%    10/30/97
       Retail      $ 2,500,000   $ 2,489,027   $ 2,114,217   Balloon    8.840%     0.169%      0.125%     8.671%    09/16/97
       Retail      $ 2,450,000   $ 2,438,832   $ 2,060,278   Balloon    8.630%     0.169%      0.125%     8.461%    09/8/97
       Retail      $ 1,846,000   $ 1,842,894   $ 1,634,664   Balloon    7.550%     0.219%      0.175%     7.331%    12/03/97
       Retail      $   570,000   $   568,681   $   471,453   Balloon    8.050%     0.169%      0.125%     7.881%    12/03/97
                   $ 2,416,000   $ 2,411,575   $ 2,106,117              7.668%     0.207%      0.163%     7.460%
       Retail      $ 2,410,000   $ 2,393,381   $ 2,198,205   Balloon    8.850%     0.169%      0.125%     8.681%    01/17/97
       Retail      $ 2,400,000   $ 2,383,281   $ 2,211,956   Balloon    9.780%     0.169%      0.125%     9.611%    04/10/97
       Retail      $ 2,350,000   $ 2,341,885   $ 1,912,112   Balloon    7.470%     0.144%      0.100%     7.326%    11/26/97
       Retail      $ 2,300,000   $ 2,297,286   $ 2,022,666   Balloon    7.280%     0.144%      0.100%     7.136%    01/13/98
       Retail      $ 2,256,000   $ 2,250,828   $ 1,989,773   Balloon    7.375%     0.169%      0.125%     7.206%    11/06/97
       Retail      $ 2,250,000   $ 2,234,761   $ 1,902,389   Balloon    8.820%     0.219%      0.175%     8.601%    06/30/97
       Retail      $ 1,950,000   $ 1,942,387   $ 1,778,724   Balloon    8.800%     0.169%      0.125%     8.631%    06/10/97
       Retail      $ 1,925,000   $ 1,916,496   $ 1,578,655   Balloon    7.750%     0.169%      0.125%     7.581%    10/06/97
       Retail      $ 1,800,000   $ 1,788,943   $ 1,518,303   Balloon    8.750%     0.169%      0.125%     8.581%    07/14/97
       Retail      $ 1,725,000   $ 1,718,023   $ 1,436,665   Balloon    8.295%     0.144%      0.100%     8.151%    10/03/97
       Retail      $ 1,700,000   $ 1,695,632   $ 1,374,864   Balloon    7.280%     0.144%      0.100%     7.136%    12/16/97
       Retail      $ 1,460,000   $ 1,453,060   $ 1,219,894   Balloon    8.395%     0.164%      0.120%     8.231%    09/22/97
       Retail      $ 1,300,000   $ 1,291,946   $ 1,112,238   Balloon    9.270%     0.169%      0.125%     9.101%    06/4/97
       Retail      $ 1,010,000   $ 1,007,455   $   911,480   Balloon    8.350%     0.169%      0.125%     8.181%    10/08/97
       Retail      $   850,000   $   847,565   $   714,554   Balloon    8.620%     0.294%      0.250%     8.326%    11/06/97
       Hotel       $29,350,000   $29,190,339   $26,580,931   Balloon    8.735%     0.169%      0.125%     8.566%    08/29/97
       Hotel       $ 7,435,669   $ 7,379,267   $ 6,378,522   Balloon    9.370%     0.169%      0.125%     9.201%    04/25/97
       Hotel       $ 5,000,000   $ 4,984,031   $ 4,126,202   Balloon    7.955%     0.144%      0.100%     7.811%    11/03/97
       Hotel       $ 2,500,000   $ 2,484,313   $ 1,813,633   Balloon    8.710%     0.144%      0.100%     8.566%    10/07/97
       Hotel       $ 2,500,000   $ 2,470,564   $ 1,876,446   Balloon    9.760%     0.169%      0.125%     9.591%    05/15/97
       Hotel       $ 2,050,000   $ 2,045,190   $ 1,690,771   Balloon    7.950%     0.144%      0.100%     7.806%    12/09/97
       Hotel       $ 1,400,500   $ 1,385,487   $ 1,043,232   Balloon    9.500%     0.169%      0.125%     9.331%    06/20/97
     Industrial    $23,320,000   $23,292,060   $21,520,932   Balloon    7.100%     0.144%      0.100%     6.956%    01/30/98
     Industrial    $20,600,000   $20,575,319   $19,010,772   Balloon    7.100%     0.144%      0.100%     6.956%    01/30/98
                   $43,920,000   $43,867,380   $40,531,704              7.100%     0.144%      0.100%     6.956%
       Office      $10,200,000   $10,156,015   $ 8,401,039   Balloon    7.900%     0.169%      0.125%     7.731%    10/17/97
       Office      $ 5,260,000   $ 5,249,082   $ 4,695,948   Balloon    7.870%     0.169%      0.125%     7.701%    11/14/97
       Office      $ 5,200,000   $ 5,187,499   $ 4,266,679   Balloon    7.770%     0.144%      0.100%     7.626%    12/11/97
       Office      $ 3,850,000   $ 3,838,010   $ 3,191,187   Balloon    8.110%     0.244%      0.200%     7.866%    11/13/97
       Office      $ 3,700,000   $ 3,692,336   $ 3,304,023   Balloon    7.880%     0.124%      0.080%     7.756%    11/06/97
       Office      $ 3,100,000   $ 3,091,388   $ 2,813,388   Balloon    7.870%     0.169%      0.125%     7.701%    10/23/97
       Office      $ 2,400,000   $ 2,386,465   $ 2,011,906   Balloon    8.530%     0.169%      0.125%     8.361%    08/28/97
       Office      $ 2,100,000   $ 2,093,022   $ 1,720,799   Balloon    7.710%     0.144%      0.100%     7.566%    11/21/97
       Office      $ 2,013,000   $ 2,009,470   $ 1,771,000   Balloon    7.290%     0.144%      0.100%     7.146%    12/01/97
       Office      $ 2,000,000   $ 1,995,060   $ 1,773,755   Balloon    7.570%     0.144%      0.100%     7.426%    12/31/97
       Office      $ 1,400,000   $ 1,395,463   $ 1,152,360   Balloon    7.865%     0.169%      0.125%     7.696%    11/18/97
       Office      $ 1,120,000   $ 1,115,240   $ 1,001,109   Balloon    7.990%     0.169%      0.125%     7.821%    10/09/97
       Office      $   682,150   $   677,448   $   591,989   Balloon    9.830%     0.169%      0.125%     9.661%    04/15/97
    Health Care    $11,000,000   $10,966,624   $ 9,158,672   Balloon    8.270%     0.144%      0.100%     8.126%    11/24/97
    Health Care    $10,500,000   $10,457,160   $ 8,973,350   Balloon    9.240%     0.394%      0.350%     8.846%    09/12/97
    Health Care    $ 5,000,000   $ 4,989,236   $ 4,197,805   Balloon    8.590%     0.394%      0.350%     8.196%    12/23/97
    Health Care    $ 4,500,000   $ 4,484,109   $ 3,646,215   Balloon    7.330%     0.144%      0.100%     7.186%    11/24/97
    Health Care    $ 3,500,000   $ 3,478,294   $ 2,994,101   Balloon    9.265%     0.244%      0.200%     9.021%    06/24/97
    Health Care    $ 3,000,000   $ 2,984,635   $ 2,126,209   Balloon    8.000%     0.144%      0.100%     7.856%    11/13/97
    Health Care    $ 1,750,000   $ 1,745,797   $ 1,436,192   Balloon    7.777%     0.169%      0.125%     7.608%    12/24/97
    Health Care    $ 1,625,000   $ 1,613,728   $ 1,409,172   Balloon    9.800%     0.294%      0.250%     9.506%    04/10/97
     Franchise     $ 2,853,000   $ 2,834,507   $ 2,052,020   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,775,000   $ 2,753,371   $ 1,827,847   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,759,000   $ 2,741,116   $ 1,984,412   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97

      FIRST     INTEREST
     PAYMENT    ACCRUAL
       DATE      METHOD
       ----      ------
     01/01/98   ACT/360
     12/01/97   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     09/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     02/01/97   ACT/360
     02/01/98   ACT/360
     07/01/97   ACT/360
     12/01/97   ACT/360
     11/01/97   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360

     03/01/97   ACT/360
     06/01/97   ACT/360
     01/01/98   ACT/360
     03/01/98   ACT/360
     01/01/98   ACT/360
     08/01/97   ACT/360
     08/01/97   ACT/360
     12/01/97   ACT/360
     09/01/97   ACT/360
     12/01/97   ACT/360
     02/01/98   ACT/360
     11/01/97   ACT/360
     08/01/97   ACT/360
     12/01/97   ACT/360
     01/01/98   ACT/360
     10/01/97   ACT/360
     06/01/97   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     07/01/97   ACT/360
     02/01/98   ACT/360
     08/01/97   ACT/360
     03/01/98   ACT/360
     03/01/98   ACT/360

     12/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     10/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     12/01/97   ACT/360
     06/01/97   ACT/360
     01/01/98   ACT/360
     11/01/97   ACT/360
     02/01/98   ACT/360
     01/01/98   ACT/360
     08/01/97   ACT/360
     01/01/98   ACT/360
     02/01/98   ACT/360
     06/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360

                  ORIGINAL     ORIGINAL                 REMAINING
                  TERM TO    AMORTIZATION                TERM TO                   CROSS-                LOCKOUT
      MONTHLY     MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED  EXPIRATION
      PAYMENT     (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE         LOANS        LOANS      DATE
      -------     --------     --------     --------    --------      ----         -----        -----      ----
    $ 30,640.00     120          360            3          117      12/01/07         No          No      11/30/01
    $ 30,272.45     120          300            4          116      11/01/07         No          No      10/31/01
    $ 28,501.24     120          300            3          117      12/01/07         No          No      11/30/01
    $ 31,460.52     120          300            4          116      11/01/07         No        Yes(U)    10/31/01
    $ 26,701.08     120          360            7          113      08/01/07         No          No      07/31/01
    $ 24,849.02     120          360            2          118      01/01/08         No          No      12/31/01
    $ 22,807.48     120          360            2          118      01/01/08         No          No      12/31/01
    $ 28,986.50     120          180            3          117      12/01/07         No          No      11/30/01
    $ 21,786.29     120          360            3          117      12/01/07         No          No      11/30/01
    $ 21,887.59     120          360            4          116      11/01/07         No          No      10/31/00
    $ 23,393.47     120          300            4          116      11/01/07         No          No      10/31/01
    $ 22,837.41     120          300            4          116      11/01/07         No        Yes(V)    10/31/01
    $ 24,316.85     120          300           14          106      01/01/07         No        Yes(W)    02/01/00
    $ 22,015.65     120          300            2          118      01/01/08         No          No      12/31/00
    $ 23,805.04     120          300            9          111      06/01/07         No        Yes(T)    05/31/00
    $ 22,225.17     120          240            4          116      11/01/07         No        Yes(T)    10/31/01
    $ 20,706.68     120          300            5          115      10/01/07         No          No      09/30/00
    $ 19,943.16     120          300            5          115      10/01/07         No          No      09/30/01
    $ 12,970.76     120          360            2          118      01/01/08       Yes(3)      Yes(T)    12/31/01
    $  4,418.25     120          300            2          118      01/01/08       Yes(3)      Yes(T)    12/31/01
    $ 17,389.01
    $ 19,131.87     120          360           13          107      02/01/07         No          No      01/31/00
    $ 21,437.73      84          300           10           74      05/01/04         No          No      04/30/99
    $ 17,320.46     120          300            3          117      12/01/07         No          No      11/30/01
    $ 15,736.88     120          360            1          119      02/01/08         No          No      01/31/02
    $ 15,581.63     120          360            3          117      12/01/07         No          No      11/30/01
    $ 18,605.36     120          300            8          112      07/01/07         No          No      06/30/01
    $ 15,410.35     120          360            8          112      07/01/07         No          No      06/30/01
    $ 14,540.08     120          300            4          116      11/01/07         No        Yes(D)    10/31/01
    $ 14,798.59     120          300            7          113      08/01/07         No        Yes(X)    07/31/01
    $ 13,652.68     120          300            4          116      11/01/07         No        Yes(U)    10/31/01
    $ 12,320.59     120          300            2          118      01/01/08         No          No      12/31/01
    $ 11,653.19     120          300            5          115      10/01/07         No          No      09/30/01
    $ 11,150.91     120          300            8          112      07/01/07         No        Yes(X)    06/30/01
    $  7,658.91     120          360            4          116      11/01/07         No          No      10/31/01
    $  6,913.30     120          300            3          117      12/01/07         No          No      11/30/01
    $241,000.12      84          300            6           78      09/01/04         No          No      08/31/00
    $ 64,294.52     120          300           10          110      05/01/07         No          No      04/30/01
    $ 38,441.88     120          300            3          117      12/01/07         No          No      11/30/01
    $ 22,029.00     120          240            4          116      11/01/07         No          No      10/31/01
    $ 23,729.37     120          240            9          111      06/01/07         No          No      05/31/00
    $ 15,754.39     120          300            2          118      01/01/08         No          No      12/31/01
    $ 13,054.50     120          240            8          112      07/01/07         No          No      06/30/01
    $156,717.85      84          360            1           83      02/01/05       Yes(4)      Yes(Y)    01/31/01
    $138,438.58      84          360            1           83      02/01/05       Yes(4)      Yes(Y)    01/31/01
    $295,156.43
    $ 78,050.75     120          300            4          116      11/01/07         No          No      10/31/01
    $ 38,120.40     120          360            3          117      12/01/07         No          No      11/30/01
    $ 39,345.40     120          300            2          118      01/01/08         No        Yes(S)    12/31/01
    $ 29,996.02     120          300            3          117      12/01/07         No          No      11/30/01
    $ 26,840.41     120          360            3          117      12/01/07         No          No      11/30/01
    $ 22,466.39     108          360            4          104      11/01/06         No          No      10/31/01
    $ 19,373.99     120          300            6          114      09/01/07         No          No      08/31/00
    $ 15,806.80     120          300            3          117      12/01/07         No          No      11/30/01
    $ 13,786.87     120          360            2          118      01/01/08         No          No      12/31/01
    $ 14,871.01      84          300            2           82      01/01/05         No          No      12/31/00
    $ 10,680.52     120          300            3          117      12/01/07         No          No      11/30/01
    $  8,636.92      84          300            4           80      11/01/04         No        Yes(V)    10/31/00
    $  6,117.14     120          300           10          110      05/01/07         No        Yes(Z)    04/30/00
    $ 86,876.58     120          300            3          117      12/01/07         No          No      11/30/01
    $ 89,847.65     120          300            5          115      10/01/07         No          No      09/30/01
    $ 40,565.06     120          300            2          118      01/01/08         No          No      12/31/01
    $ 32,758.60     120          300            3          117      12/01/07         No          No      11/30/01
    $ 30,009.60     120          300            8          112      07/01/07         No          No      08/01/00
    $ 25,093.20     120          240            3          117      12/01/07         No          No      11/30/01
    $ 13,249.29     120          300            2          118      01/01/08         No          No      12/31/01
    $ 14,537.91     120          300           10          110      05/01/07         No          No      04/30/00
    $ 24,668.79     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 24,895.22     120          219            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 23,856.00     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(78)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(5)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(24)/GRTR1%PPMTorYM(36)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)

     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(54)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(42)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(5)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

                                                                                                         TOTAL      SF/
                                                                                 CUT-OFF      YEAR      UNITS/     UNIT/    NET
 LOAN                                                    APPRAISAL    APPRAISAL  DATE LTV    BUILT/      ROOM/     ROOM/  RENTABLE
NUMBER                   PROPERTY NAME                     VALUE        DATE      RATIO     RENOVATED     BED       BED   AREA(SF)
------                   -------------                     -----        ----      -----     ---------     ---       ---   --------
50314    Sunset and 97th                                $ 5,400,000   09/05/97     78.4%      1985        46,322    SF      46,322
50199    Oyster Point Square Shopping Center            $ 5,410,000   07/16/97     74.5%      1987        75,400    SF      75,400
50471    Ajax Mountain Building                         $11,000,000   10/06/97     36.2%      1981        21,225    SF      21,225
50303    Jumbo Sports #57                               $ 5,300,000   08/18/97     74.7%      1995        49,797    SF      49,797
50113    Centre South Shopping Center                   $ 4,730,000   04/10/97     74.7%      1988        80,836    SF      80,836
50513    Macey's Shopping Center                        $ 5,200,000   10/07/97     67.1%      1987        87,072    SF      87,072
50612    Eastchester Market Shopping Center             $ 5,000,000   11/07/97     66.9%      1987        61,789    SF      61,789
50271    South Salisbury Plaza Shopping Center          $ 5,600,000   07/25/97     55.7%    1965/1993     71,655    SF      71,655
50161    Putnam County Plaza                            $ 4,150,000   08/12/97     75.1%      1986        93,872    SF      93,872
50329    Skillman Audelia Shopping Center               $ 3,780,000   07/11/97     79.1%      1987        31,224    SF      31,224
50266    The Paler Development                          $ 4,440,000   07/15/97     67.3%      1963        45,085    SF      46,632
50116    Price Chopper Plaza                            $ 4,400,000   06/04/97     67.9%      1976        52,629    SF      52,629
50066    East Lake Shopping Center                      $ 4,050,000   10/01/96     72.4%    1966/1992    141,024    SF     141,024
50128    Chapel Hill Shopping Center                    $ 4,300,000   12/01/97     66.1%      1970       119,426    SF     119,426
50051    Marketplace @ Tamarac                          $ 4,300,000   01/27/97     64.6%      1989        67,445    SF      67,445
50168    Rialto Shopping Center                         $ 3,550,000   07/01/97     74.8%    1961/1991     71,917    SF      71,917
50186    Princess Jeanne Shopping Center                $ 3,570,000   06/16/97     69.7%    1958/1988     70,538    SF      70,688
50144    Pecos-McLeod Plaza                             $ 4,195,000   06/17/97     58.1%      1988        44,064    SF      44,064
50248    Union Park Shopping Center                     $ 3,000,000   07/24/97     61.4%    1964/1988    100,125    SF     100,125
50245    Pompano Center                                 $   770,000   08/07/97     73.9%      1982         7,990    SF       7,990
         SUBTOTAL -- CROSSED LOANS                      $ 3,770,000                64.0%                 108,115           108,115
50007    Fairmont Village Shopping Center               $ 3,330,000   11/04/96     71.9%      1996        21,966    SF      21,966
50002    Worth Plaza                                    $ 3,400,000   01/16/97     70.1%    1974/1989     75,664    SF      75,664
50158    Norwood Plaza Shopping Center                  $ 3,200,000   08/11/97     73.2%      1985        62,270    SF      62,270
50443    Westside Plaza Shopping Center                 $ 3,400,000   09/17/97     67.6%      1984        52,098    SF      52,098
50283    Walgreens at Camino Gardens                    $ 2,820,000   08/25/97     79.8%      1990        24,664    SF      24,664
50095    Vaughn's @ East North                          $ 3,300,000   02/24/97     67.7%      1978        67,905    SF      67,905
50043    Shoppes at Farmville                           $ 2,740,000   10/09/96     70.9%      1996        29,300    SF      29,300
50227    University East Shopping Center                $ 2,575,000   07/18/97     74.4%    1987/1992     82,420    SF      82,420
50115    Old National Commons                           $ 2,400,000   01/11/97     74.5%      1986        65,673    SF      65,673
50302    Jumbo Sports #54                               $ 2,300,000   08/01/97     74.7%      1994        40,000    SF      40,000
50518    Windsor Locks Retail Center                    $ 2,185,000   10/30/97     77.6%    1986/1997     14,225    SF      14,225
50205    Lakewood Shopping Center                       $ 2,100,000   07/09/97     69.2%    1978/1994     29,929    SF      29,929
50061    Riverdale Square Shopping Center               $ 1,900,000   01/11/97     68.0%      1976        60,629    SF      60,629
50201    Richland Crossing Shopping Center              $ 1,420,000   06/09/97     70.9%      1988        16,245    SF      16,245
50270    Post Plaza Shopping Center                     $ 1,300,000   07/23/97     65.2%      1987        17,760    SF      17,760
50191    Days Suites Kissimmee Lodge (Main Gate)        $42,500,000   07/01/97     68.7%    1974/1989        603   Rooms   363,400
50027    Holiday Inn Sunspree Resort                    $12,650,000   02/24/97     58.3%    1959/1994        201   Rooms   108,448
50247    St. Joseph's Holiday Inn & Conference Center   $ 7,000,000   07/24/97     71.2%      1983           170   Rooms   119,490
50146    Quality Inn Shenandoah                         $ 3,635,000   05/30/97     68.3%    1971/1990        101   Rooms    33,150
50038    Days Inn -- Sellersburg                        $ 3,525,000   01/20/97     70.1%    1972/1997        111   Rooms    40,920
50397    The Baltic Inn                                 $ 3,950,000   08/20/97     51.8%      1987           206   Rooms    40,752
50079    Days Inn -- Emmorton                           $ 2,050,000   05/01/97     67.6%    1985/1995         74   Rooms    32,976
50704    Research Tri-Center South A                    $29,150,000   11/26/97     79.9%      1994       680,200    SF     680,200
50727    Research Tri-Center North B                    $25,750,000   11/26/97     79.9%      1990       421,500    SF     421,500
         SUBTOTAL -- CROSSED LOANS                      $54,900,000                79.9%               1,101,700          1,101,700
50284    River Oaks Medical Office                      $14,600,000   09/16/97     69.6%      1993       102,530    SF     102,530
50286    101 Rogers Street Office Building              $ 7,100,000   06/10/97     73.9%    1890/1989     59,268    SF      59,268
50367    10 Park Place                                  $ 6,600,000   09/14/97     79.8%    1929/1985    138,625    SF     138,625
50239    Hamilton Square Showroom                       $ 6,655,000   05/30/97     57.7%    1936/1986    101,914    SF     101,914
50396    8888 LaDue Rd.                                 $ 4,800,000   09/03/97     76.9%      1980        40,398    SF      40,398
50288    Ogden Medical Center                           $ 4,165,000   10/01/97     74.2%    1962/1997     46,052    SF      46,052
50152    Southern Avenue Office Plaza                   $ 3,800,000   12/17/96     62.8%      1984        57,922    SF      57,922
50405    3-C Office Building                            $ 3,200,000   08/21/97     65.4%    1937/1990     55,111    SF      55,111
50474    Corporate Oaks Office Building                 $ 2,750,000   10/24/97     73.1%      1984        52,261    SF      52,261
50390    Witchduck Exchange                             $ 3,000,000   09/26/97     66.5%      1977        85,768    SF      85,768
50276    Cameron Office and Warehouse                   $ 2,750,000   08/07/97     50.7%      1994        49,312    SF      49,312
50185    Shrewsbury Center                              $ 1,800,000   06/14/97     62.0%    1960/1996     18,464    SF      17,262
50023    Emmorton Office Building                       $ 1,100,000   03/17/97     61.6%      1986        12,684    SF      12,684
50370    All Saints Health Care                         $15,200,000   09/24/97     72.1%    1969/1997        128   Beds     29,554
50241    Palm Gardens Nursing Home                      $15,400,000   01/27/97     67.9%      1970           240   Beds     25,068
50485    Bermuda Village Retirement Community           $15,000,000   10/27/97     33.3%    1984/1995        207   Units    12,148
50371    Montclair Nursing Center                       $11,400,000   10/03/97     39.3%    1975/1997        158   Beds     65,000
50092    St. Andrews Care Center                        $ 4,835,000   12/27/96     71.9%    1922/1985         75   Beds     40,280
50308    Brooklyn Manor Home for Adults                 $ 4,700,000   08/01/97     63.5%      1975           216   Beds     50,840
50343    Glisan Care Center                             $ 3,600,000   07/30/97     48.5%      1977           100   Beds     33,847
50022    Belair Residences                              $ 2,400,000   01/01/97     67.2%      1959            44   Beds     16,643
50350    Applebee's Store #100 (East Washington)        $ 4,560,000   10/01/97     62.2%      1997         5,229    SF       5,229
50356    Applebee's Store #200 (Speedway)               $ 4,150,000   10/01/97     66.3%      1995         5,396    SF       5,396
50357    Applebee's Store #1900 (Anderson)              $ 4,220,000   10/01/97     65.0%      1995         5,794    SF       5,794

           LOAN
        BALANCE PER
 LOAN     SF/UNIT     OCCUPANCY
NUMBER   ROOM/BED      PERCENT
------   --------      -------
50314   $    91.34        97%
50199   $    53.47        87%
50471   $   187.77       100%
50303   $    79.50       100%
50113   $    43.71        99%
50513   $    40.09        96%
50612   $    54.12       100%
50271   $    43.56       100%
50161   $    33.22        95%
50329   $    95.82        82%
50266   $    66.26       100%
50116   $    56.75        98%
50066   $    20.79        80%
50128   $    23.81        91%
50051   $    41.21        87%
50168   $    36.94        87%
50186   $    35.29        97%
50144   $    55.35        89%
50248   $    18.41        82%
50245   $    71.17       100%
        $    22.31
50007   $   108.96       100%
50002   $    31.50        82%
50158   $    37.61        97%
50443   $    44.10        97%
50283   $    91.26        88%
50095   $    32.91       100%
50043   $    66.29       100%
50227   $    23.25        91%
50115   $    27.24        92%
50302   $    42.95       100%
50518   $   119.20        88%
50205   $    48.55       100%
50061   $    21.31       100%
50201   $    62.02       100%
50270   $    47.72        91%
50191   $48,408.52        85%
50027   $36,712.77        90%
50247   $29,317.83        70%
50146   $24,597.16        64%
50038   $22,257.33        55%
50397   $ 9,928.11        94%
50079   $18,722.80        71%
50704   $    34.24        93%
50727   $    48.81       100%
        $    39.82
50284   $    99.05        99%
50286   $    88.57       100%
50367   $    37.42        92%
50239   $    37.66        97%
50396   $    91.40       100%
50288   $    67.13        90%
50152   $    41.20        93%
50405   $    37.98       100%
50474   $    38.45        95%
50390   $    23.26        90%
50276   $    28.30        98%
50185   $    60.40       100%
50023   $    53.41       100%
50370   $85,676.75        67%
50241   $43,571.50        99%
50485   $24,102.59        92%
50371   $28,380.44        83%
50092   $46,377.25        90%
50308   $13,817.75       100%
50343   $17,457.97        90%
50022   $36,675.63        93%
50350   $   542.07       100%
50356   $   510.26       100%
50357   $   473.10       100%

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    OCCUPANCY                                               U/W                     U/W
      AS OF         U/W           U/W            U/W        NOI        U/W       RESERVES     TRAILING      TRAILING
      DATE       REVENUES      EXPENSES          NOI        DSCR    RESERVES     PER UNIT     REVENUES      EXPENSES
      ----       --------      --------          ---        ----    --------     --------     --------      --------
    10/31/97    $   796,114   $   273,269   $  522,845.00   1.42   $ 11,581.00   $    0.25   $   813,163   $   303,421
    10/31/97    $   707,236   $   206,429   $  500,807.00   1.38   $ 28,652.00   $    0.38   $   716,513   $   146,059
    11/01/97    $ 1,245,066   $   323,899   $  921,167.00   2.69   $  5,306.00   $    0.25   $ 1,311,739   $   248,560
    06/30/97    $   605,034   $   133,032   $  472,002.00   1.25   $  3,486.00   $    0.07
    09/30/97    $   558,018   $   115,354   $  442,664.00   1.38   $  8,084.00   $    0.10   $   579,863   $   135,571
    11/30/97    $   601,904   $   100,953   $  500,951.00   1.68   $ 13,061.00   $    0.15   $   538,326   $    83,379
    12/12/97    $   587,398   $   127,222   $  460,176.00   1.68   $ 12,358.00   $    0.20   $   635,253   $    98,810
    10/24/97    $   652,022   $   157,034   $  494,988.00   1.42   $ 14,333.00   $    0.20   $   736,634   $   159,266
    09/30/97    $   484,643   $    96,039   $  388,604.00   1.49   $ 22,060.00   $    0.24   $   507,420   $   100,158
    10/13/97    $   523,784   $   165,153   $  358,631.00   1.37   $  8,430.00   $    0.27   $   519,758   $   162,524
    09/30/97    $   612,054   $   202,378   $  409,676.00   1.46   $  9,017.00   $    0.20   $   621,810   $   295,653
    12/09/97    $   570,496   $   183,380   $  387,116.00   1.41   $ 16,841.00   $    0.32   $   575,484   $   172,834
    09/30/97    $   621,544   $   199,205   $  422,339.00   1.45   $ 21,156.00   $    0.15   $   636,254   $   187,091
    12/05/97    $   805,244   $   365,647   $  439,597.00   1.66   $ 23,905.00   $    0.20   $   838,409   $   452,816
    10/31/97    $   647,868   $   233,069   $  414,799.00   1.45   $ 20,515.00   $    0.30   $   649,491   $   249,337
    10/31/97    $   542,819   $   150,293   $  392,526.00   1.47   $ 28,167.00   $    0.39   $   541,951   $   187,677
    09/30/97    $   508,118   $   107,591   $  400,527.00   1.61   $ 26,804.00   $    0.38   $   474,790   $   114,627
    07/31/97    $   439,236   $   106,351   $  332,885.00   1.39   $  4,406.00   $    0.10   $   521,413   $   124,136
    10/31/97    $   372,021   $   137,671   $  234,350.00   1.51   $ 22,075.00   $    0.22   $   404,346   $   162,890
    10/31/97    $   105,152   $    26,489   $   78,663.00   1.48   $  2,730.00   $    0.34
    09/30/97    $   393,541   $    72,415   $  321,126.00   1.40   $  2,197.00   $    0.10   $   320,032   $    58,740
    09/30/97    $   564,781   $   181,698   $  383,083.00   1.49   $ 18,916.00   $    0.25   $   527,683   $   200,878
    10/31/97    $   446,378   $   143,354   $  303,024.00   1.46   $  9,341.00   $    0.15   $   429,402   $   109,484
    09/04/97    $   378,925   $    93,172   $  285,753.00   1.51   $ 14,248.00   $    0.27   $   414,170   $    91,890
    12/01/97    $   406,497   $   131,861   $  274,636.00   1.47   $  6,166.00   $    0.25   $   413,464   $   158,815
    09/30/97    $   465,168   $   124,034   $  341,134.00   1.53   $ 10,865.00   $    0.16   $   570,681   $   219,733
    09/30/97    $   296,696   $    44,115   $  252,581.00   1.37   $  4,380.00   $    0.15   $   343,917   $    66,396
    09/30/97    $   446,466   $   191,590   $  254,876.00   1.46   $ 13,668.00   $    0.17   $   467,883   $   198,019
    03/01/97    $   420,030   $   129,792   $  290,238.00   1.63   $ 16,423.00   $    0.25   $   421,415   $   136,350
    06/30/97    $   353,700   $   138,537   $  215,163.00   1.31   $  2,800.00   $    0.07   $   216,096   $   109,565
    12/01/97    $   254,532   $    62,271   $  192,261.00   1.30   $  2,134.00   $    0.15
    07/29/97    $   276,313   $    78,800   $  197,512.50   1.41   $  6,884.00   $    0.23   $   282,689   $    75,228
    12/18/97    $   317,825   $    76,979   $  240,846.00   1.80   $ 21,220.00   $    0.35   $   322,995   $   106,806
    09/30/97    $   200,841   $    54,797   $  146,044.00   1.59   $  4,874.00   $    0.30   $   292,609   $    69,142
    10/31/97    $   191,789   $    58,643   $  133,146.00   1.60   $  3,695.00   $    0.21   $   208,169   $    51,487
    11/30/97    $12,169,226   $ 7,338,928   $4,830,298.00   1.67   $608,461.00   $1,009.06   $12,082,219   $ 7,219,761
    11/30/97    $ 4,631,921   $ 3,389,658   $1,242,263.00   1.61   $162,117.00   $  806.55   $ 4,864,006   $ 3,607,957
    09/30/97    $ 3,539,275   $ 2,750,302   $  788,973.00   1.71   $141,571.00   $  832.77   $ 3,546,631   $ 2,794,010
    11/30/97    $ 2,304,791   $ 1,843,982   $  460,809.00   1.74   $103,716.00   $1,026.89   $ 2,311,959   $ 1,781,417
    09/30/97    $ 1,218,989   $   771,337   $  447,652.00   1.57   $ 48,760.00   $  439.28   $ 1,162,563   $   663,560
    11/30/97    $   806,703   $   439,686   $  367,017.00   1.94   $ 40,335.00   $  195.80   $   875,738   $   477,058
    09/30/97    $   881,165   $   626,550   $  254,615.00   1.63   $ 35,247.00   $  476.31
    12/01/97    $ 3,494,542   $   907,907   $2,586,635.00   1.38   $ 67,927.00   $    0.10   $ 3,292,950   $   999,521
    01/01/98    $ 2,726,210   $   536,935   $2,189,275.00   1.32   $ 43,400.00   $    0.10   $ 3,379,929   $   518,889
    10/01/97    $ 1,922,907   $   570,479   $1,352,428.00   1.44   $ 15,380.00   $    0.15   $ 2,588,806   $   604,543
    11/01/97    $ 1,158,732   $   439,822   $  718,910.00   1.57   $ 13,039.00   $    0.22   $ 1,181,598   $   430,812
    11/10/97    $ 1,569,336   $   798,967   $  770,369.00   1.63   $ 52,678.00   $    0.38   $ 1,459,681   $   758,867
    09/30/97    $   918,070   $   356,347   $  561,723.00   1.56   $ 23,288.00   $    0.23   $ 1,016,828   $   314,506
    10/01/97    $   731,184   $   272,674   $  458,510.00   1.42   $  6,060.00   $    0.15   $   741,956   $   277,888
    10/01/97    $   585,673   $   202,303   $  383,370.00   1.42   $ 13,793.00   $    0.30   $   743,524   $   281,195
    09/30/97    $   637,948   $   230,999   $  406,949.00   1.75   $  8,696.00   $    0.15   $   539,468   $   233,695
    11/05/97    $   584,444   $   263,232   $  321,212.00   1.69   $ 10,471.00   $    0.19   $   805,013   $   234,367
    11/21/97    $   541,602   $   266,913   $  274,689.00   1.66   $ 12,543.00   $    0.24   $   568,831   $   290,022
    11/30/97    $   439,723   $   140,525   $  299,198.00   1.68   $ 17,154.00   $    0.20   $   423,469   $   124,195
    11/10/97    $   289,968   $    62,301   $  227,667.00   1.78   $  5,040.00   $    0.10   $   315,300   $    54,550
    09/30/97    $   214,825   $    62,395   $  152,430.00   1.47   $  2,421.00   $    0.13   $   161,536   $    18,046
    09/30/97    $   175,512   $    65,868   $  109,644.00   1.49   $  3,171.00   $    0.25
    09/30/97    $ 9,915,668   $ 8,313,701   $1,601,967.00   1.54   $ 32,000.00   $  250.00   $ 9,906,096   $ 8,204,486
    09/30/97    $16,129,758   $14,399,694   $1,730,064.00   1.60   $ 60,000.00   $  250.00   $17,553,350   $15,657,689
    09/30/97    $ 4,599,048   $ 3,835,486   $  763,562.00   1.57   $  5,375.00   $   25.97   $ 4,467,058   $ 3,678,795
    11/19/97    $ 7,494,631   $ 5,826,866   $1,667,765.00   4.24   $ 44,750.00   $  283.23   $ 7,398,437   $ 5,919,976
    11/20/97    $ 2,035,197   $ 1,486,660   $  548,537.00   1.52   $ 18,750.00   $  250.00   $ 2,055,561   $ 1,429,740
    12/04/97    $ 2,079,812   $ 1,503,688   $  576,124.00   1.91   $ 54,000.00   $  250.00   $ 1,934,586   $ 1,344,899
    10/31/97    $ 3,886,679   $ 3,505,715   $  380,964.00   2.40   $ 25,000.00   $  250.00   $ 3,734,952   $ 3,389,057
    09/30/97    $   718,657   $   453,520   $  265,137.00   1.52   $ 16,632.00   $  378.00   $   746,901   $   457,539
    09/30/97    $ 2,524,435   $ 2,110,533   $  413,902.00   1.40   $  1,500.00   $    0.29   $ 2,886,805   $ 2,436,982
    09/30/97    $ 2,745,088   $ 2,240,073   $  505,015.00   1.69   $  1,500.00   $    0.28     2,698,392   $ 2,172,346
    09/30/97    $ 2,188,390   $ 1,789,594   $  398,796.00   1.39   $  1,500.00   $    0.26     2,285,295   $ 1,841,026


                                              MOST
       TRAILING      TRAILING   TRAILING     RECENT
          NOI          DSCR       DATE      REVENUES
          ---          ----       ----      --------
     $  509,742.75     1.39     09/30/97   $   768,221
     $  570,454.00     1.57     10/31/97   $   782,673
     $1,063,178.60     3.11     10/30/97   $ 1,145,254

     $  444,292.00     1.39     09/30/97   $   585,737
     $  454,946.67     1.53     10/31/97   $   587,136
     $  536,443.00     1.96     03/31/97   $   635,253
     $  577,368.00     1.66     10/31/97   $   720,181
     $  407,262.00     1.56     09/30/97   $   491,289
     $  357,233.67     1.36     08/31/97   $   576,351
     $  326,157.00     1.16     06/30/97   $   621,200
     $  402,650.00     1.47     09/30/97   $   563,230
     $  449,163.25     1.54     09/30/97   $   624,851
     $  385,593.00     1.46     09/30/97   $   808,282
     $  400,154.67     1.40     10/31/97   $   634,375
     $  354,273.75     1.33     09/30/97   $   516,936
     $  360,162.50     1.45     09/30/97   $   422,243
     $  397,277.63     1.66     07/31/97   $   535,080
     $  241,456.00     1.55     10/31/97   $   353,748

     $  261,292.00     1.14     09/30/97
     $  326,805.00     1.27     09/30/97   $   506,213
     $  319,918.86     1.54     10/31/97   $   430,309
     $  322,280.00     1.71     08/31/97   $   388,056
     $  254,648.92     1.36     09/30/97   $   408,130
     $  350,948.00     1.57     09/30/97   $   530,499
     $  277,522.00     1.50     09/30/97
     $  269,864.50     1.55     09/30/97   $   460,428
     $  285,065.01     1.61     09/30/97   $   354,334
     $  106,531.00     0.65     08/29/97
                                           $    59,457
     $  207,461.50     1.48     06/30/97   $   271,102
     $  216,188.82     1.62     11/30/97   $   252,672
     $  223,467.25     2.43     09/30/97   $   160,576
     $  156,682.57     1.89     10/31/97   $   245,952
     $4,862,458.00     1.68     11/30/97   $11,696,989
     $1,256,049.00     1.63     11/30/97   $ 5,332,000
     $  752,621.00     1.63     09/30/97   $ 3,634,654
     $  530,542.00     2.01     11/30/97   $ 2,332,176
     $  499,003.00     1.75     09/30/97   $ 1,221,831
     $  398,680.00     2.11     10/31/97   $   849,103
                                           $   726,604
     $2,293,429.00     1.22     12/31/97   $ 3,726,886
     $2,861,040.00     1.72     12/31/97   $ 3,260,465
     $1,984,262.75     2.12     11/30/97   $ 2,072,757
     $  750,786.00     1.64     08/31/97   $ 1,146,123
     $  700,813.83     1.48     10/31/97   $ 1,303,883
     $  702,322.71     1.95     09/30/97   $   962,910
     $  464,067.67     1.44     09/30/97   $   676,711
     $  462,329.27     1.71     09/30/97   $   189,325
     $  305,772.88     1.32     09/30/97   $   530,354
     $  570,646.50     3.01     09/30/97   $   754,068
     $  278,808.25     1.69     09/30/97   $   526,134
     $  299,273.99     1.68     11/30/97   $   420,502
     $  260,749.91     2.03     09/30/97   $   305,803
     $  143,489.75     1.38     09/30/97   $   155,720
                                           $    69,128
     $1,701,609.75     1.63     09/30/97   $ 9,915,668
     $1,895,660.50     1.76     09/30/97   $16,707,243
     $  788,262.75     1.62     09/30/97   $ 4,071,087
     $1,478,460.75     3.76     09/30/97   $ 6,505,291
     $  625,820.42     1.74     11/30/97   $ 1,865,455
     $  589,686.50     1.96     06/30/97   $ 1,900,045
     $  345,895.00     2.18     09/30/97   $ 3,734,952
     $  289,362.25     1.66     09/30/97   $   718,657
     $  449,823.00     1.52     09/28/97
     $  526,046.38     1.76     09/28/97   $ 2,808,592
     $  444,268.85     1.55     09/28/97   $ 2,378,808

                                                                                             LARGEST
                                                                                   LARGEST   TENANT     LARGEST
       MOST           MOST         MOST      MOST                                  TENANT     % OF       TENANT
      RECENT         RECENT       RECENT    RECENT                                 LEASED     TOTAL      LEASE
     EXPENSES          NOI         DSCR    END DATE         LARGEST TENANT           SF        SF      EXPIRATION
     --------          ---         ----    --------         --------------           --        --      ----------
    $   260,655   $  507,566.00    1.38    12/31/96   Eckerd Drug                    9,750     21%      12/08/05
    $   198,666   $  584,007.00    1.61    12/31/96   Food Lion                     35,384     47%      08/31/06
    $   308,708   $  836,546.00    2.45    12/31/96   Polo/Ralph Lauren              3,700     17%      09/30/01
                                                      Jumbo Sports                  49,797    100%      10/31/22
    $   108,512   $  477,225.00    1.49    12/31/96   Food Lion                     29,000     36%      11/14/07
    $    72,597   $  514,539.00    1.73    12/31/96   Macey's Grocery               48,073     55%      10/31/06
    $    98,810   $  536,443.00    1.96    03/31/97   Harris Teeter                 34,900     56%      09/30/07
    $   119,369   $  600,812.00    1.73    12/31/96   Super G Drug Store            28,971     40%      12/31/01
    $    97,516   $  393,773.00    1.51    12/31/96   Wal-Mart                      68,872     73%      02/28/06
    $   162,953   $  413,398.00    1.57    12/31/96   Kinko's Copies                 4,569     15%      07/31/98
    $   269,408   $  351,792.00    1.25    12/31/96   Jo-Jack Classic Furniture     18,608     41%      12/31/00
    $   186,555   $  376,675.00    1.37    12/31/96   Price Chopper                 31,541     60%      11/06/00
    $   198,385   $  426,466.00    1.46    12/31/96   IGA Foodliner                 20,000     14%      01/24/02
    $   404,322   $  403,960.00    1.53    12/31/96   O'Malia Food Market           23,232     19%      07/31/01
    $   221,164   $  413,211.00    1.45    12/31/96   Walgreens                     13,500     20%      07/31/29
    $   145,334   $  371,602.00    1.39    12/31/96   Food Lion                     29,000     40%      04/30/11
    $    94,919   $  327,324.00    1.32    12/31/96   Autozone                      12,000     17%      02/28/99
    $   142,594   $  392,486.00    1.64    12/31/96   GJ Rojero/IFN Inc              4,320     10%      06/30/01
    $   128,533   $  225,215.00    1.45    12/31/96   Winn Dixie                    49,980     50%      03/05/02
                                                      Mattress Magic                 4,800     60%      09/14/01
                                                      Religious Bookstore            5,000     23%      12/14/01
    $   179,233   $  326,980.00    1.27    12/31/96   DuBois Market                 19,162     25%      12/31/01
    $   111,950   $  318,359.00    1.53    12/31/96   Piggly Wiggly                 21,573     35%      10/30/05
    $    86,182   $  301,874.00    1.60    12/31/96   Food Max                      25,398     49%      05/31/04
    $   164,236   $  243,894.00    1.30    12/31/96   Walgreens                     11,300     46%      02/28/31
    $   104,982   $  425,517.00    1.91    12/31/96   Gold's Gym                    20,742     31%      03/31/99
                                                      Cato's                         6,400     22%      01/31/02
    $   189,267   $  271,161.00    1.55    12/31/96   Winn Dixie                    43,750     53%      05/13/07
    $   119,260   $  235,074.00    1.32    12/31/96   Blockbuster Video              6,400     10%      09/30/99
                                                      Jumbo Sports                  40,000    100%      08/31/22
    $    30,984       28,472.53    0.19    12/31/97   CVS Pharmacy                  10,125     71%      10/01/17
    $    76,677   $  194,425.00    1.39    12/31/96   Shapes Family Fitness          9,917     33%      10/30/03
    $    84,031   $  168,641.00    1.26    12/31/96   Salvation Army                20,850     34%      02/28/01
    $    45,403   $  115,173.00    1.25    12/31/96   Kang Nam                       3,740     23%      02/28/00
    $    56,250   $  189,702.00    2.29    12/31/96   Expectation Bible Church       4,800     27%      10/03/00
    $ 7,139,339   $4,557,650.00    1.58    12/31/96
    $ 4,260,000   $1,072,000.00    1.39    12/31/96
    $ 2,757,031   $  877,623.00    1.90    12/31/96
    $ 1,841,190   $  490,986.00    1.86    12/31/96
    $   700,162   $  521,669.00    1.83    12/31/96
    $   433,907   $  415,196.00    2.20    12/31/96
    $   581,551   $  145,053.00    0.93    12/31/96
    $   980,525   $2,746,361.00    1.46    12/31/96   Glaxo                        170,000     25%      10/14/01
    $   522,371   $2,738,094.00    1.65    12/31/96   IBM Corporation              421,500    100%      06/10/00
    $   550,658   $1,522,099.00    1.63    12/31/96   River Oaks Hospital           39,006     38%      01/31/07
    $   374,583   $  771,540.00    1.69    12/31/96   Sapers & Wallack               9,562     16%      11/30/04
    $   795,598   $  508,285.00    1.08    12/31/96   Ga. Dept. of Corrections      50,642     37%      06/30/98
    $   326,338   $  636,572.00    1.77    12/31/96   J. Royal Furniture, Inc.      11,006     11%      10/31/97
    $   273,980   $  402,731.00    1.25    12/31/96   ESCO Electronics              21,792     54%      08/31/05
    $   132,743   $   56,582.00    0.21    12/31/96   State of Utah                 37,283     81%      10/01/06
    $   234,519   $  295,835.00    1.27    12/31/96   TimeMax, Inc.                 14,883     26%      08/31/98
    $   233,197   $  520,871.00    2.75    12/31/96   Public Defender               30,981     56%      12/31/02
    $   268,001   $  258,133.00    1.56    12/31/96   Frisco Title                   4,916      9%      06/30/01
    $   125,814   $  294,688.00    1.65    12/31/96   Great Atlantic Spa            11,910     14%      01/31/03
    $    47,199   $  258,604.00    2.02    12/31/96   Universal Flooring            26,000     53%      07/15/98
    $    12,853   $  142,867.00    1.38    12/31/96   Worcester City Campus Corp.   17,264    100%      06/22/10
    $    65,042   $    4,086.00    0.06    12/31/96   ICF Kaiser Engineers          12,684    100%      10/31/01
    $ 8,363,633   $1,552,035.00    1.49    06/30/97
    $15,267,173   $1,440,070.00    1.34    12/31/96
    $ 3,507,151   $  563,936.00    1.16    12/31/96
    $ 5,319,546   $1,185,745.00    3.02    12/31/96
    $ 1,377,711   $  487,744.00    1.35    12/31/96
    $ 1,330,147   $  569,898.00    1.89    12/31/96
    $ 3,389,057   $  345,895.00    2.18    09/30/97
    $   453,520   $  265,137.00    1.52    12/31/96
    $ 2,241,651   $  566,941.00    1.90    12/31/96
    $ 1,878,988   $  499,820.00    1.75    12/31/96

                                                   SECOND      SECOND
                                       SECOND     LARGEST     LARGEST
                                       LARGEST     TENANT      TENANT
             SECOND LARGEST            TENANT       % OF       LEASE
                 TENANT               LEASE SF    TOTAL SF   EXPIRATION
                 ------               --------    --------   ----------
     Sunsh. School Unif.& Supp. Co.     7,727       17%       09/30/99
     Rite Aid                          10,400       14%       11/30/06
     D&E Snowboards                     3,400       16%       08/31/00
                                            0        0%
     United States Postal Service      14,840       18%       07/30/01
     Sears                             12,750       15%       06/30/99
     Rock-Ola Cafe                      5,600        9%       08/31/02
     Blockbuster Video                  8,434       12%       02/01/02
     The Glik Company                   3,200        3%       08/31/02
     IHOP                               4,350       14%       11/30/07
     Salon Renaissance                  6,171       14%       04/30/07
     NAMCO                              7,638       15%       03/15/02
     Powerhouse Gym                    15,900       11%       01/31/03
     Winona Memorial Hospital          13,000       11%       02/28/01
     Georgia Carpet Outlet             10,388       15%       01/31/01
     Eckerd Drug                       11,359       16%       03/26/00
     Showtime USA                       7,653       11%       09/30/98
     Matkari, Inc.                      4,320       10%       06/09/98
     Scotty's/Beall's                  12,625       13%       08/25/01
     Pearle Vision                      1,745       22%       01/31/01
     Golf USA                           3,034       14%       05/31/01
     Anthony's                         10,800       14%       10/31/00
     Revco Discount Drug                8,450       14%       01/01/01
     Revco                              8,450       16%       05/31/99
     Rehab Works                        2,421       10%       07/31/98
     Frank's Sport Center              12,445       18%       06/30/97
     Dollar Tree                        4,000       14%       06/30/01
     Dollar General                    10,500       13%       11/30/99
     Diamond Hall                       5,600        9%       06/30/01
                                            0        0%
     Subway                             1,300        9%       02/28/00
     Progressive Insurance              9,262       31%       05/30/99
     Family Dollar                     10,125       17%       06/30/01
     Paradise Grill                     2,400       15%       06/30/99
     Theodore Hadeed                    2,960       17%       01/31/98
     IBM Corporation                  120,000       18%       09/30/98
     Lakeland-OB/GYN                   11,522       11%       02/28/99
     Walt Disney Imagineering           7,751       13%       11/30/02
     Ga. Ofc. Of Sch. Readiness        18,580       13%       06/30/98
     Excel Leather                      9,665        9%       12/31/97
     BJC Health System                 18,606       46%       08/31/07
     Dr. Richard Rizzo                  1,228        3%       01/31/98
     Southwest Eye Center               7,655       13%       12/31/99
     GSA                               24,130       44%       12/31/05
     A.B.W. Tulsa                       4,898        9%       03/14/00
     Newton Piano                       5,561        6%       01/31/02
     Design Center West                 4,542        9%       09/05/97
     Worcester City Campus Corp.        1,200        7%       06/22/10

 LOAN
NUMBER                   PROPERTY NAME                                      PROPERTY ADDRESS                          COUNTY
------                   -------------                                      ----------------                          ------
50355    Applebee's Store #500 (Plainfield)             2659 E. Main Street                                       Hendricks
50353    Applebee's Store #700 (Fishers)                8310 E. 96th Street                                       Hamilton
50351    Applebee's Store #800 (Franklin)               700 N. Morton St.                                         Johnson
50359    Applebee's Store #600 (New Castle)             109 South Memorial Dr.                                    Henry
50352    Applebee's Store #400 (Crawfordsville)         1516 S. Washington St.                                    Montgomery
         SUBTOTAL -- CROSSED LOANS
50345    Applebee's Store #1000 (Westfield)             14711 US 31 North                                         Hamilton
50347    Applebee's Store #900 (Kokomo)                 3720 South Reed Road                                      Howard
50344    Applebee's Store #1100 (Columbus)              1900 25th Street                                          Monroe
50346    Applebee's Store #1600 (Muncie)                1423 West McGalliard                                      Hamilton
         SUBTOTAL -- CROSSED LOANS
50012    All Storage Self-Storage Facilities            2927 Blackburn St/2518 Britain Dr/6301 S Western St.      Potter
50407    The Gauntlet at Curtis Park                    18 Fairway Drive                                          Stafford


 LOAN                              ZIP
NUMBER        CITY        STATE    CODE
------        ----        -----    ----
50355   Plainfield         IN     46168
50353   Fishers            IN     46038
50351   Franklin           IN     46131
50359   New Castle         IN     47632
50352   Crawfordsville     IN     47933
50345   Carmel             IN     46032
50347   Kokomo             IN     46902
50344   Columbus           IN     47201
50346   Muncie             IN     47304
50012   Amarillo           TX     79109
50407   Hartwood           VA     22471

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                   CUT-OFF      MATURITY                          ADMINI-      SUB-        NET
      PROPERTY      ORIGINAL        DATE          DATE        LOAN     MORTGAGE   STRATIVE   SERVICING   MORTGAGE     NOTE
        TYPE         BALANCE       BALANCE       BALANCE      TYPE       RATE     FEE RATE   FEE RATE      RATE       DATE
        ----         -------       -------       -------      ----       ----     --------   --------      ----       ----
     Franchise     $ 2,639,000   $ 2,621,894   $ 1,898,101   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,536,000   $ 2,519,562   $ 1,824,019   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,528,000   $ 2,511,614   $ 1,818,264   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,504,000   $ 2,487,769   $ 1,801,002   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 2,342,000   $ 2,326,819   $ 1,684,483   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
                   $20,936,000   $20,796,652   $14,890,149              8.450%     0.204%      0.160%     8.246%
     Franchise     $ 3,210,000   $ 3,189,193   $ 2,308,793   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 3,195,000   $ 3,174,290   $ 2,298,004   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 3,091,000   $ 3,070,964   $ 2,223,202   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
     Franchise     $ 3,015,000   $ 2,988,804   $ 1,861,454   Balloon    8.450%     0.204%      0.160%     8.246%    10/10/97
                   $12,511,000   $12,423,251   $ 8,691,453              8.450%     0.204%      0.160%     8.246%
    Mini Storage   $ 4,080,000   $ 4,029,207   $ 3,447,205   Balloon    8.830%     0.169%      0.125%     8.661%    12/30/96
    Golf Course    $ 3,280,000   $ 3,266,894   $ 2,737,419   Balloon    8.370%     0.169%      0.125%     8.201%    10/30/97

      FIRST     INTEREST
     PAYMENT    ACCRUAL
       DATE      METHOD
       ----      ------
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     12/01/97   ACT/360
     02/01/97   ACT/360
     12/01/97   ACT/360

                  ORIGINAL     ORIGINAL                 REMAINING
                  TERM TO    AMORTIZATION                TERM TO                   CROSS-                LOCKOUT
      MONTHLY     MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED  EXPIRATION
      PAYMENT     (MONTHS)     (MONTHS)     (MONTHS)    (MONTHS)      DATE         LOANS        LOANS      DATE
      -------     --------     --------     --------    --------      ----         -----        -----      ----
    $ 22,818.41     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 21,927.81     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 21,858.64     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 21,651.12     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $ 20,250.37     120          240            4          116      11/01/07       Yes(5)      Yes(AA)   10/31/01
    $181,926.36
    $ 27,755.63     120          240            4          116      11/01/07       Yes(6)      Yes(AA)   10/31/01
    $ 27,625.93     120          240            4          116      11/01/07       Yes(6)      Yes(AA)   10/31/01
    $ 26,726.68     120          240            4          116      11/01/07       Yes(6)      Yes(AA)   10/31/01
    $ 27,715.52     120          207            4          116      11/01/07       Yes(6)      Yes(AA)   10/31/01
    $109,823.76
    $ 33,765.50     120          300           14          106      01/01/07         No        Yes(W)    02/01/00
    $ 26,124.72     120          300            4          116      11/01/07         No          No      10/31/01


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(5)/FREE(6)
     LO(48)/GRTR1%PPMTorYM(66)/FREE(6)

                                                                                                        TOTAL     SF/
                                                                                 CUT-OFF      YEAR     UNITS/    UNIT/    NET
 LOAN                                                    APPRAISAL    APPRAISAL  DATE LTV    BUILT/     ROOM     ROOM/  RENTABLE
NUMBER                   PROPERTY NAME                     VALUE        DATE      RATIO     RENOVATED    BED      BED   AREA(SF)
------                   -------------                     -----        ----      -----     ---------    ---      ---   --------
50355    Applebee's Store #500 (Plainfield)             $ 3,980,000   10/01/97     65.9%      1996       5,000    SF       5,000
50353    Applebee's Store #700 (Fishers)                $ 4,110,000   10/01/97     61.3%      1996       5,229    SF       5,229
50351    Applebee's Store #800 (Franklin)               $ 4,000,000   10/01/97     62.8%      1996       5,000    SF       5,000
50359    Applebee's Store #600 (New Castle)             $ 4,110,000   10/01/97     60.5%      1996       5,000    SF       5,000
50352    Applebee's Store #400 (Crawfordsville)         $ 3,990,000   10/01/97     58.3%      1996       5,000    SF       5,000
         SUBTOTAL -- CROSSED LOANS                      $33,120,000                62.8%                41,648            41,648
50345    Applebee's Store #1000 (Westfield)             $ 5,030,000   10/01/97     63.4%      1994       5,400    SF       5,400
50347    Applebee's Store #900 (Kokomo)                 $ 4,710,000   10/01/97     67.4%      1995       5,229    SF       5,229
50344    Applebee's Store #1100 (Columbus)              $ 4,540,000   10/01/97     67.6%      1993       5,400    SF       5,400
50346    Applebee's Store #1600 (Muncie)                $ 4,720,000   10/01/97     63.3%      1994       6,000    SF       6,000
         SUBTOTAL -- CROSSED LOANS                      $19,000,000                65.4%                22,029            22,029
50012    All Storage Self-Storage Facilities            $ 5,440,000   11/14/96     74.1%      1995     155,048    SF     155,048
50407    The Gauntlet at Curtis Park                    $ 5,640,000   10/01/97     57.9%      1995          18   Holes    10,616

           LOAN
        BALANCE PER
 LOAN     SF/UNIT     OCCUPANCY
NUMBER   ROOM/BED      PERCENT
------   --------      -------
50355   $   513.59       100%
50353   $   481.84       100%
50351   $   429.34       100%
50359   $   497.55       100%
50352   $   465.36       100%
        $   499.34
50345   $   590.59       100%
50347   $   607.05       100%
50344   $   568.70       100%
50346   $   498.13       100%
        $   563.95
50012   $    25.99        95%
50407   $181,494.13      N/A

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    OCCUPANCY                                               U/W                     U/W
      AS OF         U/W           U/W            U/W        NOI        U/W       RESERVES     TRAILING      TRAILING
      DATE       REVENUES      EXPENSES          NOI        DSCR    RESERVES     PER UNIT     REVENUES      EXPENSES
      ----       --------      --------          ---        ----    --------     --------     --------      --------
    09/30/97    $ 2,398,899   $ 1,959,560   $  439,339.00   1.60   $  1,500.00   $    0.29     2,459,956   $ 2,052,873
    09/30/97    $ 1,980,645   $ 1,636,904   $  343,741.00   1.31   $  1,500.00   $    0.29     2,012,067   $ 1,666,728
    09/30/97    $ 2,227,834   $ 1,780,935   $  446,899.00   1.70   $  1,500.00   $    0.26   $ 2,204,981   $ 1,754,796
    09/30/97    $ 2,072,171   $ 1,669,732   $  402,439.00   1.55   $  1,500.00   $    0.30   $ 2,249,716   $ 1,788,386
    09/30/97    $ 1,971,300   $ 1,605,883   $  365,417.00   1.50   $  1,500.00   $    0.30   $ 2,044,064   $ 1,676,265
    09/30/97    $ 2,530,331   $ 1,984,739   $  545,592.00   1.64   $  1,500.00   $    0.28   $ 2,563,515   $ 1,984,620
    09/30/97    $ 2,685,898   $ 2,101,475   $  584,423.00   1.76   $  1,500.00   $    0.29   $ 2,722,433   $ 2,105,237
    09/30/97    $ 2,572,040   $ 2,122,207   $  449,833.00   1.40   $  1,500.00   $    0.28   $ 2,541,779   $ 2,085,424
    09/30/97    $ 3,071,421   $ 2,484,079   $  587,342.00   1.77   $  1,500.00   $    0.25   $ 3,079,769   $ 2,425,850
    06/30/97    $   809,269   $   325,382   $  483,887.00   1.19   $ 12,409.00   $    0.08   $   881,016   $   242,798
                $ 1,599,262   $ 1,098,125   $  501,137.00   1.60   $ 63,970.00   $3,553.89   $ 1,637,199   $ 1,011,915


                                              MOST
       TRAILING      TRAILING   TRAILING     RECENT
          NOI          DSCR       DATE      REVENUES
          ---          ----       ----      --------
     $  407,083.00     1.49     09/28/97
     $  345,339.65     1.31     09/28/97   $ 1,909,349
     $  450,184.76     1.72     09/28/97   $ 1,936,308
     $  461,330.00     1.78     09/28/97
     $  367,799.00     1.51     09/28/97
     $  578,895.06     1.74     09/28/97   $ 2,523,495
     $  617,196.51     1.86     09/28/97   $ 2,639,945
     $  456,355.50     1.42     09/28/97   $ 2,602,379
     $  653,918.97     1.97     09/28/97   $ 3,061,173
     $  638,217.83     1.58     10/31/97   $   853,878
     $  625,284.00     1.99     08/31/97   $ 1,344,988

                                                                                         LARGEST
                                                                               LARGEST   TENANT     LARGEST
   MOST           MOST         MOST      MOST                                  TENANT     % OF       TENANT
  RECENT         RECENT       RECENT    RECENT                                 LEASED     TOTAL      LEASE
 EXPENSES          NOI         DSCR    END DATE         LARGEST TENANT           SF        SF      EXPIRATION
 --------          ---         ----    --------         --------------           --        --      ----------
$ 1,573,760   $  335,589.00    1.28    12/31/96
$ 1,614,855   $  321,453.00    1.23    12/31/96
$ 1,940,360   $  583,135.00    1.75    12/31/96
$ 2,046,477   $  593,468.00    1.79    12/31/96
$ 2,150,600   $  451,779.00    1.41    12/31/96
$ 2,440,296   $  620,877.00    1.87    12/31/96
$   243,656   $  610,222.00    1.51    12/31/96
$   925,096   $  419,892.00    1.34    12/31/96

                                                           SECOND      SECOND
                                               SECOND     LARGEST     LARGEST
   MOST                                        LARGEST     TENANT      TENANT
  RECENT             SECOND LARGEST            TENANT       % OF       LEASE
 EXPENSES                TENANT               LEASE SF    TOTAL SF   EXPIRATION
 --------                ------               --------    --------   ----------
$ 1,573,760
$ 1,614,855
$ 1,940,360
$ 2,046,477
$ 2,150,600
$ 2,440,296
$   243,656
$   925,096

           THESE ARE THE FOOTNOTES ASSOCIATED WITH TABLE 3 OF ANNEX A

(A) Administrative Fee Rate includes the Sub-Servicer Fee Rate
(B) All of the Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360 day year. Accordingly, the amortization term is the term over which the mortgage loan amortizes if interest accrued and was paid on the basis of a 360 day year consisting of twelve 30-day months. The actual amortization term will be longer.
(C) These two Mortgaged Properties, which represent security for separate Mortgage Loans, are treated as if they are a single Mortgage Loan for the purpose of determining (among other things) an U/W NOI, an U/W DSCR, a Trailing NOI, a Trailing DSCR, a Most Recent NOI and a Most Recent DSCR for each such Mortgaged Property or the related Mortgage Loan, as applicable.

                         PREPAYMENT PROVISION ANALYSIS
                        OUTSTANDING PRINCIPAL BALANCE(1)

                                         INITIAL    MAR-1999    MAR-2000   MAR-2001   MAR-2002   MAR-2003   MAR-2004   MAR-2005
                                        ---------   ---------   --------   --------   --------   --------   --------   --------
Locked Out............................    100.00%      99.70%    93.00%     74.85%      3.05%      0.00%      0.00%      0.00%
Yield Maintenance.....................      0.00%       0.30%     5.21%     23.36%     94.85%     99.44%     97.62%     92.35%
3%....................................      0.00%       0.00%     1.79%      0.00%      0.00%      0.00%      2.14%      5.15%
2%....................................      0.00%       0.00%     0.00%      1.79%      0.31%      0.24%      0.00%      2.50%
1%....................................      0.00%       0.00%     0.00%      0.00%      0.00%      0.32%      0.00%      0.00%
No Penalty............................      0.00%       0.00%     0.00%      0.00%      1.80%      0.00%      0.24%      0.00%
                                        ---------   ---------   -------    -------    -------    -------    -------    -------
Total.................................    100.00%     100.00%   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                        =========   =========   =======    =======    =======    =======    =======    =======
Aggregate Outstanding Principal
  Balance of Mortgage Loans
  ($Millions).........................  $1,020.60   $1,010.03   $998.83    $986.50    $973.17    $931.20    $913.23    $769.97
% of Initial Pool Balance.............    100.00%      98.96%    97.87%     96.66%     95.35%     91.24%     89.48%     75.44%

                                        MAR-2006   MAR-2007   MAR-2008
                                        --------   --------   --------
Locked Out............................    0.00%      0.00%      0.00%
Yield Maintenance.....................   92.34%     84.57%      0.00%
3%....................................    0.00%      0.00%      0.00%
2%....................................    5.16%      0.00%      0.00%
1%....................................    2.50%      0.96%      0.00%
No Penalty............................    0.00%     14.47%      0.00%
                                        -------    -------    -------
Total.................................  100.00%    100.00%      0.00%
                                        =======    =======    =======
Aggregate Outstanding Principal
  Balance of Mortgage Loans
  ($Millions).........................  $754.46    $686.72    $  0.00
% of Initial Pool Balance.............    73.92%     67.29%      0.00%

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments.

                         PREPAYMENT PROVISION ANALYSIS
                            CUT-OFF DATE BALANCE(1)

                                         INITIAL    MAR-1999    MAR-2000   MAR-2001   MAR-2002   MAR-2003   MAR-2004   MAR-2005
                                        ---------   ---------   --------   --------   --------   --------   --------   --------
Locked Out............................    100.00%      98.66%    91.02%     72.35%      2.91%      0.00%      0.00%      0.00%
Yield Maintenance.....................      0.00%       0.30%     5.10%     22.58%     90.44%     90.73%     87.35%     69.67%
3%....................................      0.00%       0.00%     1.75%      0.00%      0.00%      0.00%      1.92%      3.89%
2%....................................      0.00%       0.00%     0.00%      1.73%      0.29%      0.22%      0.00%      1.88%
1%....................................      0.00%       0.00%     0.00%      0.00%      0.00%      0.29%      0.00%      0.00%
No Penalty............................      0.00%       0.00%     0.00%      0.00%      1.71%      0.00%      0.22%      0.00%
Paid Down.............................      0.00%       1.04%     2.13%      3.34%      4.65%      8.76%     10.52%     24.56%
                                        ---------   ---------   -------    -------    -------    -------    -------    -------
Total.................................    100.00%     100.00%   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                        =========   =========   =======    =======    =======    =======    =======    =======
Aggregate Outstanding Principal
  Balance of Mortgage Loans
  ($Millions).........................  $1,020.60   $1,010.03   $998.83    $986.50    $973.17    $931.20    $913.23    $769.97
% of Initial Pool Balance.............    100.00%      98.96%    97.87%     96.66%     95.35%     91.24%     89.48%     75.44%

                                        MAR-2006   MAR-2007   MAR-2008
                                        --------   --------   --------
Locked Out............................    0.00%      0.00%      0.00%
Yield Maintenance.....................   68.26%     56.90%      0.00%
3%....................................    0.00%      0.00%      0.00%
2%....................................    3.81%      0.00%      0.00%
1%....................................    1.85%      0.65%      0.00%
No Penalty............................    0.00%      9.74%      0.00%
Paid Down.............................   26.08%     32.71%    100.00%
                                        -------    -------    -------
Total.................................  100.00%    100.00%    100.00%
                                        =======    =======    =======
Aggregate Outstanding Principal
  Balance of Mortgage Loans
  ($Millions).........................  $754.46    $686.72    $  0.00
% of Initial Pool Balance.............    73.92%     67.29%      0.00%

(1) Prepayment provisions in effect as a percentage of the Initial Pool Balance assuming no prepayments.

                                 PROPERTY TYPE

                                                                   % OF       WEIGHTED                    WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE                     AVERAGE       MIN/MAX
                       MORTGAGED     MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING    MIN/MAX     CUT-OFF DATE    COD LTV
    PROPERTY TYPE      PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR        U/W DSCR     LTV RATIO       RATIO
    -------------      ----------   ----------   --------------   -------   ------------   ----------   ------------   ----------
Multifamily..........     100           49.8%    $  496,435,092     48.6%      1.41x       1.23/2.90        74.5%       27.2/82.8
Retail...............      57           28.4%    $  306,236,809     30.0%      1.47x       1.22/2.69        71.0%       36.2/79.8
Hotel................       7            3.5%    $   49,939,192      4.9%      1.67x       1.57/1.94        66.7%       51.8/71.2
Industrial...........       2            1.0%    $   43,867,380      4.3%      1.35x       1.32/1.38        79.9%       79.9/79.9
Office...............      13            6.5%    $   42,886,497      4.2%      1.55x       1.42/1.78        69.7%       50.7/79.8
Health Care..........       8            4.0%    $   40,719,583      4.0%      1.92x       1.52/4.24        60.8%       33.3/72.1
Franchise
  Restaurant.........      12            6.0%    $   33,219,904      3.3%      1.56x       1.31/1.77        63.9%       58.3/67.6
Mini Storage.........       1            0.5%    $    4,029,207      0.4%      1.19x       1.19/1.19        74.1%       74.1/74.1
Golf Course..........       1            0.5%    $    3,266,894      0.3%      1.60x       1.60/1.60        57.9%       57.9/57.9
                          ---          -----     --------------    -----       -----       ----------       ----       ----------
Total/ Wtd Avg.......     201          100.0%    $1,020,600,558    100.0%      1.47x       1.19/4.24        72.2%       27.2/82.8
                          ===          =====     ==============    =====       =====       ==========       ====       ==========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Multifamily..........   7.497%
Retail...............   7.693%
Hotel................   8.790%
Industrial...........   7.100%
Office...............   7.909%
Health Care..........   8.559%
Franchise
  Restaurant.........   8.450%
Mini Storage.........   8.830%
Golf Course..........   8.370%
                        -----
Total/ Wtd Avg.......   7.701%
                        =====

                             CUT-OFF DATE BALANCES

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF                OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
        CUT-OFF DATE           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          BALANCES               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------    --------------   -------   ------------   ------------   --------
 $  568,681 -  $  999,999....       6         3.0%     $    4,721,758      0.5%      1.61x           55.1%       8.521%
 $1,000,000 -  $1,999,999....      36        17.9%     $   55,425,966      5.4%      1.50x           71.3%       7.934%
 $2,000,000 -  $2,999,999....      52        25.9%     $  131,047,576     12.8%      1.55x           67.5%       8.121%
 $3,000,000 -  $3,999,999....      27        13.4%     $   92,838,498      9.1%      1.53x           70.4%       7.832%
 $4,000,000 -  $4,999,999....      31        15.4%     $  138,958,274     13.6%      1.51x           71.4%       7.836%
 $5,000,000 -  $7,499,999....      19         9.5%     $  114,323,430     11.2%      1.47x           72.3%       7.622%
 $7,500,000 -  $9,999,999....       9         4.5%     $   75,592,611      7.4%      1.39x           75.5%       7.640%
$10,000,000 - $14,999,999....       5         2.5%     $   56,223,861      5.5%      1.49x           71.3%       7.881%
$15,000,000 - $19,999,999....       9         4.5%     $  157,529,446     15.4%      1.38x           77.3%       7.548%
$20,000,000 - $29,999,999....       6         3.0%     $  157,437,960     15.4%      1.39x           76.0%       7.404%
$35,000,000 - $36,501,176....       1         0.5%     $   36,501,176      3.6%      1.71x           54.5%       6.915%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED    MORTGAGED     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION    PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ----------   ----------   --------------   -------   ------------   ------------   --------
Florida..............      36          17.9%     $  228,146,632     22.4%       1.49x          70.1%       7.791%
  Dade County........       4           2.0%     $   59,057,888      5.8%       1.39x          76.3%       7.398%
  Walton County......       1           0.5%     $   36,501,176      3.6%       1.71x          54.5%       6.915%
  Broward County.....      10           5.0%     $   31,608,451      3.1%       1.45x          69.5%       8.377%
  Osceola County.....       1           0.5%     $   29,190,339      2.9%       1.67x          68.7%       8.735%
  Orange County......       3           1.5%     $   21,569,600      2.1%       1.39x          74.3%       8.354%
  Other FL
    Counties.........      17           8.5%     $   50,219,178      4.9%       1.42x          73.5%       7.729%
California...........      21          10.4%     $  158,196,661     15.5%       1.39x          73.3%       7.430%
  Los Angeles
    County...........       5           2.5%     $   48,339,663      4.7%       1.36x          74.9%       7.467%
  San Diego County...       2           1.0%     $   29,961,657      2.9%       1.28x          72.2%       7.545%
  San Francisco
    County...........       1           0.5%     $   18,714,507      1.8%       1.47x          74.9%       6.815%
  San Joaquin
    County...........       2           1.0%     $    8,485,002      0.8%       1.68x          68.2%       7.253%
  Santa Clara
    County...........       1           0.5%     $    8,314,023      0.8%       1.30x          70.2%       8.470%
  Other CA Counties..      10           5.0%     $   44,381,809      4.3%       1.42x          73.3%       7.411%
NC...................      10           5.0%     $  101,161,511      9.9%       1.40x          74.0%       7.329%
GA...................      11           5.5%     $   50,898,740      5.0%       1.44x          72.8%       7.551%
IN...................      16           8.0%     $   49,638,043      4.9%       1.55x          66.5%       8.261%
LA...................       8           4.0%     $   45,470,693      4.5%       1.43x          78.3%       7.320%
TX...................      10           5.0%     $   40,178,127      3.9%       1.39x          75.0%       8.123%
VA...................       9           4.5%     $   36,658,337      3.6%       1.51x          72.5%       7.751%
NV...................       5           2.5%     $   32,940,080      3.2%       1.41x          76.7%       7.901%
NY...................       9           4.5%     $   30,774,197      3.0%       1.67x          68.7%       8.494%
MO...................       8           4.0%     $   28,608,668      2.8%       1.44x          74.9%       7.523%
NM...................       7           3.5%     $   23,033,121      2.3%       1.45x          74.2%       7.795%
UT...................       7           3.5%     $   22,304,347      2.2%       1.45x          71.5%       7.338%
CO...................       3           1.5%     $   22,248,797      2.2%       1.62x          72.0%       7.220%
AZ...................       2           1.0%     $   20,192,744      2.0%       1.38x          77.7%       7.798%
MD...................       6           3.0%     $   16,359,504      1.6%       1.48x          68.6%       7.797%
MA...................       6           3.0%     $   14,831,559      1.5%       1.46x          72.9%       7.642%
OR...................       3           1.5%     $   11,854,152      1.2%       1.53x          71.7%       8.053%
CT...................       3           1.5%     $   10,316,048      1.0%       1.38x          71.4%       7.581%
MS...................       1           0.5%     $   10,156,015      1.0%       1.44x          69.6%       7.900%
OK...................       2           1.0%     $    9,983,868      1.0%       1.60x          74.2%       8.520%
WA...................       3           1.5%     $    9,931,868      1.0%       1.43x          67.3%       7.209%
SC...................       4           2.0%     $    9,317,382      0.9%       1.47x          70.3%       8.197%
TN...................       3           1.5%     $    8,846,141      0.9%       1.68x          64.6%       7.987%
MI...................       2           1.0%     $    7,696,392      0.8%       1.38x          70.5%       9.131%
NE...................       1           0.5%     $    4,484,109      0.4%       4.24x          39.3%       7.330%
DC...................       1           0.5%     $    4,136,192      0.4%       1.37x          79.2%       7.780%
DE...................       1           0.5%     $    3,958,922      0.4%       1.25x          74.7%       8.295%
OH...................       1           0.5%     $    3,392,040      0.3%       1.46x          78.0%       7.270%
NJ...................       1           0.5%     $    2,890,743      0.3%       1.40x          60.6%       7.965%
KS...................       1           0.5%     $    1,994,924      0.2%       1.47x          78.5%       7.370%
                          ---         -----      --------------    -----        ----           ----        -----
Totals/
  Wtd Avg............     201           100%     $1,020,600,558    100.0%       1.47x          72.2%       7.701%
                          ===         =====      ==============    =====        ====           ====        =====

---------------

(1) States or district, and, for certain California and Florida Mortgaged Properties, counties in which the respective Mortgaged Properties are located.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    --------------   -------   ------------   ------------   --------
1.19x - 1.29x........       8         4.0%     $   54,065,904      5.3%      1.24x           74.7%       7.765%
1.30x - 1.34x........      19         9.5%     $  172,389,392     16.9%      1.32x           76.4%       7.458%
1.35x - 1.39x........      43        21.4%     $  262,801,414     25.7%      1.38x           77.3%       7.608%
1.40x - 1.49x........      64        31.8%     $  237,588,077     23.3%      1.44x           73.0%       7.638%
1.50x - 1.59x........      26        12.9%     $   99,105,940      9.7%      1.55x           68.9%       8.092%
1.60x - 1.69x........      21        10.4%     $  103,242,530     10.1%      1.64x           67.4%       8.250%
1.70x - 1.79x........       8         4.0%     $   56,426,156      5.5%      1.72x           58.4%       7.414%
1.80x - 1.89x........       3         1.5%     $    9,206,470      0.9%      1.82x           57.9%       8.500%
1.90x - 1.99x........       2         1.0%     $    5,029,825      0.5%      1.92x           58.7%       7.980%
2.00x - 2.99x........       6         3.0%     $   16,260,739      1.6%      2.40x           42.5%       7.152%
3.00x - 4.24x........       1         0.5%     $    4,484,109      0.4%      4.24x           39.3%       7.330%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                          ===       =====      ==============    =====       =====           ====        =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    --------------   -------   ------------   ------------   --------
27.2% - 49.9%........       9         4.5%     $   23,337,482      2.3%      2.57x           37.1%       7.599%
50.0% - 59.9%........      12         6.0%     $   77,916,520      7.6%      1.68x           55.5%       7.593%
60.0% - 64.9%........      18         9.0%     $   43,545,717      4.3%      1.57x           62.7%       8.166%
65.0% - 69.9%........      40        19.9%     $  159,620,176     15.6%      1.56x           67.8%       8.150%
70.0% - 74.9%........      48        23.9%     $  273,273,752     26.8%      1.40x           73.4%       7.846%
75.0% - 79.9%........      67        33.3%     $  390,803,946     38.3%      1.38x           78.4%       7.396%
80.0% - 83.0%........       7         3.5%     $   52,102,966      5.1%      1.38x           80.9%       7.663%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                          ===       =====      ==============    =====       =====           ====        =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                                  WEIGHTED
          RANGE OF             NUMBER                                   % OF       WEIGHTED        AVERAGE      WEIGHTED
          MATURITY               OF         % OF        AGGREGATE      INITIAL     AVERAGE        MATURITY      AVERAGE
          DATE LTV            MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE        MORTGAGE
          RATIO(S)              LOANS      LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
          --------            ---------   --------    --------------   -------   ------------   -------------   --------
Fully amortizing............       1         0.5%     $      889,628      0.1%      2.06x            0.0%        7.620%
26.7% - 49.9%...............      31        15.4%     $  122,630,037     12.0%      1.82x           42.2%        7.686%
50.0% - 59.9%...............      46        22.9%     $  159,741,180     15.7%      1.53x           56.1%        7.975%
60.0% - 64.9%...............      35        17.4%     $  163,910,329     16.1%      1.47x           62.7%        8.109%
65.0% - 69.9%...............      50        24.9%     $  350,326,685     34.3%      1.39x           67.4%        7.461%
70.0% - 75.8%...............      38        18.9%     $  223,102,700     21.9%      1.38x           72.2%        7.589%
                                 ---       -----      --------------    -----       -----           ----         -----
Total/Wtd Avg...............     201       100.0%     $1,020,600,558    100.0%      1.47x           62.9%        7.701%
                                 ===       =====      ==============    =====       =====           ====         =====

                                 MORTGAGE RATES

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF                OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
          MORTGAGE             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
            RATES                LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------    --------------   -------   ------------   ------------   --------
6.720% - 6.999%..............      11         5.5%     $  131,980,785     12.9%      1.54x           66.9%       6.857%
7.000% - 7.249%..............      24        11.9%     $  209,098,006     20.5%      1.43x           75.4%       7.106%
7.250% - 7.499%..............      32        15.9%     $  124,188,933     12.2%      1.52x           75.0%       7.365%
7.500% - 7.749%..............      32        15.9%     $  163,751,514     16.0%      1.37x           75.3%       7.601%
7.750% - 7.999%..............      28        13.9%     $   98,318,595      9.6%      1.48x           72.1%       7.887%
8.000% - 8.499%..............      37        18.4%     $  136,628,070     13.4%      1.48x           69.6%       8.318%
8.500% - 8.999%..............      22        10.9%     $  105,569,470     10.3%      1.51x           69.7%       8.736%
9.000% - 9.499%..............      10         5.0%     $   42,534,678      4.2%      1.52x           67.1%       9.213%
9.500% - 9.830%..............       5         2.5%     $    8,530,508      0.8%      1.54x           68.5%       9.736%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                           ORIGINAL TERM TO MATURITY

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
        ORIGINAL TERM             OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
         TO MATURITY           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          (MONTHS)               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------    --------------   -------   ------------   ------------   --------
 60..........................       3         1.5%     $   28,963,707      2.8%      1.37x           76.8%       7.537%
 84..........................      12         6.0%     $  141,545,500     13.9%      1.46x           74.2%       7.600%
108..........................       1         0.5%     $    3,091,388      0.3%      1.42x           74.2%       7.870%
120..........................     185        92.0%     $  846,999,963     83.0%      1.48x           71.6%       7.722%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                         ORIGINAL AMORTIZATION TERM (1)

                                                                                                   WEIGHTED
          ORIGINAL              NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
        AMORTIZATION              OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
            TERM               MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          (MONTHS)               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------    --------------   -------   ------------   ------------   --------
120..........................       1         0.5%     $      889,628      0.1%      2.06x           27.2%       7.620%
180..........................       1         0.5%     $    3,120,998      0.3%      1.42x           55.7%       7.380%
207..........................       1         0.5%     $    2,988,804      0.3%      1.77x           63.3%       8.450%
219..........................       1         0.5%     $    2,753,371      0.3%      1.69x           66.3%       8.450%
240..........................      17         8.5%     $   46,893,599      4.6%      1.59x           65.1%       8.304%
300..........................      65        32.3%     $  303,062,022     29.7%      1.58x           66.8%       8.013%
360..........................     115        57.2%     $  660,892,136     64.8%      1.41x           75.3%       7.510%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                           REMAINING TERM TO MATURITY

          RANGE OF                                                                                 WEIGHTED
          REMAINING             NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
          TERMS TO                OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
          MATURITY             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          (MONTHS)               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------    --------------   -------   ------------   ------------   --------
 40 -  59....................       3         1.5%     $   28,963,707      2.8%      1.37x           76.8%       7.537%
 60 -  83....................      11         5.5%     $  135,145,500     13.2%      1.46x           74.4%       7.638%
 84 - 119....................     185        92.0%     $  825,441,351     80.9%      1.48x           71.5%       7.747%
120 - 180....................       2         1.0%     $   31,050,000      3.0%      1.38x           76.1%       6.881%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                          YEAR OF MORTGAGE ORIGINATION

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
                                  OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
           YEAR OF             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
         ORIGINATION             LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------    --------------   -------   ------------   ------------   --------
1996.........................       5         2.5%     $   33,018,923      3.2%      1.36x           73.4%       8.799%
1997.........................     183        91.0%     $  840,102,484     82.3%      1.49x           71.4%       7.778%
1998.........................      13         6.5%     $  147,479,151     14.5%      1.38x           76.2%       7.015%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                           YEAR OF MORTGAGE MATURITY

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
                                  OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
           YEAR OF             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          MATURITY               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------    --------------   -------   ------------   ------------   --------
2002.........................       3         1.5%     $   28,963,707      2.8%      1.37x           76.8%       7.537%
2003.........................       1         0.5%     $    3,084,599      0.3%      1.41x           76.3%       9.040%
2004.........................       6         3.0%     $   67,483,955      6.6%      1.52x           70.9%       8.154%
2005.........................       5         2.5%     $   70,976,946      7.0%      1.41x           77.2%       7.010%
2006.........................       1         0.5%     $    3,091,388      0.3%      1.42x           74.2%       7.870%
2007.........................     133        66.2%     $  523,890,949     51.3%      1.47x           72.2%       8.071%
2008.........................      52        25.9%     $  323,109,014     31.7%      1.49x           70.7%       7.157%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     201       100.0%     $1,020,600,558    100.0%      1.47x           72.2%       7.701%
                                  ===       =====      ==============    =====       =====           ====        =====

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50165    La Terraza Apartments         Multifamily     $  6,250.00      $  109,119.62                      $ 52,260.00
50530    University Towers             Multifamily     $ 27,187.50      $   27,187.50                      $140,400.00
50230    Playa Pacifica Apartments     Multifamily     $ 40,100.00      $   40,232.52      $ 22,000.00     $ 61,845.00
50362    Trinity Towers                Multifamily                                         $141,480.00
50368    Le Club Apartments            Multifamily     $231,100.00      $2,322,028.11
50204    La Palma Apartments           Multifamily                                                         $132,068.04
50005    Somerset Pointe Apartments    Multifamily     $131,722.00                         $116,550.00     $ 99,444.00
50453    Buckingham Station Apts       Multifamily                                                         $ 97,380.00
50446    TownPark Crossing             Multifamily                                                         $ 30,300.00
         Apartments
50363    Montgomery Park Apartments    Multifamily                                                         $ 75,206.76
50299    Brandywood Park Apartments    Multifamily                                                         $ 29,400.00
50305    Briarwood Park Apts.          Multifamily                                                         $ 14,400.00
50333    Arch View Apartments          Multifamily                                                         $ 28,230.00
50417    Riverwood Apartments          Multifamily                                         $ 75,000.00     $ 84,504.00
50048    Hidden Brooks Apartments      Multifamily     $ 89,775.00                         $ 60,000.00     $ 40,200.00
50555    Loch Raven Apartments         Multifamily                                                         $ 87,552.00
50020    Idlewild Apartments           Multifamily     $493,756.00                                         $117,650.04
50054    Vista Springs Apartments      Multifamily     $ 22,800.00      $      104.86                      $ 43,500.00
50056    Crystal Lakes Apartments      Multifamily     $417,000.00      $  174,398.18                      $127,410.00
50606    The Landings at Bivens Arm    Multifamily                                                         $ 29,532.00
         Apartments
50264    Gables at Mountain Park       Multifamily     $ 43,125.00      $   43,358.12      $ 68,000.00     $ 19,350.00
50494    Biscayne Apartments           Multifamily     $120,625.00      $  120,625.00                      $ 91,760.04
50338    Bluebonnet Place              Multifamily                                         $ 30,000.00     $ 41,400.00
50420    Maison Bocage Apartments      Multifamily                                                         $ 20,799.96
50546    Heatherton Estates            Multifamily                      $   30,000.00                      $ 68,096.04
         Apartments
50416    Sierra Village Apartments     Multifamily                                                         $ 32,400.00
50452    Alder Ridge Apartments        Multifamily                                                         $ 22,320.00
50451    Sutter Ridge Apartments       Multifamily     $ 19,000.00      $   19,000.00
50337    Cimarron Place                Multifamily     $  6,400.00                                         $ 52,200.00
50465    Harborscape Apartments        Multifamily                      $    5,000.00                      $ 13,200.00
50334    Gardens at Lakewood Apts      Multifamily     $ 27,875.00      $   27,961.93                      $ 39,996.00
50223    Oak Park @ Briar Creek        Multifamily     $ 50,375.00      $   51,203.30                      $ 81,972.00
50432    Lacey Corporate Park Apts.    Multifamily                                         $200,000.00     $ 48,240.00
50222    Oak Park at Nations Ford      Multifamily     $ 63,250.00      $   64,290.00                      $ 83,022.00

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50165   $ 13,088.61       Yes                                                    02/11/98
50530                     Yes                                                    02/20/98
50230   $ 32,388.15       Yes                                                    02/12/98
50362   $141,480.70       Yes                                                    02/17/98
50368                     Yes                                                    02/12/98
50204   $ 55,164.30       Yes                                                    02/11/98
50005   $216,874.16       Yes                                                    02/17/98
50453   $  8,115.00       Yes                                                    02/12/98
50446   $  2,525.00       Yes                                                    02/11/98

50363   $ 12,560.27       Yes                                                    02/11/98
50299   $  2,458.79       Yes                                                    02/11/98
50305   $  2,404.63       Yes                                                    02/11/98
50333   $  4,705.00       Yes                                                    02/17/98
50417   $ 82,042.00       Yes                                                    02/12/98
50048   $ 88,338.64       Yes                                                    02/12/98
50555                     Yes                                                    02/18/98
50020   $ 11,132.49       Yes                                                    02/18/98
50054   $ 11,153.97       Yes                                                    02/12/98
50056   $ 74,780.94       Yes                                                    02/11/98
50606                     Yes                                                    02/18/98

50264   $ 73,208.47       Yes                                                    02/11/98
50494                     Yes                                                    02/18/98
50338   $ 40,449.72       Yes                                                    02/17/98
50420                     Yes                                                    02/11/98
50546                     Yes                                                    02/18/98

50416   $  5,400.00       Yes                                                    02/12/98
50452                     Yes                                                    02/17/98
50451                     Yes                                                    02/17/98
50337   $ 13,055.72       Yes                                                    02/17/98
50465   $  1,100.00       Yes                                                    02/12/98
50334   $  9,904.34       Yes                                                    02/17/98
50223   $ 20,559.34       Yes                                                    02/11/98
50432   $200,000.00       Yes                                                    02/12/98
50222   $ 20,822.69       Yes                                                    02/11/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50325    Oaks at Timuquana             Multifamily     $ 32,250.00      $   32,458.27                      $ 56,088.00
50304    Markey Meadows Townhomes      Multifamily     $  3,000.00      $    3,015.95
50219    Brighton Vista Apartments     Multifamily                                                         $ 11,556.00
50049    American House -- Lakeside    Multifamily     $ 37,500.00                                         $ 18,228.00
50067    Tramway Village Apartments    Multifamily     $187,653.00                         $ 90,000.00     $ 31,500.00
50342    Silver Manor Apartments       Multifamily                                                         $ 25,440.00
50365    Sandpiper Village             Multifamily                                                         $ 47,256.96
         Apartments
50373    March West Commons            Multifamily                                                         $ 34,560.00
         Apartments
50120    250 Main Street Apartments    Multifamily     $ 10,750.00      $   10,801.26                      $ 42,800.04
50209    Mondrian Apartments           Multifamily     $ 32,500.00      $   32,687.35      $ 10,000.00     $ 25,599.96
50597    La Aloma Apartments           Multifamily     $ 23,437.50                                           50,597.64
50335    The Terraces II At Metairie   Multifamily                                         $ 35,000.00     $ 35,772.00
50220    Cedar Trace Apartments        Multifamily                                         $ 50,000.00     $ 45,000.00
50468    Colony Apartments             Multifamily                                                         $ 22,272.00
50431    Ezzard Charles Apartments     Multifamily                                                         $ 64,800.00
50408    Placentia Meadows             Multifamily     $ 56,763.00                                         $ 20,040.00
50587    Summerfield Apts              Multifamily     $  5,125.00      $    5,125.00      $ 33,000.00     $ 22,359.96
50326    Willow Court Apts.            Multifamily     $124,884.00      $  125,327.79      $  5,000.00     $ 21,528.00
50197    Crescent Woods Apartments     Multifamily                                         $ 10,000.00     $ 18,504.00
50057    American House --             Multifamily     $ 31,250.00      $   31,739.73                      $ 15,576.00
         Bloomfield
50006    Dekalb Apartments             Multifamily     $ 33,750.00                                         $ 29,259.96
50340    The Spires of Sherwood        Multifamily                                         $ 20,000.00     $ 27,900.00
         Apartments
50087    Parkside Apartments           Multifamily                                                         $ 11,025.00
50093    Cedar Ave and Hampden Place   Multifamily     $ 42,125.00      $   42,584.27                      $ 34,832.04
         Apts
50242    Hudson Realty Apartments      Multifamily     $ 28,750.00                         $ 30,000.00     $ 41,000.04
50250    Bartlett Heights Apartments   Multifamily
50392    12th Street Apartments        Multifamily     $100,487.50      $  101,148.32                      $ 25,425.00
50410    Spanish Trace                 Multifamily     $ 38,875.00      $   38,942.10                      $ 31,200.00
50249    Moana Apartments              Multifamily                                                         $ 26,700.00
50254    Greenview Apartments          Multifamily                                         $ 50,000.00
50028    Bella Vista Apartments        Multifamily     $ 19,751.00      $   20,033.78      $ 15,000.00     $ 29,700.00
50163    Silver Lake Apartments        Multifamily                                         $100,000.00
50277    Lakeview Manor Apartments     Multifamily                                                         $ 14,520.00

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50325   $ 18,722.25       Yes                                                    02/11/98
50304                     Yes                                                    02/11/98
50219   $  2,894.08       Yes                                                    02/11/98
50049   $ 13,755.86       Yes                                                    02/12/98
50067   $120,784.89       Yes                                                    02/11/98
50342   $  4,240.00       Yes                                                    02/12/98
50365                     Yes                                                    02/11/98

50373                     Yes                                                    02/11/98

50120   $ 10,705.68       Yes                                                    02/17/98
50209   $ 18,600.91       Yes                                                    02/17/98
50597   $ 27,654.17       Yes                                                    02/11/98
50335   $ 41,046.42       Yes                                                    02/17/98
50220   $ 61,839.18       Yes                                                    02/17/98
50468                     Yes                                                    02/12/98
50431   $ 10,807.10       Yes                                                    02/17/98
50408   $  3,340.00       Yes                                                    02/12/98
50587   $ 34,863.33       Yes                                                    02/12/98
50326   $ 10,402.11       Yes                                                    02/17/98
50197   $ 16,236.53       Yes                                                    02/17/98
50057   $ 10,437.47       Yes                                                    02/12/98

50006   $ 15,192.04       Yes                                                    02/11/98
50340   $ 24,689.46       Yes                                                    02/17/98

50087   $  5,519.97       Yes                                                    02/11/98
50093   $ 17,496.96       Yes                                                    02/11/98

50242   $ 31,294.49       Yes                                                    02/17/98
50250                     Yes                                                    02/11/98
50392   $  4,244.82       Yes                                                    02/11/98
50410   $  2,600.00       Yes                                                    02/11/98
50249   $  6,675.00       Yes                                                    02/12/98
50254   $ 50,658.98       Yes                                                    02/11/98
50028   $ 35,118.63       Yes                                                    02/12/98
50163   $ 60,746.80       Yes                                                    02/11/98
50277   $  4,843.40       Yes                                                    02/12/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50218    Remington Forest Apartments   Multifamily     $ 48,046.25      $   48,836.26                      $ 18,600.00
50462    Alden Trace Apartments        Multifamily                                         $ 20,000.00     $ 35,499.96
50091    West 176th Street             Multifamily     $ 35,375.00      $   35,760.66                      $ 17,346.00
50147    River Island Apartments       Multifamily     $ 11,187.50      $   11,356.37                      $ 51,840.00
50140    Karen Gardens Apartments      Multifamily     $136,895.00      $  117,716.50      $ 25,000.00     $ 13,596.00
50569    Charlestown Properties        Multifamily     $  5,925.00      $    5,927.89      $ 15,000.00
50450    Riverside Apartments          Multifamily     $  3,125.00      $    3,128.41      $  3,500.00     $  5,496.00
50414    Falcon House Apartments       Multifamily                                         $ 15,000.00     $ 16,404.00
50503    Fremont Court Apts            Multifamily                                         $ 44,860.00     $  6,504.00
50014    The Chimneys                  Multifamily     $  2,500.00      $    2,600.09                      $ 18,360.00
50200    Cedar Ridge Apartments        Multifamily     $  2,500.00      $    2,521.97                      $ 14,400.00
50430    The Wedge Apartments          Multifamily                                                         $ 19,551.96
50306    Oasis Apartments              Multifamily     $ 43,718.75      $   43,945.31      $  3,600.00     $ 30,099.96
50253    Jefferson Arms Apartments     Multifamily     $ 13,438.00                         $ 75,000.00     $ 24,000.00
50080    Vero Beach Landings South     Multifamily
50081    Vero Beach Landings North     Multifamily
50377    Rolling Hills Apts.           Multifamily     $ 38,000.00      $   38,120.57      $ 10,000.00     $ 28,800.00
50404    Oak Hill Apartments           Multifamily                                                         $ 16,200.00
50260    Westview Apartments           Multifamily     $ 22,812.50      $   23,187.61                      $ 12,180.00
50489    Raintree Apartments           Multifamily                                                         $  4,392.00
50309    Park Regency Apartments       Multifamily     $114,313.00      $  114,852.80      $ 50,000.00     $ 21,000.00
50339    Madelaine Manor Townhomes     Multifamily                                                         $ 13,596.00
50501    Loma Vista Apts               Multifamily                                                         $ 16,800.00
50490    Harborside Apartments         Multifamily     $ 37,500.00      $   37,546.97      $  6,500.00     $ 11,000.04
50063    Tremont Manor                 Multifamily     $ 23,875.00                                         $ 13,200.00
50399    63-67 West 107th St. Apts.    Multifamily     $  5,000.00      $    5,011.92                      $ 10,208.04
50412    Landings & Marina             Multifamily                                                         $ 10,404.00
50217    Donaree Village Apartments    Multifamily     $  3,750.00      $    3,789.47      $ 90,400.00     $ 46,737.96
50059    Twins Apartments              Multifamily     $  9,500.00      $        9.09
50318    Enfield Court Apts.           Multifamily                                                         $  7,395.00
50469    Southport Apartments          Multifamily                                                         $ 14,675.04
50060    Lisa Apartments               Multifamily     $  3,625.00
50215    Lexington Place               Multifamily
50481    Silver Sands Factory Stores     Retail                                                            $ 42,984.00
50604    Flagler Park Plaza S/C          Retail                                            $ 50,000.00     $ 55,820.28
50488    Mall St. Vincent                Retail                                                            $ 20,076.00

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50218   $  6,237.77       Yes                                                    02/11/98
50462   $ 25,929.38       Yes                                                    02/12/98
50091   $  8,713.31       Yes                                                    02/11/98
50147   $ 13,005.40       Yes                                                    02/11/98
50140   $ 30,835.58       Yes                                                    02/17/98
50569   $ 15,007.32       Yes                                                    02/17/98
50450   $  3,961.81       Yes                                                    02/17/98
50414   $ 17,760.38       Yes                                                    02/12/98
50503   $ 44,906.51       Yes                                                    02/17/98
50014   $ 14,032.31       Yes                                                    02/11/98
50200   $  1,204.31       Yes                                                    02/11/98
50430   $ 46,046.88       Yes                                                    02/11/98
50306   $  6,126.99       Yes                                                    02/11/98
50253   $ 59,493.45       Yes                                                    02/12/98
50080                     Yes                                                    02/20/98
50081                     Yes                                                    02/20/98
50377   $ 17,234.88       Yes                                                    02/17/98
50404   $  2,702.87       Yes                                                    02/11/98
50260   $  4,084.60       Yes                                                    02/11/98
50489   $ 50,366.00       Yes                                                    02/11/98
50309   $ 55,489.42       Yes                                                    02/12/98
50339   $  3,401.48       Yes                                                    02/17/98
50501   $  1,400.00       Yes                                                    02/18/98
50490   $  7,424.80       Yes                                                    02/17/98
50063   $  3,461.49       Yes                                                    02/11/98
50399   $    850.67       Yes                                                    02/11/98
50412   $  1,734.00       Yes                                                    02/12/98
50217   $ 95,259.20       Yes                                                    02/11/98
50059                     No                                                     02/11/98
50318   $  1,232.50       Yes                                                    02/11/98
50469   $  2,245.84       Yes                                                    02/11/98
50060   $      3.46       No                                                     02/11/98
50215                     No                                                     02/18/98
50481   $  3,582.00       Yes       $100,000.00                   $100,005.42    02/17/98
50604   $ 50,000.00       Yes                                                    02/18/98
50488   $  1,673.00       Yes       $526,667.00                   $526,695.57    02/17/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50021    International Drive Value       Retail        $  7,500.00                                         $  9,297.60
         Center
50131    Copperwood Shopping Center      Retail                         $  290,941.43                      $  7,968.00
50243    Towers Shopping Center          Retail                                                            $ 41,772.96
50328    East Village Square             Retail                                                            $ 11,040.00
50464    Flamingo Market Place           Retail        $ 46,718.75      $   47,134.67                      $ 16,545.00
50132    Fashion Mall Commons            Retail                                                            $ 11,000.04
50153    Village at Woodland Hills       Retail        $ 51,188.00                                         $ 68,964.00
50699    Parkway Village S/C             Retail                                            $  7,512.00     $ 40,941.96
50246    Newberry Crossing               Retail                                                            $ 27,768.00
50262    Breezewood Center               Retail                                                            $ 10,116.00
50301    Foodsco Supermarket             Retail                                                            $  5,947.80
50293    Jumbo Sports #53                Retail                                                            $  4,260.00
50252    Prosperity Center               Retail                                                            $  9,672.00
50442    Borders Retail Center           Retail                                                            $  4,665.96
50138    Hunt Club Corners Shopping      Retail        $ 47,200.00      $   48,203.93      $137,692.00     $ 28,441.32
         Center
50289    Whalley Commons                 Retail                                                            $  5,523.00
50055    Ruisseau Village                Retail        $ 30,312.50      $   30,313.00                      $ 49,223.16
50134    Gallery at Rivergate            Retail        $  6,250.00      $    6,381.04                      $ 20,123.28
50429    Peachtree Paces                 Retail                                                            $  4,342.32
50314    Sunset and 97th                 Retail        $  7,487.50      $    7,561.30                      $  5,095.44
50199    Oyster Point Square             Retail                                                            $ 28,652.04
         Shopping Center
50471    Ajax Mountain Building          Retail        $ 16,562.50                                         $  5,304.00
50303    Jumbo Sports #57                Retail                                                            $  3,486.00
50113    Centre South Shopping           Retail                                                            $  4,848.00
         Center
50513    Macey's Shopping Center         Retail                                                            $ 13,060.80
50612    Eastchester Market Shopping     Retail                                                            $  4,944.00
         Center
50271    South Salisbury Plaza           Retail                                                            $ 10,033.08
         Shopping Center
50161    Putnam County Plaza             Retail
50329    Skillman Audelia Shopping       Retail                                                            $  8,436.00
         Center
50266    The Paler Development           Retail        $ 24,125.00      $   24,489.14                      $  9,017.04

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50021   $ 10,307.42       Yes                                                    02/11/98

50131   $  2,682.18       Yes       $441,264.00                                  02/11/98
50243   $  3,481.08       Yes                                                    02/11/98
50328   $ 51,945.53       Yes                                                    02/12/98
50464   $  2,761.16       Yes                                                    02/11/98
50132   $    916.67       Yes                                                    02/11/98
50153   $ 28,803.16       Yes                                                    02/12/98
50699                     Yes                                                    02/11/98
50246   $  2,314.00       Yes       $150,000.00     $ 30,000.00   $152,631.51    02/17/98
50262   $  3,376.20       Yes                                                    02/12/98
50301   $    992.55       Yes                                                    02/18/98
50293   $  1,068.81       Yes                                                    02/11/98
50252   $  1,612.00       Yes                                                    02/12/98
50442                     Yes                                                    02/20/98
50138   $152,630.96       Yes                                                    02/11/98

50289   $    460.25       Yes                                                    02/11/98
50055   $ 32,821.87       Yes                                                    02/11/98
50134   $  8,450.52       Yes       $100,000.00                                  02/11/98
50429   $    361.86       Yes                                                    02/11/98
50314   $    424.85       Yes                                                    02/11/98
50199   $  7,170.38       Yes                                                    02/12/98

50471   $    885.53       Yes                                                    02/20/98
50303   $    874.63       Yes                                                    02/11/98
50113   $  2,447.01       Yes                                                    02/20/98

50513   $ 46,401.00       Yes                                                    02/11/98
50612   $    412.00       Yes                                                    02/12/98

50271   $  1,675.07       Yes                                                    02/11/98

50161                     Yes                                                    02/11/98
50329   $  2,110.63       Yes                                                    02/12/98

50266   $  2,261.67       Yes                                                    02/20/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50116    Price Chopper Plaza             Retail        $264,375.00      $  268,365.41                      $ 16,841.04
50066    East Lake Shopping Center       Retail        $  3,281.00                                         $ 21,156.00
50128    Chapel Hill Shopping Center     Retail                                            $100,000.00     $ 30,000.00
50051    Marketplace @ Tamarac           Retail        $ 57,500.00                                         $ 20,232.00
50168    Rialto Shopping Center          Retail        $ 60,728.00      $   60,924.49                      $ 17,976.00
50186    Princess Jeanne Shopping        Retail        $193,238.00                                         $ 26,808.00
         Center
50144    Pecos-McLeod Plaza              Retail                                                            $  4,404.00
50248    Union Park Shopping Center      Retail        $ 42,250.00      $   42,312.09                      $ 22,074.96
50245    Pompano Center                  Retail                                                            $  2,397.00
50007    Fairmont Village Shopping       Retail                                                            $  1,098.36
         Center
50002    Worth Plaza                     Retail        $ 73,124.00      $   16,825.10                      $ 18,915.96
50158    Norwood Plaza Shopping          Retail        $ 14,400.00      $   14,526.57                      $  9,339.96
         Center
50443    Westside Plaza Shopping         Retail        $ 64,812.50      $   64,812.50                      $ 13,545.00
         Center
50283    Walgreens at Camino Gardens     Retail                                                            $  6,165.96
50095    Vaughn's @ East North           Retail        $ 70,581.00      $   15,646.89                      $ 10,865.04
50043    Shoppes at Farmville            Retail        $ 24,718.00      $   24,939.12                      $  4,380.00
50227    University East Shopping        Retail                                                            $ 17,308.20
         Center
50115    Old National Commons            Retail        $ 22,512.00      $   22,930.39                      $ 16,422.96
50302    Jumbo Sports #54                Retail        $  1,062.50      $    1,078.83                      $  2,799.96
50518    Windsor Locks Retail Center     Retail                                                            $  2,844.96
50205    Lakewood Shopping Center        Retail                                                            $ 14,964.48
50061    Riverdale Square Shopping       Retail                                                            $ 21,219.96
         Center
50201    Richland Crossing Shopping      Retail        $    625.00                                         $  7,482.60
         Center
50270    Post Plaza Shopping Center      Retail        $ 35,156.00      $   35,554.18                      $  3,384.00
50191    Days Suites Kissimmee Lodge      Hotel        $  1,812.50      $    1,824.42      $500,000.00     $608,460.00
         (Main Gate)
50027    Holiday Inn Sunspree Resort      Hotel        $ 13,625.00                                         $162,108.00
50247    St. Joseph's Holiday Inn &       Hotel                                                            $136,170.00
         Conference Center
50146    Quality Inn Shenandoah           Hotel        $ 98,665.00      $   85,465.84                      $ 81,750.00

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50116   $  4,225.38       Yes       $225,000.00                   $228,396.11    02/11/98
50066   $ 21,519.97       Yes                                                    02/17/98
50128   $103,031.51       Yes                                                    02/20/98
50051   $  6,963.27       Yes                                                    02/17/98
50168   $  4,496.54       Yes       $ 25,000.00     $ 30,000.00   $ 32,580.68    02/17/98
50186   $  8,950.47       Yes                                                    02/11/98

50144                     Yes                                                    02/11/98
50248   $  1,839.58       Yes                                                    02/17/98
50245   $    199.75       Yes                                                    02/17/98
50007   $  1,111.67       Yes                                                    02/11/98

50002   $ 14,259.24       Yes                                                    02/17/98
50158   $  1,559.45       Yes                                                    02/20/98

50443                     Yes                                                    02/18/98

50283   $  1,027.66       Yes                                                    02/17/98
50095   $  6,411.43       Yes                                                    02/11/98
50043   $  2,566.04       Yes                                                    02/12/98
50227   $  4,327.05       Yes                                                    02/11/98

50115   $  8,268.78       Yes                                                    02/11/98
50302   $    702.50       Yes                                                    02/11/98
50518                     Yes                                                    02/11/98
50205   $  5,036.16       Yes                                                    02/11/98
50061   $ 12,525.09       Yes                                                    02/11/98

50201   $  1,870.74       Yes                                                    02/12/98

50270   $    282.75       Yes                                                    02/11/98
50191   $266,073.34       Yes                                                    02/17/98

50027   $ 70,486.32       Yes                                                    02/17/98
50247   $ 22,695.00       Yes                                                    02/17/98

50146   $ 13,690.31       Yes                                                    02/11/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50038    Days Inn -- Sellersburg          Hotel        $104,313.00      $  107,992.05                      $ 48,756.00
50079    Days Inn -- Emmorton             Hotel                                                            $ 23,499.96
50397    The Baltic Inn                   Hotel        $  1,062.50      $    1,062.50
50704    Research Tri-Center South A   Industrial      $ 18,071.00      $   18,071.00                      $ 40,756.08
50727    Research Tri-Center North B   Industrial      $138,600.00      $  173,250.00                      $ 30,380.04
50284    River Oaks Medical Office       Office                                                            $ 15,379.56
50286    101 Rogers Street Office        Office        $ 78,219.00      $   47,410.43                      $ 11,856.00
         Building
50367    10 Park Place                   Office                                            $ 20,000.00     $ 52,677.96
50239    Hamilton Square Showroom        Office        $  2,500.00      $    2,526.31                      $ 20,960.16
50396    8888 LaDue Rd.                  Office
50288    Ogden Medical Center            Office        $  6,250.00                                         $ 13,800.00
50152    Southern Avenue Office          Office        $ 16,875.00                                         $  8,700.00
         Plaza
50405    3-C Office Building             Office                                                            $  5,397.00
50474    Corporate Oaks Office           Office        $  6,906.25      $    6,963.26      $ 12,410.00     $ 12,542.64
         Building
50390    Witchduck Exchange              Office        $ 42,123.75      $   42,297.27                      $ 12,865.20
50276    Cameron Office and              Office                                                            $  5,040.00
         Warehouse
50185    Shrewsbury Center               Office        $  2,105.00      $    2,136.76                      $  1,845.96
50023    Emmorton Office Building        Office                                                            $  3,171.00
50370    All Saints Health Care        Health Care     $  1,915.00      $    1,932.34      $  2,400.00     $ 28,800.00
50241    Palm Gardens Nursing Home     Health Care                                         $177,149.00
50485    Bermuda Village Retirement    Health Care     $ 16,250.00      $   16,334.21      $    896.00     $  5,376.00
         Community
50371    Montclair Nursing Center      Health Care                                         $  5,250.00     $ 31,500.00
50092    St. Andrews Care Center       Health Care     $ 14,566.00                                         $ 14,628.00
50308    Brooklyn Manor Home for       Health Care     $109,125.00      $  109,340.29                      $ 54,000.00
         Adults
50343    Glisan Care Center            Health Care
50022    Belair Residences             Health Care                      $   44,282.10                      $ 16,632.00
50350    Applebee's Store #100          Franchise                                          $  1,500.00
         (East Washington)
50356    Applebee's Store #200          Franchise                                          $  1,500.00
         (Speedway)
50357    Applebee's Store #1900         Franchise                                          $  1,500.00
         (Anderson)

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50038   $ 32,971.37       Yes                                                    02/11/98
50079   $ 13,872.18       Yes                                                    02/11/98
50397   $    275.00       Yes                                                    02/12/98
50704                     Yes                                                    02/18/98
50727                     Yes                                                    02/18/98
50284   $  3,850.58       Yes       $300,000.00                   $300,640.88    02/17/98
50286   $  1,977.84       Yes                                                    02/17/98
50367   $ 24,408.46       Yes       $ 50,000.00     $105,600.00   $ 58,877.79    02/17/98
50239   $  3,498.93       Yes                                                    02/11/98
50396                     No                                                     02/20/98
50288   $  3,451.69       Yes                                                    02/12/98
50152   $  3,634.45       Yes                                                    02/11/98
50405   $    901.71       Yes                       $ 72,000.00   $ 12,029.50    02/11/98
50474   $ 13,557.94       Yes                                                    02/11/98
50390   $  1,072.10       Yes                                                    02/11/98
50276   $    840.00       Yes                                                    02/11/98
50185   $    463.16       Yes                                                    02/11/98
50023   $  3,665.88       Yes                       $ 23,796.96                  02/20/98
50370   $  7,230.34       Yes                                                    02/11/98
50241   $180,492.00       Yes                                                    02/11/98
50485   $  1,348.76       Yes                                                    02/20/98
50371   $  7,931.27       Yes                                                    02/11/98
50092   $  8,594.22       Yes                                                    02/11/98
50308   $  9,000.00       Yes                                                    02/17/98
50343                     Yes                                                    02/11/98
50022                     Yes                                                    02/20/98
50350   $  1,522.63       Yes                                                    02/11/98
50356   $  1,522.63       Yes                                                    02/11/98
50357   $  1,522.63       Yes                                                    02/11/98

                                    ANNEX B

    CAPITAL IMPROVEMENT, REPLACEMENT AND TENANT IMPROVEMENT RESERVE ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                     INITIAL DEPOSIT   CURRENT BALANCE                       ANNUAL
                                                       TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT   DEPOSIT TO
 LOAN                                                  IMPROVEMENT       IMPROVEMENT     TO REPLACEMENT    REPLACEMENT
NUMBER          PROPERTY NAME         PROPERTY TYPE     RESERVES          RESERVES          RESERVES        RESERVES
------   ---------------------------  -------------  ---------------   ---------------   ---------------   -----------
50355    Applebee's Store #500          Franchise                                          $  1,500.00
         (Plainfield)
50353    Applebee's Store #700          Franchise                                          $  1,500.00
         (Fishers)
50351    Applebee's Store #800          Franchise                                          $  1,500.00
         (Franklin)
50359    Applebee's Store #600          Franchise                                          $  1,500.00
         (New Castle)
50352    Applebee's Store #400          Franchise                                          $  1,500.00
         (Crawfordsville)
50345    Applebee's Store #1000         Franchise                                          $  1,500.00
         (Westfield)
50347    Applebee's Store #900          Franchise                                          $  1,500.00
         (Kokomo)
50344    Applebee's Store #1100         Franchise                                          $  1,500.00
         (Columbus)
50346    Applebee's Store #1600         Franchise                                          $  1,500.00
         (Muncie)
50012    All Storage Self-Storage     Mini Storage                                                         $ 12,408.00
         Facilities
50407    The Gauntlet at Curtis Park   Golf Course     $ 24,688.00      $   24,760.92      $ 80,000.00     $ 63,972.36

          CURRENT                                     ANNUAL        CURRENT
         BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
 LOAN   REPLACEMENT    INSURANCE     TO TI/LC          TI/LC         TI/LC
NUMBER    RESERVES      ESCROW       RESERVES        RESERVES      RESERVES     REPORT DATE
------  ------------   ---------  ---------------   -----------   -----------   -----------
50355   $  1,522.63       Yes                                                    02/11/98

50353   $  1,522.63       Yes                                                    02/11/98

50351   $  1,522.63       Yes                                                    02/11/98

50359   $  1,522.63       Yes                                                    02/11/98

50352   $  1,522.63       Yes                                                    02/11/98

50345   $  1,522.63       Yes                                                    02/11/98

50347   $  1,522.63       Yes                                                    02/11/98

50344   $  1,522.63       Yes                                                    02/11/98

50346   $  1,522.63       Yes                                                    02/11/98

50012   $  6,558.83       Yes                                                    02/17/98

50407   $ 10,669.51       Yes                                                    02/12/98

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                       STUDIO           1 BEDROOM       2 BEDROOM
                                                               UTILITIES          -----------------   -------------   -------------
 LOAN                                    CUT-OFF                TENANT              # OF       AVG    # OF     AVG    # OF     AVG
NUMBER         PROPERTY NAME             BALANCE                 PAYS               UNITS     RENT    UNITS   RENT    UNITS   RENT
------  ----------------------------  --------------   -------------------------  ---------   -----   -----   -----   -----   -----
50005   Somerset Pointe Apartments     17,030,538.07           Electric                0          0    196      555    236      646
50006   Dekalb Apartments               3,084,598.97         Electric/Gas             33        489     59      558     23      685
50014   The Chimneys                    2,011,564.64         Electric/Gas             20        350     42      340     40      425
50020   Idlewild Apartments             7,338,803.39         Electric/Gas              0          0    173      385    129      470
50028   Bella Vista Apartments          2,588,579.33           Electric                0          0     24      485     60      540
50048   Hidden Brooks Apartments        8,314,023.14           Electric                0          0    200      668      1    1,050
50049   American House -- Lakeside      4,464,021.72           Electric                0          0     47    1,505     34    1,683
50054   Vista Springs Apartments        6,753,468.89           Electric                0          0    108      545    104      690
50056   Crystal Lakes Apartments        6,717,102.42           Electric               98        394    225      459    110      559
50057   American House -- Bloomfield    3,232,370.30             None                 60      1,648     29    1,750      0        0
50059   Twins Apartments                1,074,990.81           Electric                0          0     12      497     23      591
50060   Lisa Apartments                   895,931.89           Electric                6        358     26      443      8      553
50063   Tremont Manor                   1,294,032.14         Electric/Gas              0          0     48      371     18      471
50067   Tramway Village Apartments      4,346,279.59          Sewer/Water              0          0     40      454     80      554
50080   Vero Beach Landings South       1,053,131.18     Electric/Sewer/Water          0          0      0        0     40      590
50081   Vero Beach Landings North         842,504.57           Electric                0          0      0        0     32      580
50087   Parkside Apartments             2,961,972.04   Electric/Gas/Sewer/Water        0          0     63      569      0        0
50091   West 176th Street               2,214,255.05         Electric/Gas              0          0     11      605     21      778
50093   Cedar Ave and Hampden Place
        Apts                            2,939,065.17         Electric/Gas              4        549     86      551     16      651
50120   250 Main Street Apartments      4,187,779.40           Electric                0          0     43      436    171      662
50140   Karen Gardens Apartments        2,102,259.78           Electric                2        563     66      849      0        0
50147   River Island Apartments         2,115,946.65           Electric                0          0     66      457     66      553
50163   Silver Lake Apartments          2,495,317.08           Electric               28        569    152      631     28      782
50165   La Terraza Apartments          27,916,466.70           Electric                0          0    144      758    144      982
50197   Crescent Woods Apartments       3,239,637.51           Electric                0          0     56      923     18    1,070
50200   Cedar Ridge Apartments          1,995,509.80           Electric                0          0      0        0     72      503
50204   La Palma Apartments            17,806,279.01           Electric                0          0    240      510    276      610
50209   Mondrian Apartments             4,136,192.37           Electric               16        548     60      675     37      936
50215   Lexington Place                   889,627.52           Electric                0          0     80      359     74      478
50217   Donaree Village Apartments      1,197,422.28           Electric                0          0     58      344     96      440
50218   Remington Forest Apartments     2,352,095.33     Electric/Sewer/Water          0          0      0        0     10      710
50219   Brighton Vista Apartments       4,487,140.85         Electric/Gas             16        722     30      879     20    1,012
50220   Cedar Trace Apartments          3,907,557.45           Electric                0          0     84      387     76      481
50222   Oak Park at Nations Ford        4,586,372.28           Electric                0          0     41      400     94      510

          3 BEDROOM       4 BEDROOM
        -------------   -------------
 LOAN   # OF     AVG    # OF     AVG
NUMBER  UNITS   RENT    UNITS   RENT
------  -----   -----   -----   -----
50005     20      815      0        0
50006     23      782      2      830
50014      0        0      0        0
50020     62      572      0        0
50028     24      653      0        0
50048      0        0      0        0
50049      0        0      0        0
50054      0        0      0        0
50056     32      659      0        0
50057      0        0      0        0
50059      0        0      0        0
50060      0        0      0        0
50063      0        0      0        0
50067     60      655      0        0
50080      0        0      0        0
50081      0        0      0        0
50087      0        0      0        0
50091     10      836      0        0
50093
           6      771      0        0
50120      0        0      0        0
50140      0        0      0        0
50147     12      594      0        0
50163     14      941      0        0
50165    114    1,052      0        0
50197      0        0      0        0
50200      0        0      0        0
50204     32      786      0        0
50209     15    1,062      0        0
50215      0        0      0        0
50217     16      535      0        0
50218     52      810      0        0
50219      0        0      0        0
50220     40      592      0        0
50222     67      570      0        0

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                       STUDIO           1 BEDROOM       2 BEDROOM
                                                               UTILITIES          -----------------   -------------   -------------
 LOAN                                    CUT-OFF                TENANT              # OF       AVG    # OF     AVG    # OF     AVG
NUMBER         PROPERTY NAME             BALANCE                 PAYS               UNITS     RENT    UNITS   RENT    UNITS   RENT
------  ----------------------------  --------------   -------------------------  ---------   -----   -----   -----   -----   -----
50223   Oak Park @ Briar Creek          4,686,076.03           Electric               24        365    114      435    138      495
50230   Playa Pacifica Apartments      18,739,697.43           Electric               85        760    153      897     47    1,245
50242   Hudson Realty Apartments        2,890,743.02           Electric               10        325     92      438     88      522
50249   Moana Apartments                2,791,885.56         Electric/Gas             60        430     55      515      1      575
50250   Bartlett Heights Apartments     2,852,432.97         Electric/Gas              0          0      0        0    125      526
50253   Jefferson Arms Apartments       1,992,363.43           Electric                0          0     24      405     36      451
50254   Greenview Apartments            2,685,709.31         Electric/Gas              0          0    119      515     10      623
50260   Westview Apartments             1,674,182.86           Electric                0          0      0        0     42      748
50264   Gables at Mountain Park         6,630,061.59           Electric                0          0     62      740     67      846
50277   Lakeview Manor Apartments       2,492,863.20             None                  0          0     54      463     29      567
50299   Brandywood Park Apartments      3,871,077.75             None                168        410      0        0      0        0
50304   Markey Meadows Townhomes        4,581,977.73     Electric/Sewer/Water          0          0      0        0     62      680
50305   Briarwood Park Apts.            1,671,148.26             None                 72        424      0        0      0        0
50306   Oasis Apartments                1,994,923.99         Electric/Gas             16        360     24      434     46      527
50309   Park Regency Apartments         1,595,174.01           Electric               25        294     36      357     36      388
50318   Enfield Court Apts.             1,027,710.58        Electric/Water             0          0     10      563     19      751
50325   Oaks at Timuquana               4,583,230.72           Electric               32        395     64      445     88      547
50326   Willow Court Apts.              3,289,805.89           Electric                1        470     56      504     48      634
50333   Arch View Apartments            9,816,031.87         Electric/Gas              8        717     58      859     60    1,105
50334   Gardens at Lakewood Apts        4,785,765.54           Electric                0          0     92      424    106      514
50335   The Terraces II At Metairie     3,910,799.03           Electric                0          0    103      378     56      557
50337   Cimarron Place                  5,224,245.24           Electric                0          0    122      438    110      600
50338   Bluebonnet Place                5,902,444.18           Electric                0          0     32      461     80      539
50339   Madelaine Manor Townhomes       1,555,373.80         Electric/Gas              0          0      0        0     42      485
50340   The Spires of Sherwood Apts.    3,032,609.84           Electric                0          0      0        0     64      470
50342   Silver Manor Apartments         4,330,168.20           Electric                0          0      7      636     89      738
50362   Trinity Towers                 18,714,506.84           Electric               73        988    183    1,217      6    1,650
50363   Montgomery Park Apartments      7,672,938.83             None                  0          0      3      525    153      575
50365   Sandpiper Village Apartments    4,292,238.63         Electric/Gas              0          0      0        0    192      548
50368   Le Club Apartments             18,145,865.78           Electric                0          0     96      723    344      824
50373   March West Commons Apts.        4,192,763.43         Electric/Gas              0          0     32      543     96      598
50377   Rolling Hills Apts.             1,794,662.09         Electric/Gas              0          0     64      325     64      413
50392   12th Street Apartments          2,843,588.66         Electric/Gas             79        464     34      588      0        0

          3 BEDROOM       4 BEDROOM
        -------------   -------------
 LOAN   # OF     AVG    # OF     AVG
NUMBER  UNITS   RENT    UNITS   RENT
------  -----   -----   -----   -----
50223      0        0      0        0
50230      0        0      0        0
50242     15      660      0        0
50249      0        0      0        0
50250     48      630      0        0
50253     24      517     12      559
50254      0        0      0        0
50260      0        0      0        0
50264      0        0      0        0
50277      0        0      0        0
50299      0        0      0        0
50304     46      733      0        0
50305      0        0      0        0
50306      0        0      0        0
50309      8      427      0        0
50318      0        0      0        0
50325     44      645      0        0
50326      0        0      0        0
50333      0        0      0        0
50334      0        0      0        0
50335      0        0      0        0
50337      0        0      0        0
50338     48      693     24      753
50339     26      555      0        0
50340     52      588      8      620
50342      0        0      0        0
50362      0        0      0        0
50363    104      650      0        0
50365      0        0      0        0
50368      0        0      0        0
50373      0        0      0        0
50377      0        0      0        0
50392      0        0      0        0

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                       STUDIO           1 BEDROOM       2 BEDROOM
                                                               UTILITIES          -----------------   -------------   -------------
 LOAN                                    CUT-OFF                TENANT              # OF       AVG    # OF     AVG    # OF     AVG
NUMBER         PROPERTY NAME             BALANCE                 PAYS               UNITS     RENT    UNITS   RENT    UNITS   RENT
------  ----------------------------  --------------   -------------------------  ---------   -----   -----   -----   -----   -----
50399   63-67 West 107th St. Apts.      1,257,268.76         Electric/Gas              0          0     16      513     36      574
50404   Oak Hill Apartments             1,757,140.33         Electric/Gas              6        245    150      305      6      345
50408   Placentia Meadows               3,388,556.44           Electric                0          0      1      600     79      705
50410   Spanish Trace                   2,802,854.18           Electric                0          0     24      450     64      495
50412   Landings & Marina               1,222,452.20           Electric                0          0     28      398     24      438
50414   Falcon House Apartments         2,075,673.94           Electric                1        425     39      466     38      544
50416   Sierra Village Apartments       5,287,468.19           Electric                0          0     42      451    142      524
50417   Riverwood Apartments            9,283,361.52           Electric               78        475    139      577    121      650
50420   Maison Bocage Apartments        5,839,609.21           Electric                0          0      0        0     48      785
50430   The Wedge Apartments            1,995,026.34           Electric                0          0      0        0      0        0
50431   Ezzard Charles Apartments       3,392,040.18         Electric/Gas              0          0    106      275    144      330
50432   Lacey Corporate Park Apts.      4,594,528.77           Electric                8        430    184      505     49      627
50446   TownPark Crossing Apartments   13,663,259.67           Electric                0          0    150      655    150      800
50450   Riverside Apartments            2,086,317.39         Electric/Gas              0          0      0        0     12    1,400
50451   Sutter Ridge Apartments         5,255,089.80         Electric/Gas              0          0     56      575     96      708
50452   Alder Ridge Apartments          5,255,089.80         Electric/Gas              0          0     40      655     80      780
50453   Buckingham Station Apts        16,969,438.61           Electric                0          0    192      561    212      679
50462   Alden Trace Apartments          2,334,445.10           Electric                0          0     40      407    102      489
50465   Harborscape Apartments          4,891,268.62         Electric/Gas              0          0      0        0     88      768
50468   Colony Apartments               3,842,903.81         Electric/Gas              0          0     17      725     71      829
50469   Southport Apartments            1,017,626.27           Electric                0          0     28      446     21      544
50489   Raintree Apartments             1,620,958.91   Electric/Gas/Sewer/Water        1        325      0        0     25      800
50490   Harborside Apartments           1,297,784.98             None                  0          0     17      621     27      740
50494   Biscayne Apartments             6,400,000.00           Electric               48        367    114      464    160      538
50501   Loma Vista Apts                 1,429,472.76           Electric                0          0     45      396     25      485
50503   Fremont Court Apts              2,047,533.22     Electric/Sewer/Water          0          0     16      686      8      897
50530   University Towers              26,500,000.00             None                936          0      0        0      0        0
50546   Heatherton Estates
        Apartments                      5,693,147.12         Electric/Gas              0          0     60      381    176      510
50555   Loch Raven Apartments           8,212,059.30         Electric/Gas              3        382    261      430    250      518
50569   Charlestown Properties          2,096,197.35         Electric/Gas              0          0      4      698     23    1,112
50587   Summerfield Apts                3,294,062.72         Electric/Gas              0          0     24      493     80      569
50597   La Aloma Apartments             4,092,527.80           Electric                0          0     40      452    124      525
50606   The Landings at Bivens Arm
        Apts.                           6,702,025.32         Electric/Gas              0          0      0        0     12      749

          3 BEDROOM       4 BEDROOM
        -------------   -------------
 LOAN   # OF     AVG    # OF     AVG
NUMBER  UNITS   RENT    UNITS   RENT
------  -----   -----   -----   -----
50399      6      664      0        0
50404      0        0      0        0
50408      0        0      0        0
50410     16      599      0        0
50412      0        0      0        0
50414      4      615      0        0
50416      1      610      0        0
50417      0        0      0        0
50420     56    1,030      0        0
50430     48      559      0        0
50431     36      405      0        0
50432      0        0      0        0
50446      0        0      0        0
50450     10    1,520      0        0
50451      0        0      0        0
50452      0        0      0        0
50453      0        0      0        0
50462      0        0      0        0
50465      0        0      0        0
50468      0        0      0        0
50469      0        0      0        0
50489      9    1,200      2    1,600
50490      0        0      0        0
50494     48      686      2      730
50501      0        0      0        0
50503      2    1,225      0        0
50530      0        0      0        0
50546
          20      659      0        0
50555      1      620      0        0
50569      0        0      0        0
50587      0        0      0        0
50597     20      659      0        0
50606
          40      950     40    1,215

                                                                         ANNEX C

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                               PAGE(S)
------------------                                               -------
Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Other Required Information                                          4
Ratings Detail                                                      5
Current Mortgage Loan and Property Stratification Tables           6-8
Mortgage Loan Detail                                                9
Principal Prepayment Detail                                        10
Historical Detail                                                  11
Reconciliation Detail                                              12
Delinquency Loan Detail                                            13
Specially Serviced Loan Detail                                    14-15
Modified Loan Detail                                               16
Liquidated Loan Detail                                             17


          UNDERWRITER                                       SERVICER                          SPECIAL SERVICER
NationsBanc Montgomery Securities, LLC            Midland Loan Services, L.P.             Lennar Partners, Inc.
NationsBanc Corporate Center                      210 West 10th Street                    700 N.W. 107th Avenue
100 North Tryon Street                            Kansas City, Missouri 64105             Miami, Florida 33172
Charlotte, North Carolina 28255


Contact:                                          Contact:       Brad Hauger              Contact:       Steve Engel
Phone Number:                                     Phone Number:  (816) 435-5175           Phone Number:  (305) 229-6407

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsiblity for the accuracy or completeness of information furnished by third parties.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                        CERTIFICATE DISTRIBUTION DETAIL

                                                                                                     Realized Loss/
                    Pass-Through   Original   Beginning     Principal      Interest    Prepayment   Additional Trust      Total
Class     CUSIP         Rate       Balance     Balance    Distribution   Distribution   Penalties     Fund Expenses    Distribution
 A-1                 0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
 A-2                 0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
 A-3                 0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  B                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  C                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  D                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  E                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  F                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  G                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  H                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  J                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
  K                  0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
 R-I                 0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00
R-II                 0.000000%       0.00       0.00          0.00           0.00          0.00            0.00            0.00

Totals                               0.00       0.00          0.00           0.00          0.00            0.00            0.00


                                   Current
               Ending           Subordination
Class          Balance             Level(1)
 A-1            0.00                 0.00%
 A-2            0.00                 0.00%
 A-3            0.00                 0.00%
  B             0.00                 0.00%
  C             0.00                 0.00%
  D             0.00                 0.00%
  E             0.00                 0.00%
  F             0.00                 0.00%
  G             0.00                 0.00%
  H             0.00                 0.00%
  J             0.00                 0.00%
  K             0.00                 0.00%
 R-I            0.00                 0.00%
R-II            0.00                 0.00%

Totals          0.00


                                      Original       Beginning                                                    Ending
                    Pass-Through      Notional       Notional       Interest       Prepayment        Total       Notional
Class     CUSIP         Rate           Amount         Amount      Distribution      Penalties     Distribution    Amount
 X-1                  0.000000%         0.00           0.00           0.00            0.00            0.00         0.00
 X-2                  0.000000%         0.00           0.00           0.00            0.00            0.00         0.00


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                           CERTIFICATE FACTOR DETAIL

                                                                                              Realized Loss/
                        Beginning         Principal           Interest         Prepayment    Additional Trust       Ending
Class     CUSIP          Balance        Distribution        Distribution        Penalties      Fund Expenses        Balance
 A-1                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
 A-2                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
 A-3                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  B                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  C                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  D                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  E                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  F                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  G                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  H                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  J                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  K                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
 R-I                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
R-II                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000

                       Beginning                                            Ending
                        Notional          Interest         Prepayment      Notional
Class     CUSIP          Amount         Distribution        Penalties       Amount
 X-1                   0.00000000        0.00000000        0.00000000     0.00000000
 X-2                   0.00000000        0.00000000        0.00000000     0.00000000

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                           OTHER REQUIRED INFORMATION

Sec 4.02(a)(iii)
Available Distribution Amount                                         0.00


Sec 4.02(a)(xiii)
Principal Distribution Amount                                         0.00
     (a) Principal portion of Monthly Payments              0.00
         and any Assumed Monthly Payments

     (b) Principal Prepayments                              0.00

     (c) Collection of Principal on a Balloon               0.00
         Loan after its Stated Maturity Date

     (d) Liquidation Proceeds and Insurance                 0.00
         Proceeds received on a Mortgage Loan

     (e) Liquidation Proceeds, Insurance Proceeds,          0.00
         or REO Revenues received on an REO

     Plus the excess of the prior Principal Distribution    0.00
     Amount over the principal paid to the Sequential
     Pay Certificates


Sec 4.02(a)(v) and (vi)
Aggregate Number of Outstanding Loans                                    0

Aggregate Stated Principal Balance of the Mortgage Pool
before distribution                                                   0.00

Aggregate Stated Principal Balance of the Mortgage Pool
after distribution                                                    0.00


Sec 4.02(a)(xiii)
Total Servicing and Special Servicing Fee paid                        0.00
     Servicing Fee paid                                     0.00
     Special Servicing Fee paid                             0.00

Trustee Fee paid                                                      0.00


Sec 4.02(a)(xiv)
Additional Trust Fund Expenses                                        0.00
     (i)   Fees paid to Special Servicer                    0.00
     (ii)  Interest on Advances                             0.00
     (iii) Cost of opinions of counsel                      0.00
     (iv)  Unanticipated expenses of the Trust              0.00
     (v)   Cost to remedy adverse environmental             0.00
           conditions of a defaulted Mortgage Loan
     (vi)  Other expenses of the Trust Fund not             0.00
           included in the calculation of "Realized Loss"



Appraisal Reduction Amount

                    Appraisal        Date Appraisal
  Loan              Reduction           Reduction
 Number               Amount            Effected











 Total

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                                 Ratings Detail

                                         Original Ratings                 Current Ratings (1)
               Class     CUSIP     DCR   Fitch   Moody's   S&P        DCR   Fitch  Moody's   S&P

                A-1
                A-2
                A-3
                X-1
                X-2
                 B
                 C
                 D
                 E
                 F
                 G
                 H
                 J
                 K


            NR  - Designates that the class was not rated by the above agency at the time of original issuance.
             X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
            N/A - Data not available this period.

    1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.      Fitch IBCA, Inc.              Moody's Investors Service       Standard & Poor's Rating Services
55 East Monroe Street                One State Street Plaza        99 Church Street                26 Broadway
Chicago, Illinois 60603              New York, New York 10004      New York, New York 10007        New York, New York 10004
(312) 368-3100                       (212) 908-0500                (212) 553-0300                  (212) 208-8000

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                    SCHEDULED BALANCE                                                      STATE  (3)
 Scheduled    # of    Scheduled   % of   WAM        Weighted          State    # of     Scheduled    % of    WAM          Weighted
  Balance     Loans     Balance   Agg.   (2)  WAC  Avg DSCR(1)                 Props.    Balance     Agg.    (2)   WAC   Avg DSCR(1)
                                  Bal.                                                               Bal.










 Totals                                                               Totals


See footnotes on last page of this section.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  Debt Service Coverage Ratio                                              Property Type  (3)
 Debt Service     # of    Scheduled   % of    WAM          Weighted        Property  # of   Scheduled   % of  WAM        Weighted
Coverage Ratio    Loans    Balance     Agg.   (2)   WAC   Avg DSCR (1)       Type    Props.  Balance    Agg.  (2)  WAC  Avg DSCR (1)
                                       Bal.                                                             Bal.





Totals                                                                      Totals








                          Note Rate                                                            Seasoning
     Note         # of    Scheduled   % of    WAM          Weighted        Seasoning  # of   Scheduled  % of  WAM        Weighted
     Rate         Loans    Balance     Agg.   (2)   WAC   Avg DSCR (1)                Loans   Balance    Agg. (2)  WAC  Avg DSCR (1)
                                       Bal.                                                              Bal.







Totals                                                                      Totals

See footnotes on last page of this section.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Anticipated Remaining Term (ARD and Balloon Loans)

Anticipating Remaining        # of      Scheduled      % of      WAM                 Weighted
     Term (2)                 Loans       Balance      Agg.      (2)       WAC       Avg DSCR (1)
                                                       Bal.





Totals






                                  Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization        # of      Scheduled      % of      WAM                 Weighted
     Tern                     Loans      Balance        Agg.     (2)       WAC       Avg DSCR (1)
                                                        Bal.





                                          Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated              # of      Scheduled      % of      WAM       WAC       Weighted
     Team                     Loans      Balance       Agg.      (2)                 Avg DSCR (1)
                                                       Bal.





  Totals







                                                Age of Most Recent NOI
Age of Most  Seasoning        # of      Scheduled      % of      WAM                 Weighted
Recent NIOI                   Loans      Balance       Agg.      (2)       WAC       Avg DSCR (1)
                                                       Bal.




Totals


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note:  There are no ARD Loans included in the Mortgage Pool.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                              MORTGAGE LOAN DETAIL

                                                                            Anticipated              Neg.    Beginning     Ending
 Loan            Property                  Interest    Principal    Gross    Repayment   Maturity    Amort   Scheduled   Scheduled
Number    ODCR    Type(1)   City   State    Payment     Payment     Coupon      Date       Date      (Y/N)    Balance     Balance










Totals

            Paid      Appraisal      Appraisal       Res.      Mod.
 Loan       Thru      Reduction      Reduction      Strat.     Code
Number      Date        Date          Amount         (2)        (3)











Totals

                             (1) Property Type Code

                    MF - Multi-Family             OF - Office
                    RT - Retail                   MU - Mixed Use
                    HC - Health Care              LO - Lodging
                    IN - Industrial               SS - Sell Storage
                    WH - Warehouse                OT - Other
                    MH - Mobile Home Park


                          (2) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure


                             (3) Modification Code

                          1 - Maturity Date Extension
                          2 - Amortization Change
                          3 - Principal Write-Off
                          4 - Combination

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                               HISTORICAL DETAIL

                                  Delinquencies                                               Prepayments        Rate and Maturities
Distri-                                                                                                            Next
bution  30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications  Curtailments    Payoff   Weigted Avg.
 Date   #  Balance  #  Balance     #  Balance     #  Balance  # Balance   #  Balance     #  Amount    #  Amount  Coupon Remit   WAM

















Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                          PRINCIPAL PREPAYMENT DETAIL


                Offering Document         Principal Prepayment Amount                      Prepayment Penalties
Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Premium












  Totals

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                             RECONCILIATION DETAIL

               ADVANCE SUMMARY                                           SERVICING FEE BREAKDOWNS
P & I Advances Outstanding              0.00           Current Period Accrued Servicing Fees                  0.00
Servicing Advances Outstanding          0.00           Less Delinquent Servicing Fees                         0.00
                                                       Less Reductions to Servicing Fees                      0.00
Reimursement for Interest on Advances   0.00           Plus Servicng Fees for Delinquent Payments Received    0.00
paid from general collections                          Plus Adjustments for Prior Servicing Calculation       0.00
                                                       Total Servicing Fees Collected                         0.00


CERTIFICATE INTEREST RECONCILIATION

          Accrued        Net Aggregate      Distributable        Distributable       Additional                    Remaining Unpaid
        Certificate        Prepayment        Certificate    Certificate Interest   Trust Fund      Interest        Distributable
Class    Interest     Interest Shortfall      Interest           Adjustment         Expenses     Distribution   Certificate Interest
 A-1
 A-2
 A-3
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K

Total

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                            DELINQUENCY LOAN DETAIL

                  Offering       # of                    Current   Outstanding   Status of   Resolution
                  Document      Months    Paid Through     P&I         P&I        Mortgage    Strategy     Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.       Date       Advances  Advances**     Loan(1)      Code(2)   Transfer Date      Date











Totals

                Current      Outstanding
               Servicing      Servicing                          REO
Loan Number     Advances       Advances     Bankruptcy Date      Date












Totals


                          (1) Status of Mortgage Loan

          A - Payment Not Received           2 - Two Months Delinquent
              But Still in Grace Period      3 - Three Or More Months Delinquent
          B - Late Payment But Less          4 - Assumed Scheduled Payment
              Than 1 Month Delinquent            (Performing Matured Balloon)
          0 - Current                        7 - Foreclosure
          1 - One Month Delinquent           9 - REO


                          (2) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure


** Outstanding P & I Advances include the current period advance

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                          Offering      Servicing  Resolution                                                     Net
Distribution    Loan      Document       Transfer   Strategy   Scheduled  Property          Interest  Actual   Operating  NOI
    Date       Number  Cross-Reference     Date      Code(1)    Balance    Type(2)   State    Rate    Balance    Income   Date  DSCR










                                                     Remaining
Distribution    Loan     Note       Maturity       Amortization
    Date       Number    Date         Date             Team



















                          (1) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure

                             (2) Property Type Code

                    MF - Multi-Family             OF - Office
                    RT - Retail                   MU - Mixed Use
                    HC - Health Care              LO - Lodging
                    IN - Industrial               SS - Sell Storage
                    WH - Warehouse                OT - Other
                    MH - Mobile Home Park

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                             SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection  Phase 1 Date  Appraisal  Appraisal    Other REO
   Date       Number  Cross-Reference   Code (1)      Date                      Date      Value   Property Revenue           Comment









                          (1) Resolution Strategy Code

                    1 - Modification         7 - REO
                    2 - Foreclosure          8 - Resolved
                    3 - Bankruptcy           9 - Pending Return
                    4 - Extension                to Master Servicer
                    5 - Note Sale           10 - Deed In Lieu Of
                    6 - DPO                      Foreclosure

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                                    MODIFIED LOAN DETAIL

               Offering
  Loan         Document      Pre-Modification     Modification Date                               Modification Description
 Number    Cross-Reference       Balance








Total

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 509-1630
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          4/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           3/31/98


                            LIQUIDATED LOAN DETAIL

                 Final Recovery       Offering                                                          Gross Proceeds    Aggregate
                 Determination        Document         Appraisal    Appraisal     Actual      Gross        as a % of    Liquidation
Loan Number          Date          Cross-Reference       Date         Value       Balance    Proceeds    Actual Balance  Expenses*












             Net              Net Proceeds                           Repurchased
Loan     Liquidation           as a % of              Realized        by Seller
Number    Proceeds           Actual Balance             Loss            (Y/N)











Current Total

Cumulative Total

*Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

PROSPECTUS

                        NATIONSLINK FUNDING CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund" to be formed by NationsLink(SM) Funding Corporation (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination".

                                                  (cover continued on next page)
                            ------------------------

  PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF
    PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT
     REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES, INCLUDING NATIONSBANK CORPORATION, THE DEPOSITOR'S ULTIMATE PARENT.
 NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED
      IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 15 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include NationsBanc Montgomery Securities LLC, an affiliate of the Depositor, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                The date of this Prospectus is February 23, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the NationsBank Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT.......................................    3
AVAILABLE INFORMATION.......................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4
SUMMARY OF PROSPECTUS.......................................    8
RISK FACTORS................................................   15
  Limited Liquidity of Offered Certificates.................   15
  Limited Assets............................................   15
  Credit Support Limitations................................   16
  Effect of Prepayments on Average Life of Certificates.....   16
  Effect of Prepayments on Yield of Certificates............   18
  Limited Nature of Ratings.................................   18
  Certain Factors Affecting Delinquency, Foreclosure and
     Loss of the Mortgage Loans.............................   18
  Inclusion of Delinquent and Nonperforming Mortgage Loans
     in a Mortgage Asset Pool...............................   21
DESCRIPTION OF THE TRUST FUNDS..............................   22
  General...................................................   22
  Mortgage Loans............................................   22
  MBS.......................................................   26
  Certificate Accounts......................................   27
  Credit Support............................................   27
  Cash Flow Agreements......................................   27
YIELD AND MATURITY CONSIDERATIONS...........................   27
  General...................................................   27
  Pass-Through Rate.........................................   27
  Payment Delays............................................   28
  Certain Shortfalls in Collections of Interest.............   28
  Yield and Prepayment Considerations.......................   28
  Weighted Average Life and Maturity........................   30
  Other Factors Affecting Yield, Weighted Average Life and
     Maturity...............................................   30
THE DEPOSITOR...............................................   32
DESCRIPTION OF THE CERTIFICATES.............................   32
  General...................................................   32
  Distributions.............................................   33
  Distributions of Interest on the Certificates.............   34
  Distributions of Principal of the Certificates............   35
  Distributions on the Certificates in Respect of Prepayment
     Premiums or in Respect
     of Equity Participations...............................   35
  Allocation of Losses and Shortfalls.......................   36
  Advances in Respect of Delinquencies......................   36
  Reports to Certificateholders.............................   37
  Voting Rights.............................................   38
  Termination...............................................   38
  Book-Entry Registration and Definitive Certificates.......   39
THE POOLING AND SERVICING AGREEMENTS........................   40
  General...................................................   40
  Assignment of Mortgage Loans; Repurchases.................   41
  Representations and Warranties; Repurchases...............   42

                                                              PAGE
                                                              ----
  Collection and Other Servicing Procedures.................   43
  Sub-Servicers.............................................   45
  Certificate Account.......................................   45
  Modifications, Waivers and Amendments of Mortgage Loans...   48
  Realization Upon Defaulted Mortgage Loans.................   48
  Hazard Insurance Policies.................................   50
  Due-on-Sale and Due-on-Encumbrance Provisions.............   50
  Servicing Compensation and Payment of Expenses............   51
  Evidence as to Compliance.................................   51
  Certain Matters Regarding the Master Servicer, the Special
     Servicer, the REMIC Administrator
     and the Depositor......................................   52
  Events of Default.........................................   53
  Rights Upon Event of Default..............................   54
  Amendment.................................................   54
  List of Certificateholders................................   55
  The Trustee...............................................   55
  Duties of the Trustee.....................................   55
  Certain Matters Regarding the Trustee.....................   56
  Resignation and Removal of the Trustee....................   56
DESCRIPTION OF CREDIT SUPPORT...............................   56
  General...................................................   56
  Subordinate Certificates..................................   57
  Insurance or Guarantees with Respect to Mortgage Loans....   57
  Letter of Credit..........................................   57
  Certificate Insurance and Surety Bonds....................   58
  Reserve Funds.............................................   58
  Credit Support with respect to MBS........................   58
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................   58
  General...................................................   59
  Types of Mortgage Instruments.............................   59
  Leases and Rents..........................................   59
  Personalty................................................   60
  Foreclosure...............................................   60
  Bankruptcy Laws...........................................   63
  Environmental Considerations..............................   64
  Due-on-Sale and Due-on-Encumbrance Provisions.............   66
  Junior Liens; Rights of Holders of Senior Liens...........   66
  Subordinate Financing.....................................   67
  Default Interest and Limitations on Prepayments...........   68
  Applicability of Usury Laws...............................   68
  Certain Laws and Regulations..............................   68
  Americans with Disabilities Act...........................   69
  Soldiers' and Sailors' Civil Relief Act of 1940...........   69
  Forfeitures in Drug and RICO Proceedings..................   69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................   70
  General...................................................   70
  REMICs....................................................   71
  Grantor Trust Funds.......................................   86

                                                              PAGE
                                                              ----
STATE AND OTHER TAX CONSEQUENCES............................   94
CERTAIN ERISA CONSIDERATIONS................................   95
  General...................................................   95
  Plan Asset Regulations....................................   95
  Insurance Company General Accounts........................   96
  Consultation With Counsel.................................   97
  Tax Exempt Investors......................................   97
LEGAL INVESTMENT............................................   97
USE OF PROCEEDS.............................................   99
METHOD OF DISTRIBUTION......................................   99
LEGAL MATTERS...............................................  100
FINANCIAL INFORMATION.......................................  100
RATING......................................................  101
INDEX OF PRINCIPAL DEFINITIONS..............................  102

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED.........  Mortgage pass-through certificates.

DEPOSITOR..................  NationsLink(SM) Funding Corporation, a Delaware
                             corporation and a wholly-owned subsidiary of NationsBanc Mortgage Capital Corporation, a Texas corporation. See "The Depositor".

TRUSTEE....................  The trustee (the "Trustee") for each series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "The Pooling and
                             Servicing Agreements -- The Trustee".

MASTER SERVICER............  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor. See "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor".

SPECIAL SERVICER...........  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. The Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor. See "The Pooling and Servicing Agreements -- Collection and Other Servicing Procedures".

MBS ADMINISTRATOR..........  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be an affiliate of the Depositor.

REMIC ADMINISTRATOR........  The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a series of Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC Administrator may be an affiliate of the Depositor and/or may also be acting as Master Servicer, Special Servicer, Trustee or MBS Administrator. See "Certain Federal Income Tax
                             Consequences -- REMICs -- Reporting and Other Administrative Matters."

THE MORTGAGE ASSETS........  The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or

                             (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (i) restaurants; (ii) entertainment or sports arenas; or (iii) marinas. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                             As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and
                             (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds -- Mortgage Loans".

                             If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements".

                             If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds -- MBS".

THE CERTIFICATES...........  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                             As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                             (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                             If so specified in the related Prospectus
                             Supplement, a series of Certificates may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates".

                             Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC

                             Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                             If so specified in the related Prospectus
                             Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                             The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors -- Limited Assets".

DISTRIBUTIONS OF INTEREST
ON THE CERTIFICATES........  Interest on each class of Offered Certificates
                             (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates", "Yield and Maturity
                             Considerations -- Certain Shortfalls in Collections of Interest" and "Description of the Certificates -- Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL
OF THE CERTIFICATES........  Each class of Certificates of each series (other than certain classes of Stripped Interest
                             Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of
                             Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates -- Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH
FLOW AGREEMENTS............  If so provided in the related Prospectus
                             Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or
                             (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                             Factors -- Credit Support Limitations",
                             "Description of the Trust Funds -- Credit Support" and "-- Cash Flow Agreements" and "Description of Credit Support".

ADVANCES...................  If and to the extent provided in the related
                             Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Advances in Respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates -- Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION.......  If so specified in the related Prospectus
                             Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates -- Termination".

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.............  The Certificates of each series will constitute or evidence ownership of either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                             Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

CERTAIN ERISA
CONSIDERATIONS.............  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT...........  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING.....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     General. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination".

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling and Servicing Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations". See also "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" herein regarding the enforceability of Prepayment Premiums.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     General. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by Multifamily Properties and/or Commercial Properties. Mortgage loans made on the security of Multifamily or Commercial Property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See

"Description of the Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of Net Operating Income, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any Mortgaged Property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the Net Operating Income and the value of the Mortgaged Property and the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel, or the restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation".

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

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. Accordingly, a creditor seeking to enforce remedies against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" may be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized Mortgage Loans may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing
Agreements -- Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

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

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "The Pooling and Servicing Agreements -- Hazard Insurance Policies".

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus

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

Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds -- Mortgage Loans -- General".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (i) restaurants; (ii) entertainment or sports arenas; (iii) marinas; or (iv) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of

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

a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend

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

substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

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

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may

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

be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or
(iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,
(viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if

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

any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the

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

anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or

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

adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or

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

shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLinkSM Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of NationsBanc Mortgage Capital Corporation, a Texas corporation. The Depositor maintains its principal office at NationsBank Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates

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

or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in

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

proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

          (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

          (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

          (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

          (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

          (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

          (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period", which is the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date;

          (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

          (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

          (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

          (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing

Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the

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

Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such

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

Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy,

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

appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus

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

Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

          (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

          (vi) any amounts paid under any Cash Flow Agreement;

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

          (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

          (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

          (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

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

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

          (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

          (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and
     "-- Certain Matters Regarding the Trustee";

          (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

          (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

          (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

          (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

          (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

          (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

          (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will

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

be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected

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

in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it;
(ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The

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

Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement, (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

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

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the

Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or

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the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificate-

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holders of all amounts to which they are entitled under the related Pooling and
Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The

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

obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

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

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and

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

therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure

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actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and

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selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to

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and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce

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the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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     Superlien Laws.  Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or

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operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related

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Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage
Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is

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subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations

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issued thereunder (the "REMIC Regulations"). The OID Regulations do not
adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificate, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC

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

Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will

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

make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption

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

price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain

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upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market

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

discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those

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that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest

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

(including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

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

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

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

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC

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

Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by

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

such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28% for property held for more than one year but less than 18 months and 20% for property held for more than 18 months. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in

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

such entity, then a tax will be imposed on such entity equal to the product of
(i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an

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audit, could result in an audit of a REMIC Residual Certificateholder's return.
No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence

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on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).
It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)

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

of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related

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Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de

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minimis will be calculated using the same test as in the REMIC discussion. See
"-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in

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income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account

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of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into

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account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt interests subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income, 28% on mid-term capital gains (generally, property held for more than one year but not more than 18 months), and 20% on long-term capital gains (generally, property held for more than 18 months). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

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     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of

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

any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan

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

assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but, on their face, do not include FAMC Certificates. Accordingly, even if such MBS (other than, perhaps, FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than, perhaps, FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1977, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and

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

Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will

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

be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. sec. 1.5), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include NationsBanc Montgomery Securities LLC ("NationsBanc"), an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NationsBanc in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which NationsBanc acts as principal. NationsBanc may also act as agent in such transactions. Sales may be made a negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of NationsBank Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

1997 Statement................              98
401(c) Regulations............              96
Accrual Certificates..........              11
Accrued Certificate
  Interest....................              34
Act...........................              65
ADA...........................              69
ARM Loans.....................              25
Available Distribution
  Amount......................              33
Book-Entry Certificates.......              33
Call Risk.....................              17
Cash Flow Agreement...........              12
CERCLA........................              65
Certificate Account...........              27
Certificate Balance...........              10
Certificate Owner.............              39
Certificateholder.............              40
Closing Date..................              73
Code..........................              13
Commercial Properties.........           9, 22
Commission....................               3
Committee Report..............              72
Companion Class...............              35
Contingent Payment
  Regulations.................              93
Contributions Tax.............              83
Controlled Amortization
  Class.......................          10, 35
Cooperatives..................              22
CPR...........................              30
Credit Support................              12
Crime Control Act.............              69
Cut-off Date..................          11, 35
Debt Service Coverage Ratio...              23
Definitive Certificates.......              33
Depositor.....................       cover, 32
Determination Date............          28, 33
Direct Participants...........              39
Distribution Date.............              11
Distribution Date Statement...              37
DOL...........................              95
DTC...........................               3
Due Dates.....................              25
Due Period....................              28
Equity Participation..........              25
ERISA.........................          13, 95
Events of Default.............              53
Excess Funds..................              32
Exchange Act..................               4
Extension Risk................              17
FAMC..........................              26
FFIEC.........................              98
FHLMC.........................              26
FNMA..........................              26
GNMA..........................              26
Garn Act......................              66
Grantor Trust Certificates....              13
Grantor Trust Fractional
  Interest Certificate........              86
Grantor Trust Fund............              70
Grantor Trust Strip
  Certificate.................              86
Indirect Participants.........              39
Insurance and Condemnation
  Proceeds....................              46
IRS...........................              49
Issue Premium.................              78
Letter of Credit Bank.........              57
Liquidation Proceeds..........              46
Loan-to-Value Ratio...........              24
Lock-out Date.................              25
Lock-out Period...............              25
Manager.......................               8
Mark-to-Market Regulations....              81
Master Servicer...............               8
MBS...........................           9, 22
MBS Administrator.............               8
MBS Agreement.................              26
MBS Issuer....................              26
MBS Servicer..................              26
MBS Trustee...................              26
Mortgage......................              22
Mortgage Asset Seller.........              22
Mortgage Asset Pool...........           cover
Mortgage Assets...............       cover, 22
Mortgage Loans................    cover, 8, 22
Mortgage Notes................              22
Mortgage Rate.................               9
Mortgaged Properties..........              22
Multifamily Properties........           8, 22
NationsBanc...................              99
NCUA..........................              98
Net Leases....................              24
Net Operating Income..........              23
Nonrecoverable Advance........              36
Notional Amount...............              11
OCC...........................              98
OID Regulations...............              70

Offered Certificates..........           cover
Originator....................              22
OTS...........................              97
Participants..................              39
Parties in Interest...........              95
Pass-Through Rate.............              11
Percentage Interest...........              34
Permitted Investments.........              45
Plan Asset Regulations........              95
Plans.........................              95
Policy Statement..............              98
Pooling and Servicing
  Agreement...................              10
Prepayment Assumption.........              72
Prepayment Interest
  Shortfall...................              28
Prepayment Period.............              37
Prepayment Premium............              25
Prohibited Transactions Tax...              83
Prospectus Supplement.........           cover
PTCE..........................              96
PTCE 95-60....................              96
Purchase Price................              42
Rating Agency.................              14
RCRA..........................              65
Record Date...................              33
Related Proceeds..............              36
Relief Act....................              69
REMIC.........................           2, 70
REMIC Administrator...........               8
REMIC Certificates............              70
REMIC Provisions..............              70
REMIC Regular Certificates....              13
REMIC Regulations.............              71
REMIC Residual Certificates...              13
REO Property..................              43
Residual Owner................              96
RICO..........................              69
Senior Certificates...........              10
Senior Liens..................              22
SMMEA.........................              14
SPA...........................              30
Special Servicer..............               8
Stripped Interest
  Certificates................              10
Stripped Principal
  Certificates................              10
Subordinate Certificates......              10
Sub-Servicer..................              45
Sub-Servicing Agreement.......              45
Tax Exempt Investor...........              97
Tiered REMICs.................              72
Title V.......................              68
Trust Assets..................               3
Trustee.......................               8
UBTI..........................              97
UCC...........................              59
United States Person..........              86
Value.........................              24
Voting Rights.................              38
Warranting Party..............              42

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "NL9801.xls" The file "NL9801.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

             ======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement...........   S-7
Risk Factors...............................  S-20
Description of the Mortgage Pool...........  S-29
Servicing of the Mortgage Loans............  S-40
Description of the Certificates............  S-51
Yield and Maturity Considerations..........  S-69
Use of Proceeds............................  S-84
Certain Federal Income Tax Consequences....  S-84
Certain ERISA Considerations...............  S-86
Legal Investment...........................  S-89
Method of Distribution.....................  S-89
Legal Matters..............................  S-90
Ratings....................................  S-90
Index of Principal Definitions.............  S-92
Annex A....................................   A-1
Annex B....................................   B-1
Annex C....................................   C-1

                   PROSPECTUS

Prospectus Supplement......................     3
Available Information......................     3
Incorporation of Certain Information by
  Reference................................     4
Summary of Prospectus......................     8
Risk Factors...............................    15
Description of the Trust Funds.............    22
Yield and Maturity Considerations..........    27
The Depositor..............................    32
Description of the Certificates............    32
The Pooling and Servicing Agreements.......    40
Description of Credit Support..............    56
Certain Legal Aspects of Mortgage Loans....    58
Certain Federal Income Tax Consequences....    70
State and Other Tax Considerations.........    95
Certain ERISA Considerations...............    95
Legal Investment...........................    96
Use of Proceeds............................    98
Method of Distribution.....................    98
Financial Information......................    99
Rating.....................................    99
Index of Principal Terms...................   101

                            ------------------------
    THROUGH AND INCLUDING            , 1998, ALL DEALERS EFFECTING TRANSACTIONS
IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================
                                  $898,128,487

                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR

                        CLASS A-1, CLASS A-2, CLASS A-3,
                         CLASS X-1, CLASS X-2, CLASS B
                          CLASS C, CLASS D AND CLASS E

                        NATIONSLINK FUNDING CORPORATION
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-1

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                                 March   , 1998
             ======================================================